EXHIBIT 10.97

AMENDED AND RESTATED LOAN AGREEMENT

among

HEALTH POWER, INC.

COMPMANAGEMENT, INC.

COMPMANAGEMENT HEALTH SYSTEMS, INC.

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC.

CMI MANAGEMENT COMPANY

COMPMANAGEMENT OF VIRGINIA, INC.

COMPMANAGEMENT DISABILITY SERVICES COMPANY

CMI BARRON RISK MANAGEMENT SERVICES, INC.

OCTAGON RISK SERVICES, INC.

as Borrowers

WC HOLDINGS, INC.

as Guarantor

and

BANK ONE, N.A.

as Lender

October 3, 2003

TABLE OF CONTENTS

ARTICLE 1. AGREEMENT OF THE PARTIES
1.1	Restatement of Obligations
1.2	Balances of Loans
1.3	Compliance with Original Loan Documents
1.4	Continuation of Original Loan Documents

ARTICLE 2. REVOLVING CREDIT LOANS
2.1	Revolving Credit Commitment
2.2	Conversion Options
2.3	Revolving Credit Note
2.4	Cancellation and Reduction of Revolving Credit Commitment
2.5	Use of Funds
2.6	Additional Provisions and Limitations Relating to Eurodollar Rate Loans
2.7	Letters of Credit

ARTICLE 3. TERM LOAN
3.1	Term Loan Amount
3.2	Term Note
3.3	Optional Prepayments
3.4	Additional Provisions and Limitations Relating to Eurodollar Rate Portions
3.5	Mandatory Prepayments

ARTICLE 4. OCTAGON INTERIM TERM LOAN
4.1	Octagon Interim Term Loan Amount
4.2	Octagon Interim Term Note
4.3	Optional Prepayments

ARTICLE 5. FEES, PAYMENTS, SETOFFS, SECURITY, Default rate
5.1	Fees
5.2	Payments
5.3	Setoffs
5.4	Security
5.5	Default Rate

ARTICLE 6. CONDITIONS OF BORROWING
6.1	Conditions Precedent to the Term Loan, Octagon Interim Term Note and the Initial Revolving Credit Loan
6.2	Conditions Precedent to Each of the Loans

ARTICLE 7. REPRESENTATIONS AND WARRANTIES
7.1	Organization and Authority
7.2	Qualification
7.3	Investments; Guarantees; Liabilities
7.4	Tax Returns and Payments
7.5	Title to Properties; Liens

i

7.6	Litigation
7.7	Compliance with Law and Other Instruments
7.8	Financial Statements
7.9	Patents, Trademarks and Copyrights
7.10	No Margin Activity
7.11	ERISA
7.12	Adverse Contracts; Defaults
7.13	Environmental Laws
7.14	Disclosure
7.15	Insurance
7.16	Events of Default
7.17	Guarantor Single Purpose
7.18	Solvency, Etc.
7.19	[Reserved]
7.20	Octagon Stock Purchase Agreement
7.21	Certain Assurances

ARTICLE 8. AFFIRMATIVE COVENANTS
8.1	Bank Deposits
8.2	Financial Statements and Reports of the Company
8.3	Financial Statements of the Guarantor
8.4	Unaudited Financial Statements of the Company
8.5	[Reserved]
8.6	Inspection
8.7	Insurance
8.8	Payment of Taxes and Claims
8.9	Compliance with Laws
8.10	ERISA
8.11	Preservation of Corporate Existence
8.12	Maintenance of Tangible Assets
8.13	Notices of Certain Events
8.14	Records and Books of Account
8.15	Performance of Contracts
8.16	Notice of Material Litigation
8.17	Use of Proceeds
8.18	Ownership and Control of Borrowers and Guarantor
8.19	2003 Merger
8.20	[Reserved]
8.21	Compliance with the Octagon Stock Purchase Agreement
8.22	Compliance with the OBWC
8.23	St. Paul Information
8.24	Key Man Life Insurance Policies
8.25	Government Regulation

ARTICLE 9. NEGATIVE COVENANTS
9.1	Indebtedness
9.2	Liens and Other Encumbrances
9.3	Guaranties and Other Contingent Liabilities
9.4	Fundamental Changes
9.5	Creation of Subsidiaries
9.6	Loans or Advances
9.7	Investments
9.8	Sale and Leaseback
9.9	Disposition of Assets

9.10	Transactions with Affiliates
9.11	[Reserved]
9.12	Sale of Accounts
9.13	Capital Expenditures
9.14	[Reserved]
9.15	Minimum Fixed Charge Coverage Ratio
9.16	Ratio of Funded Indebtedness to EBITDA
9.17	Management Fees
9.18	Dividends and Payments
9.19	Issuance of Capital Stock
9.20	Prohibition of Change in Fiscal Year
9.21	Amendment to Other Documents
9.22	Management
9.23	Pledge Rights Not a “Change”

ARTICLE 10. EVENTS OF DEFAULT
10.1	Event of Default
10.2	Consequences of Event of Default

ARTICLE 11. MISCELLANEOUS
11.1	Notices
11.2	Term of Agreement; Termination; Successors and Assigns
11.3	No Implied Rights or Waivers
11.4	Applicable Law
11.5	Modifications, Amendments or Waivers
11.6	Counterparts
11.7	Headings
11.8	Expenses
11.9	Accounting Terms
11.10	Severability
11.11	Waiver of Jury Trial; Consent to Venue
11.12	Entire Agreement
11.13	Certificates, Etc
11.14	Waiver of Certain Defenses
11.15	USA Patriot Act Notification

ARTICLE 12. DEFINITIONS

Signatures

EXHIBITS:

Exhibit A	Amended and Restated Revolving Credit Note
Exhibit B	Amended and Restated Term Note
Exhibit C	Octagon Interim Term Note
Exhibit D	Amended and Restated Borrower Security Agreement
Exhibit E	Amended and Restated Copyright Security Agreement
Exhibit F	Amended and Restated Stock Pledge Agreement
Exhibit G	Amended and Restated Collateral Assignment of Leasehold Interests
Exhibit H	Amended and Restated Assignment of Life Insurance Policies
Exhibit I	Opinion of Counsel to Borrowers and Guarantor
Exhibit J	Definitions

SCHEDULES:

Schedule 7.1	Affiliates, Directors and Officers
Schedule 7.5	Leases
Schedule 7.6	Litigation and Other Proceedings
Schedule 7.9	Patents, Trademarks and Copyrights
Schedule 9.10	Transactions with Affiliates

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made and entered into in Columbus, Ohio effective as of October 3, 2003, by and between HEALTH POWER, INC., a Delaware corporation (the “Company”), COMPMANAGEMENT, INC., an Ohio corporation (“CMI”), COMPMANAGEMENT HEALTH SYSTEMS, INC., an Ohio corporation (“CHSI”), COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation (formerly named M&N Risk Management, Inc.) (“MNRMI”), CMI MANAGEMENT COMPANY, an Ohio corporation (formerly named M&N Enterprises, Inc.) (“CMIMC”), COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation (formerly named Trigon Administrators, Inc.) (“CVI”), COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation and a wholly owned subsidiary of CVI (formerly named Trigon Disability Services Company) (“CDSC”), CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation (formerly named Barron Risk Management Services, Inc.) (“Barron Risk”), and OCTAGON RISK SERVICES, INC., a Minnesota corporation (“Octagon”), as borrowers (individually, a “Borrower” and collectively, the “Borrowers”), WC HOLDINGS, INC., a Delaware corporation, as guarantor (the “Guarantor”), and BANK ONE, N.A., a national banking association with its corporate headquarters in Columbus, Ohio, as lender (the “Lender”).

Recitals

The following recitals are representations with respect to certain factual matters that form the basis of this Agreement and are an integral part of this Agreement.

A.            Pursuant to the terms and conditions of a certain Loan Agreement dated as of December 21, 2000 by and among the Company, CMI, CHSI, MNRMI and CMIMC, as borrowers (collectively, the “Original Borrowers”), the Guarantor, as guarantor, and the Lender (the “Original Loan Agreement”), the Lender agreed to make to the Original Borrowers (i) loans (collectively, the “Prior Revolving Credit Loans”) up to the maximum aggregate sum of $8,000,000 under a revolving line of credit (the “Original Revolving Credit Commitment”) and (ii) a term loan in the maximum sum of $17,000,000 (the “Prior Term Loan”);

B.            To evidence the Prior Revolving Credit Loans, the Original Borrowers executed a certain Revolving Credit Note dated December 21, 2000 (the “Original Revolving Credit Note”), whereby the Original Borrowers promised to pay to the order of the Lender, on or before December 31, 2002, the Prior Revolving Credit Loans, together with interest as set forth in the Original Loan Agreement;

C.            To evidence the Prior Term Loan, the Original Borrowers executed a certain Term Note dated December 21, 2000 (the “Original Term Note” and, collectively with the Original Revolving Credit Note, the “Original Notes”), whereby the Original Borrowers promised to pay to the order of the Lender, on or before December 31, 2005, the Prior Term Loan, together with interest as set forth in the Original Loan Agreement;

D.            To secure the Original Loan Agreement and the Original Notes, the Lender and each Original Borrower entered into (i) a separate Borrower Security Agreement dated as of December 21, 2000 (individually, an “Original Borrower Security Agreement” and collectively, the “Original Borrower Security Agreements”) and (ii) a separate Security Agreement Re: Patents, Trademarks and Copyrights dated as of December 31, 2000 (individually, an “Original Copyright Security Agreement” and collectively, the “Original Copyright Security Agreements”);

E.             To further secure the Original Loan Agreement and the Original Notes, the Lender, on the one hand, and the Company or CMI, on the other hand, entered into four certain Stock Pledge Agreements dated as of December 21, 2000 (individually, an “Original Stock Pledge Agreement” and collectively, the “Original Stock Pledge Agreements”), pursuant to which the Company and CMI, as applicable, pledged and assigned to the Lender all of the shares of capital stock of CMI, CHSI, MNRMI and CMIMC;

F.             To further secure the Original Loan Agreement and the Original Notes, the Lender and CMI entered into two certain Assignments of Life Insurance Policies dated as of December 21, 2000 (individually, an “Original

Assignment of Life Insurance Policies” and collectively, the “Original Assignments of Life Insurance Policies”), pursuant to which CMI assigned to the Lender certain life insurance policies;

G.            To further secure the Original Loan Agreement and the Original Notes, the Lender and CMI entered into a certain Collateral Assignment of Leasehold Interest dated as of December 21, 2000, pursuant to which CMI assigned to the Lender all of its right, title and interest in, to and under the lease of CMI’s corporate headquarters facility located in Dublin, Ohio (the “Original Assignment of Leasehold Interest”);

H.            In consideration of the Lender entering into the Original Loan Agreement, the Guarantor agreed, by a certain Unconditional Guaranty Agreement dated as of December 21, 2000 (the “Original Guaranty”), to unconditionally guaranty the repayment of the Prior Revolving Credit Loans and the Prior Term Loan;

I.              To secure the Original Loan Agreement and the Original Notes and the Guarantor’s obligations under the Original Guaranty, the Lender and the Guarantor entered into a certain Guarantor Security Agreement dated as of December 21, 2000 (the “Original Guarantor Security Agreement”);

J.             Pursuant to the provisions of the Original Loan Agreement, the parties thereto entered into a certain ISDA Master Agreement dated as of December 21, 2000 (the “Original ISDA Master Agreement”);

K.            In connection with the execution of the Original Loan Agreement and the agreements, documents and instruments related thereto, the Original Borrowers, the Guarantor, the Lender and Banc One Mezzanine Corporation, a Delaware corporation (the “Subordinated Lender”), entered into a certain Intercreditor and Subordination Agreement (the “Original Intercreditor Agreement”);

L.             Effective as of April 1, 2001, CMI acquired all of the outstanding shares of capital stock of CVI pursuant to the terms and conditions of a certain Stock Purchase Agreement dated as of March 31, 2001 among Trigon Healthcare, Inc., a Virginia corporation (“Trigon”), Monticello Service Agency, Inc., a Virginia corporation and a wholly owned subsidiary of Trigon, and CMI (the “Trigon Stock Purchase Agreement”);

M.           Pursuant to a certain First Amendment to Loan Agreement dated May 9, 2001 (effective as of March 31, 2001) (the “First Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the Original Notes and the other related loan documents to, among other things:  (i) evidence the Lender’s consent to CMI’s acquisition of the shares of CVI and the consummation of the other transactions contemplated by the Trigon Stock Purchase Agreement; and (ii) cause CVI and CDSC to become additional co-borrowers under the Original Loan Agreement, the Original Notes and the related loan documents;

N.            Pursuant to the First Amendment, (a) the Original Borrowers, CVI and CDSC executed and delivered to the Lender (i) an Amended and Restated Term Note (the “First Restated Term Note”) and (ii) an Amended and Restated Revolving Credit Note (the “First Restated Revolving Credit Note” and, together with the First Restated Term Note, the “First Restated Notes”), (b) each of CVI and CDSC executed and delivered a Borrower Security Agreement and a Copyright Security Agreement (collectively, the “Original Trigon Security Agreements”), and (c) CMI and CVI each executed and delivered a Stock Pledge Agreement with respect to all of the outstanding shares of capital stock of CVI and CDSC, respectively (collectively, the “Original Trigon Stock Pledge Agreements”);

O.            Pursuant to a certain Second Amendment to Loan Agreement dated July 31, 2001 (the “Second Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) increase the principal amount of the First Restated Term Note from $17,000,000 to $22,500,000; and (ii) decrease the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $8,000,000 to $4,500,000;

P.             Pursuant to a certain Third Amendment to Loan Agreement dated February 28, 2002 (the “Third Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) consent to (a) the prepayment in full by the Guarantor of the Senior Subordinated Promissory Note dated December 21, 2000 in the original principal amount of $6,000,000 issued by the Guarantor to the Subordinated Lender (the “Subordinated Note”) and (b) the payment of a dividend in an amount up to the dollar amount of all of the Guarantor’s and Original Borrowers’

outstanding obligations owed to the Subordinated Lender (including, without limitation, all principal, interest, fees and expenses) by the Company to the Guarantor for purposes of permitting the Guarantor to prepay in full the Subordinated Note; (ii) increase the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $4,500,000 to $5,000,000; (iii) provide for the pledge and assignment by the Guarantor to the Lender of all of the shares of capital stock of the Company owned by the Guarantor, which shares had theretofore been pledged to the Subordinated Lender as security for the Subordinated Note; and (iv) provide for the assignment by CMI to the Lender of a certain additional life insurance policy covering the life of Robert J. Bossart in the amount of $3,000,000 that secured the Subordinated Note;

Q.            Pursuant to the Third Amendment, the Guarantor executed and delivered to the Lender (i) a Stock Pledge Agreement with respect to all of the shares of capital stock of the Company owned by the Guarantor (the “Original Guarantor Stock Pledge Agreement”) and (ii) an Assignment of Life Insurance Policies (the “Original Guarantor Assignment of Life Insurance Policies”);

R.            Pursuant to a certain Fourth Amendment to Loan Agreement dated as of August      , 2002 (the “Fourth Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to increase the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $5,000,000 to $6,000,000;

S.             Pursuant to a certain Fifth Amendment to Loan Agreement dated as of August      , 2002 (the “Fifth Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) increase the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $6,000,000 to $7,000,000; (ii) extend the maturity date of the First Restated Revolving Credit Note from December 31, 2002 until December 31, 2003; and (iii) increase the Applicable Margin for Eurodollar Rate Loans from 1.75% to 2.00%;

T.            Effective as of September 30, 2002, CMI acquired all of the outstanding shares of capital stock of Barron Risk (the “Barron Risk Shares”) pursuant to the terms and conditions of a certain Stock Purchase Agreement dated as of September 30, 2002 among CMI, Barron Risk and UICI, a Delaware corporation and the sole stockholder of Barron Risk (the “Barron Risk Stock Purchase Agreement”);

U.            In order to finance a portion of the purchase price of the Barron Risk Shares, the Lender made a Revolving Credit Loan to the Original Borrowers, CVI and CDSC in the amount of $1,000,000 (the “Barron Risk Revolving Credit Loan”);

V.            Pursuant to a certain Sixth Amendment to Loan Agreement dated December     , 2002 (the “Sixth Amendment”), the Original Borrowers, CVI, CDSC, Barron Risk, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) evidence the Lender’s consent to CMI’s acquisition of the Barron Risk Shares and the consummation of the other transactions contemplated by the Barron Risk Stock Purchase Agreement (the “Barron Risk Acquisition”); (ii) cause Barron Risk to become an additional co-borrower under the Original Loan Agreement, the First Restated Notes and the other loan documents; and (iii) provide for the making of an additional term loan to the Original Borrowers, CVI, CDSC and Barron Risk in the amount of $1,000,000 (which loan was treated as an increase in the principal amount of the Prior Term Loan) for the purpose of permitting the Original Borrowers, CVI, CDSC and Barron Risk to repay the Barron Risk Revolving Credit Loan (the Original Borrowers, CVI, CDSC and Barron Risk are sometimes hereinafter referred to collectively as the “Existing Borrowers”);

W.           Pursuant to the Sixth Amendment, (i) the Existing Borrowers executed and delivered to the Lender a certain Second Amended and Restated Revolving Credit Note of even date therewith (the “Second Restated Revolving Credit Note”) and a Second Amended and Restated Term Note of even date therewith (the “Second Restated Term Note” and, together with the Second Restated Revolving Credit Note, the “Second Restated Notes”), (ii) Barron Risk executed and delivered to the Lender a Borrower Security Agreement and a Copyright Security Agreement (collectively, the “Original Barron Risk Security Agreements”), and (iii) CMI executed and delivered a Stock Pledge Agreement with respect to all of the outstanding shares of capital stock of Barron Risk (the “Original Barron Risk Stock Pledge Agreement”);

X.            The Lender is still the holder and beneficiary of the Original Loan Agreement, Second Restated Notes, Original Borrower Security Agreements, Original Copyright Security Agreements, Original Stock Pledge Agreements, Original Assignments of Life Insurance Policies, Original Assignment of Leasehold Interest, Original Guaranty, Original Guarantor Security Agreement, Original ISDA Master Agreement, Original Trigon Security Agreements, Original Trigon Stock Pledge Agreements, Original Guarantor Stock Pledge Agreement, Original Guarantor Assignment of Life Insurance Policies, Original Barron Risk Security Agreements and Original Barron Risk Stock Pledge Agreement (such documents, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, together with all other documents related thereto, are hereinafter collectively referred to as the “Original Loan Documents”);

Y.            CMI and The St. Paul Companies, Inc., a Minnesota corporation (“St. Paul”), have entered into a certain Stock Purchase Agreement dated as of October 3, 2003 (the “Octagon Stock Purchase Agreement”), pursuant to which CMI has agreed to purchase from St. Paul all of the outstanding shares of capital stock of Octagon (the “Octagon Shares”) for an aggregate purchase price of $30,000,000, subject to the post-closing adjustment set forth in Section 2.2 of the Octagon Stock Purchase Agreement (the “Octagon Purchase Price”);

Z.            The parties hereto desire to amend and restate the Original Loan Documents in order to, among other things:  (i) evidence the Lender’s consent to CMI’s acquisition of the Octagon Shares and the consummation of the other transactions contemplated by the Octagon Stock Purchase Agreement (the “Octagon Acquisition”); (ii) cause Octagon to become an additional co-borrower under the Original Loan Documents, as amended and restated; (iii) increase the amount of the Original Revolving Credit Commitment and the Second Restated Revolving Credit Note, as amended and restated, from $7,000,000 to $8,000,000; (iv) increase the principal amount of the Prior Term Loan to $31,479,166.64; (v) provide for the making of an interim term loan in the principal amount of $12,000,000 by the Lender to the Borrowers in order to finance a portion of the Octagon Purchase Price; (vi) provide for certain additional security for the Loans (defined below); (vii) modify various provisions of the Original Loan Documents; and (viii) make certain other changes thereto in order to reflect the agreement of the parties set forth in this Agreement; and

AA.        In order to evidence the agreement of the parties and to reflect the terms and conditions of this Agreement, the parties shall execute and deliver this Agreement and the agreements, documents and instruments contemplated hereby.

Agreement

NOW THEREFORE, the Borrowers, the Guarantor and the Lender hereby agree as hereinafter set forth.

ARTICLE 1.  AGREEMENT OF THE PARTIES

1.1          Restatement of Obligations.  The parties hereto acknowledge and agree that this Agreement (i) amends and restates the existing obligations of the Existing Borrowers and the Guarantor under the Original Loan Agreement, as amended, (ii) is a continuation of the borrowings evidenced by the Original Loan Agreement, as amended, (iii) is not intended to be a novation of the Second Restated Notes or the obligations evidenced thereby, and (iv) is in substitution of and supersedes the Original Loan Agreement, as amended.  The Borrowers and the Guarantor, jointly and severally, covenant that they will perform and observe all covenants, agreements, stipulations and conditions on their part to be performed under the Original Loan Documents, as amended, restated and modified hereby, and the Exhibits hereto.

1.2          Balances of Loans.

(a)           The parties hereby acknowledge and agree that the outstanding principal balance of the Second Restated Revolving Credit Note as of October 3, 2003 (prior to the making of any additional Loans to finance the Octagon Acquisition) was $5,442,659.16 and that all accrued interest on the outstanding principal balance thereof has been paid through October 1, 2003.

(b)           The parties hereby acknowledge and agree that the outstanding principal balance of the Second Restated Term Note as of October 3, 2003 (prior to the making of any additional Loans to finance the

Octagon Acquisition) was $12,645,833.34 and that all accrued interest on the outstanding principal balance thereof has been paid through October 1, 2003.

1.3          Compliance with Original Loan Documents.  The Borrowers (other than Octagon) and the Guarantor hereby, jointly and severally, represent and warrant that they are in full compliance with all terms, conditions, covenants, agreements, stipulations, representations and warranties under the Original Loan Documents, and they hereby, jointly and severally, reaffirm the same as of the date hereof.

1.4          Continuation of Original Loan Documents.  Except as specifically modified herein and in the Exhibits hereto, the Original Loan Documents, as amended, restated and modified hereby, shall remain in full force and effect in all respects according to their terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by this Agreement and the Notes, as if the unpaid balance of the principal, with the interest accrued thereon, had originally been payable as provided for herein.  Except as specifically set forth herein and in the Exhibits hereto, nothing in this Agreement shall affect or impair any rights and powers that the Lender may have thereunder.

ARTICLE 2.  REVOLVING CREDIT LOANS

2.1          Revolving Credit Commitment.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Eight Million Dollars ($8,000,000) (the “Revolving Credit Commitment”).  The Revolving Credit Commitment shall be available to the Borrowers, subject to the limitations herein, in whole or part and from time to time until September 30, 2005, and any amounts borrowed may be repaid in whole or in part and reborrowed until such date.  Each borrowing under the Revolving Credit Commitment shall be made in accordance with the provisions of this Section 2.1, and shall be subject to the conditions of Article 5 hereof, and shall be in the initial principal amount of $100,000 or any integral multiple of $100,000 (a “Revolving Credit Loan”).

Each Revolving Credit Loan to be made in accordance with the provisions of this Section 2.1 shall, at the election of the Borrowers, be made either in the form of (i) a Variable Rate Loan (individually, a “Variable Rate Loan” and collectively, the “Variable Rate Loans”) or (ii) a Eurodollar Rate Loan (individually, a “Eurodollar Rate Loan” and collectively, the “Eurodollar Rate Loans”); provided, however, that the Borrowers shall not be permitted to have outstanding at any time more than a total of eight (8) Eurodollar Rate Loans and Eurodollar Rate Portions of the Term Loan, except as otherwise permitted by the Lender in its sole discretion.   Notwithstanding the foregoing, each Eurodollar Rate Loan shall be in the initial principal amount of $1,000,000 or any integral multiple of $100,000.  The aggregate unpaid principal amount of the Variable Rate Loans and the Eurodollar Rate Loans at any one time outstanding shall not exceed the Revolving Credit Commitment.

Each Revolving Credit Loan shall be made pursuant to the request of the Borrowers to the Lender which request for a Revolving Credit Loan shall specify (i) the total amount of the Revolving Credit Loan; (ii) the borrowing date (the “Borrowing Date”), which shall be a Business Day in the case of a Variable Rate Loan and a Eurodollar Banking Day in the case of a Eurodollar Rate Loan; and (iii) whether the Revolving Credit Loan is to be a Variable Rate Loan or a Eurodollar Rate Loan (and in the case of a Eurodollar Rate Loan, the length of the Interest Period).  Requests for Variable Rate Loans may be made on the applicable Borrowing Date.  Requests for Eurodollar Rate Loans shall be made at least three (3) Eurodollar Banking Days prior to the applicable Borrowing Date.

In the case of a request for a Eurodollar Rate Loan, the Lender shall not later than 11:00 a.m., Columbus, Ohio time two (2) Eurodollar Banking Days prior to the Borrowing Date, give notice to the Borrowers of the Adjusted Eurodollar Rate (including information as to the calculation thereof) applicable for the period requested by the Borrowers.  The Borrowers shall not later than 11:00 a.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Borrowing Date, give notice by telephone confirmed in writing to the Lender whether they wish (i) to complete such borrowing in the form of a Eurodollar Rate Loan; (ii) to complete such borrowing as a Variable Rate Loan; or (iii) to cancel their request for a Revolving Credit Loan.  Failure by the Borrowers to timely deliver such notice shall constitute cancellation of such request.

2.2          Conversion Options.  The Borrowers may elect from time to time to convert $1,000,000 or any amount in excess thereof in any integral multiple of $100,000 of the Variable Rate Loans then outstanding to Eurodollar Rate Loans by giving the Lender irrevocable telephone notice of such election as provided in this Section 2.2.  Each

Eurodollar Rate Loan shall automatically convert to a Variable Rate Loan upon its maturity unless the Borrowers elect to continue such Loan as a Eurodollar Rate Loan by giving the Lender irrevocable telephone notice of such election as provided in this Section 2.2.  Any such notice pursuant to this Section 2.2 shall be received by the Lender at least three (3) Eurodollar Banking Days prior to the proposed conversion date, which shall be a Eurodollar Banking Day, and shall specify (i) the conversion date and (ii) the length of the Interest Period.  If no Event of Default then exists, such conversion shall be made on the requested conversion date.

2.3          Revolving Credit Note.  The Revolving Credit Commitment shall be evidenced by a master amended and restated promissory note (the “Revolving Credit Note”) of the Borrowers executed by duly authorized officers thereof, which shall be in the form of Exhibit A attached hereto.  Each Revolving Credit Loan made by the Lender and each payment made on account of principal on the Revolving Credit Note shall be recorded by the Lender; provided, however, that the failure of the Lender to make such notation shall not limit or otherwise affect the obligations of the Borrowers under the Revolving Credit Note or this Agreement.  The Revolving Credit Note shall amend and restate, and be in substitution for, the Second Restated Revolving Credit Note and shall include the following terms:

(a)           Term.  The Revolving Credit Note shall be dated as of the date of this Agreement and shall be due and payable in full on or before September 30, 2005.

(b)           Interest Rate on Variable Rate Loans.  From its date, each Variable Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) on the unpaid principal balance at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 2.3(d)(iv), below).  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately upon and after the date of each such change in the Prime Rate.

Interest on the Variable Rate Loans shall be payable monthly on the first day of each calendar month (each an “Interest Payment Date”), commencing on the first day of the month following the initial disbursement of the initial Revolving Credit Loan.

(c)           Interest Rate on Eurodollar Rate Loans.  From its date, each Eurodollar Rate Loan shall bear interest during the period from the date thereof until and including the maturity date thereof at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (as determined in accordance with Section 2.3(d)(i), below).  The Borrowers shall be obligated to pay with respect to each Eurodollar Rate Loan such additional amounts as shall be determined pursuant to Section 2.6 hereof.

Interest on each Eurodollar Rate Loan shall be payable (i) with respect to Eurodollar Rate Loans having an Interest Period of 30, 60 or 90 days, on the expiration of such Interest Period, and (ii) with respect to Eurodollar Rate Loans having a maturity of 180 or 360 days, on the first day of each March, June, September and December that such Eurodollar Rate Loan is outstanding and upon expiration of such Interest Period.  Interest on all Eurodollar Rate Loans shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(d)           Applicable Margin.  For purposes of Sections 2.3 and 3.2 hereof, the “Applicable Margin” shall be determined as follows:

(i)            The Applicable Margin for Eurodollar Rate Loans shall be 2.00%;

(ii)           The Applicable Margin for Eurodollar Rate Portions of the Term Loan shall be 2.25%;

(iii)          The Applicable Margin for purposes of the Variable Term Rate applicable to the Variable Rate Portion of the Term Loan shall be (.50)%; and

(iv)          The Applicable Margin for Variable Rate Loans shall be (.50)%.

(e)           Optional Repayments.  Outstanding Revolving Credit Loans may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Revolving Credit

Loan for any borrowing under Section 2.1, or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Revolving Credit Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

2.4          Cancellation and Reduction of Revolving Credit Commitment.  The Borrowers shall be entitled to permanently reduce or cancel the Revolving Credit Commitment from time to time upon ten (10) days’ prior written notice to the Lender.  In the event of cancellation of the Revolving Credit Commitment, the principal amount of the Revolving Credit Note shall be paid in full, together with all accrued interest thereon, any unpaid Commitment Fee accrued to the date of cancellation, and all other amounts owing to the Lender by the Borrowers hereunder with respect to any Revolving Credit Loans.  In the event of the permanent reduction of the Revolving Credit Commitment to a level which is less than the then outstanding principal amount of the Revolving Credit Note, the Revolving Credit Note shall be prepaid at the time of such reduction in an amount equal to the then excess of the Revolving Credit Note over the Revolving Credit Commitment as so reduced.  Accrued interest on the principal amount of the Revolving Credit Note repaid shall be included in the interest due and payable on the next Interest Payment Date.

2.5          Use of Funds.  Revolving Credit Loans shall be used for the working capital requirements of the Borrowers and may be used to pay a portion of the Octagon Purchase Price, including, without limitation, the Settlement Amount (if any) (as defined in the Octagon Stock Purchase Agreement).

2.6          Additional Provisions and Limitations Relating to Eurodollar Rate Loans.  The additional provisions and limitations set forth below shall apply with respect to Eurodollar Rate Loans:

(a)           In the event the Lender shall incur any loss, cost or reasonable expense (including, without limitation, any loss, cost or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Lender) as a result (i) of any payment or prepayment of a Eurodollar Rate Loan on a date other than the last day of the then applicable Interest Period for such Eurodollar Rate Loan for any reason or (ii) any failure by the Borrowers to borrow funds as a Eurodollar Rate Loan after they have given a notice of election with respect thereto for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; then, within three (3) days after receipt of the written demand of the Lender, the Borrowers shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense.  If the Lender requests such a reimbursement, it shall provide to the Borrowers at the time of demand a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error.

(b)           If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Eurodollar Rate or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a Eurodollar Rate Loan, the Lender shall promptly notify the Borrowers.  In such event, the Borrowers may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 2.1 or may cancel such request.

(c)           The obligation of the Lender to make Eurodollar Rate Loans hereunder shall be suspended in the event that any change in any law or regulation or in any interpretation thereof by any governmental authority charged with its administration shall, in the sole opinion of the Lender, make it unlawful for the Lender to comply with its obligation to make or maintain any Eurodollar Rate Loan hereunder for the duration of such illegality.  The Lender shall promptly notify the Borrowers of such suspension, and, if and when, in the sole opinion of the Lender, such illegality ceases to exist, such suspension shall cease and the Lender shall promptly notify the Borrowers of the termination of such suspension.

(d)           If the Lender has Eurodollar Rate Loans outstanding and there shall occur any change in applicable law, regulation or interpretation (including any request, guideline or policy not having the force of law by any authority charged with the administration or interpretation thereof) (i) which change directly affects transactions in Eurodollars, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the Eurodollar Rate Loans or changes in the basis of taxation of payments on such Loans, or (iii) which, if the Eurodollar Rate Loans made hereunder by the Lender were to have been matched with Eurodollar deposits corresponding in amounts to such Eurodollar Rate Loans and having maturity dates which are the same as such Eurodollar Rate Loans regardless of whether or not such Eurodollar Rate Loans are in fact so matched, increases the cost to the Lender of making or maintaining the Eurodollar Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest or otherwise) receivable by the Lender as to any Eurodollar Rate Loans or requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it as to such Eurodollar Rate Loans, then where the amount of any such additional cost, reduction or payment is deemed material by the Lender:

(i)            the Lender shall promptly notify the Borrowers of the occurrence of such event;

(ii)           the Lender shall promptly deliver to the Borrowers a certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding Eurodollar Rate Loan; and

(iii)          upon receipt of such certificate from the Lender, the Borrowers shall pay to the Lender on demand the amount or amounts of such additional cost with respect to such outstanding Eurodollar Rate Loan as additional compensation hereunder.

(e)           The certificate of the Lender delivered to the Borrowers as to the additional amount payable pursuant to Section 2.6(d) shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof.  The protection of this Section 2.6(e) shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed.  However, if the Borrowers have made a payment of any additional amounts pursuant to Section 2.6(d) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Lender, then the Lender shall promptly refund to the Borrowers an amount equal to such reduction in the amount of increased cost.

(f)            In addition to the other amounts payable hereunder, the Borrowers shall pay to the Lender such additional amounts as shall compensate the Lender for increased costs which the Lender, in its sole discretion, reasonably determines in good faith to be allocable to Eurodollar Rate Loans.  Additional amounts payable under this Section 2.6(f) shall be paid by the Borrowers to the Lender on the maturity of the respective Eurodollar Rate Loans, subject to receipt by the Borrowers from the Lender of a certificate showing the amount and certifying as to the correctness thereof.

2.7          Letters of Credit.  The Lender has issued, and in the Lender’s sole discretion may hereafter issue from time to time, certain letters of credit (the “Letters of Credit”) for the account of one or more of the Borrowers.  It is the intention of the Borrowers and the Lender that the Letters of Credit become and shall be a part of the Revolving Credit Commitment.  Therefore, upon any draws under the Letters of Credit, the amount of any such draw shall be treated as a Revolving Credit Loan hereunder and shall be subject to all of the terms of this Agreement, the Revolving Credit Note and the other Loan Documents.

ARTICLE 3.  TERM LOAN

3.1          Term Loan Amount.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Thirty-One Million Four Hundred Seventy-Nine Thousand One Hundred Sixty-Six Dollars and 64/100 Cents ($31,479,166.64) (the “Term Loan”).

3.2          Term Note.  The Term Loan shall be evidenced by an amended and restated promissory note of the Borrowers executed by duly authorized officers thereof (the “Term Note”), which Term Note shall be in the form of Exhibit B attached hereto with blanks appropriately completed.  The Term Note shall amend and restate, and be in substitution for, the Second Restated Term Note and shall include the following terms:

(a)           Term.  The Term Note shall be dated as of the date of its execution and delivery by the Borrowers and shall be due and payable in full on or before September 30, 2008.

(b)           Variable Rate Portions.  The unpaid principal balance of the Term Note, other than the Eurodollar Rate Portions thereof, shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 2.3(d)(iii), below) (the “Variable Term Rate”).  The portion of the indebtedness evidenced by the Term Note that bears interest at the Variable Term Rate is referred to herein as the “Variable Rate Portion.”  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

(c)           Eurodollar Rate Portions.  The Borrowers may elect from time to time to have portions of the principal indebtedness evidenced by the Term Note (each a “Eurodollar Rate Portion”) bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (the “Adjusted Eurodollar Term Rate”) by providing a request therefor to the Lender not less than three (3) Eurodollar Banking Days prior to the applicable Effective Date for each such Eurodollar Rate Portion, which request shall specify: (i) the total amount of the Eurodollar Rate Portion; (ii) the effective date of the applicable Adjusted Eurodollar Term Rate (the “Effective Date”), which shall be a Eurodollar Banking Day, and (iii) the length of the applicable Interest Period.  The Lender shall not later than 11:00 a.m., Columbus, Ohio time, two Eurodollar Banking Days prior to the Effective Date for such Eurodollar Rate Portion, give notice to the Borrowers of the applicable Adjusted Eurodollar Term Rate (including information as to the calculation thereof) applicable for the period requested by the Borrowers.  The Borrowers shall not later than 11:00 a.m., Columbus, Ohio time, one (1) Eurodollar Banking Day prior to the

Effective Date of each Eurodollar Rate Portion give notice by telephone to the Lender as to whether or not they wish to elect to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate commencing as of the applicable Effective Date.  In the event the Borrowers elect not to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate or fail to timely deliver such notice of election, such Eurodollar Rate Portion shall continue to bear interest at the Variable Term Rate until the Borrowers elect otherwise in accordance with provisions of this paragraph.  Upon the expiration of the Interest Period applicable to each Eurodollar Rate Portion, such Eurodollar Rate Portion shall, unless the Borrowers have otherwise elected in accordance with the provisions of this paragraph, bear interest at the Variable Term Rate.  Each Eurodollar Rate Portion shall be in the initial amount of $1,000,000 or any integral multiple of $100,000.  Each election to have a Eurodollar Rate Portion bear interest at the Adjusted Eurodollar Term Rate shall be recorded by the Lender; provided, however, that the failure of the Lender to make such recordation shall not limit or otherwise affect the obligations of the Borrowers under the Term Note.  Each Eurodollar Rate Portion shall bear interest during the Interest Period selected therefor at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin.  The Borrowers shall be obligated to pay with respect to each Eurodollar Rate Portion such additional amounts as shall be determined pursuant to Section 2.4 hereof.

(d)           Interest Payment Dates.

(i)            Variable Rate Portion.  Interest on the Variable Rate Portion shall be payable monthly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Term Note.

(ii)           Eurodollar Rate Portions.  Interest on each Eurodollar Rate Portion shall be payable (i) with respect to Eurodollar Rate Portions having an Interest Period of 30, 60 or 90 days, on the expiration of such Interest Period, and (ii) with respect to Eurodollar Rate Portions having an Interest Period of 180 or 360 days, on the first day of each March, June, September and December during such Interest Period and upon expiration of such Interest Period.  Interest on all Eurodollar Rate Portions shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(e)           Principal Payments.  Principal payments on the Term Note shall be due and payable as follows:  (i) twelve (12) equal consecutive monthly installments in the amount of $463,801.36 each shall be due and payable commencing on November 1, 2003 and continuing on each Interest Payment Date thereafter to and including October 1, 2004; (ii) twelve (12) equal consecutive monthly installments in the amount of $492,407.62 each shall be due and payable commencing on November 1, 2004 and continuing on each Interest Payment Date thereafter to and including October 1, 2005; (iii) twelve (12) equal consecutive monthly installments in the amount of $522,778.24 each shall be due and payable commencing on November 1, 2005 and continuing on each Interest Payment Date thereafter to and including October 1, 2006; (iv) twelve (12) equal consecutive monthly installments in the amount of $555,022.06 each shall be due and payable commencing November 1, 2006 and continuing on each Interest Payment Date thereafter to and including October 1, 2007; (v) eleven (11) equal consecutive monthly installments in the amount of $589,254.61 each shall be due and payable commencing on November 1, 2007 and continuing on each Interest Payment Date thereafter to and including September 1, 2008; and (vi) one final payment in the amount of the unpaid principal balance of the Term Note and accrued, unpaid interest thereon shall be due and payable on September 30, 2008.

3.3          Optional Prepayments.  The outstanding principal balance of the Term Note may be prepaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Eurodollar Rate Portion for any borrowing under Section 3.2(c) (provided that prepayments of the Variable Term Rate Portion may be made in the amount of $100,000 or more), or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such prepayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Any prepayments shall be applied against scheduled principal payments in the inverse order of their due date.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Term Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

3.4          Additional Provisions and Limitations Relating to Eurodollar Rate Portions.  The additional provisions and limitations set forth below shall apply to Eurodollar Rate Portions:

(a)           If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Adjusted Eurodollar Term Rate for a particular Eurodollar Rate Portion or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a portion of the total indebtedness evidenced by the Term Note to bear interest at the Adjusted Eurodollar Term Rate, the Lender shall promptly notify the Borrowers.  In such event, such Eurodollar Rate Portion shall bear interest at the Variable Term Rate.

(b)           The provisions of Sections 2.6(a) and 2.6(c) through (f), inclusive, shall be applicable to each Eurodollar Rate Portion to the same extent as if such provisions were restated in full in this Section 3.4(b) with the terms “Eurodollar Rate Loan(s)” and “Variable Rate Loan” replaced each time they appear therein with the terms “Eurodollar Rate Portion(s)” and “Variable Rate Portion”, respectively.

3.5          Mandatory Prepayments.  If St. Paul pays CMI any amount in excess of $250,000 pursuant to its indemnification obligations under Article 7 of the Octagon Stock Purchase Agreement and such payment relates to an indemnification claim based upon St. Paul’s failure to deliver good title to the Octagon Shares, free and clear of all claims and encumbrances, or Octagon’s failure to own and have good title to any asset, free and clear of all claims and encumbrances, then CMI shall pay such amount to the Lender as a prepayment of the Term Loan within one (1) Business Day after CMI’s receipt of the same.  Any such payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Any prepayments shall be applied against scheduled principal payments in the inverse order of their due date.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Term Note is paid in full, in which event accrued interest shall become due and payable on the payment date.

ARTICLE 4.  OCTAGON INTERIM TERM LOAN

4.1          Octagon Interim Term Loan Amount.  In addition to the Term Loan, the Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Twelve Million Dollars ($12,000,000) (the “Octagon Interim Term Loan”).

4.2          Octagon Interim Term Note.  The Octagon Interim Term Loan shall be evidenced by a promissory note of the Borrowers executed by duly authorized officers thereof (the “Octagon Interim Term Note”), which Octagon Interim Term Note shall be in the form of Exhibit C attached hereto with blanks appropriately completed.  The Octagon Interim Term Note shall include the following terms:

(a)           Term.  The Octagon Interim Term Note shall be dated as of the date of its execution and delivery by the Borrowers and shall be due and payable in full on or before the Octagon Interim Term Loan Maturity Date.

(b)           Interest Rate.  The unpaid principal balance of the Octagon Interim Term Note shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate less one-half of one percent (0.50%).  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

(c)           Interest Payment Dates.  Interest on the outstanding principal balance of the Octagon Interim Term Note shall be payable monthly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Octagon Interim Term Note.

(d)           Principal Payments.  Principal payments on the Octagon Interim Term Note shall be due and payable in one lump sum payment in the amount of the unpaid principal balance of the Octagon Interim Term Note and accrued, unpaid interest thereon on or before October 17, 2003 (the “Octagon Interim Term Loan Maturity Date”).

4.3          Optional Prepayments.  The outstanding principal balance of the Octagon Interim Term Note may be prepaid in whole or in part at any time, without premium or penalty, in principal amounts not less than $100,000, or any larger amount permitted thereunder, by tender of payment and delivery of written telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such prepayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Any prepayments shall be applied against scheduled principal payments in the inverse order of their due date.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Octagon Interim Term Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

ARTICLE 5.  FEES, PAYMENTS, SETOFFS, SECURITY, Default Rate

5.1          Fees.  On the date hereof, the Borrowers shall pay to the Lender an additional Facility Fee (the “Facility Fee”) in the amount of $80,000.  The Borrowers shall also pay to the Lender an unused commitment fee (the “Commitment Fee”) based on the daily average amount of the Revolving Credit Commitment not drawn down in Revolving Credit Loans (the “Unused Commitment”) for the period beginning with the date hereof and ending December 31, 2005 or on the sooner cancellation in full of the Revolving Credit Commitment.  The Commitment Fee shall be payable quarterly in arrears (i) within ten (10) days after the last day of March, June, September and December of each year commencing with the quarter ending on December 31, 2003, and (ii) within ten (10) days after the date on which the Revolving Credit Commitment is fully terminated.  The amount of the Commitment Fee shall be equal to one-half of one percent (0.50%) per annum of the Unused Commitment (computed on the basis of the actual number of days elapsed over a Business Year).

5.2          Payments.  All payments and prepayments by the Borrowers to be made in respect of the Commitment Fee or of principal or interest on the Revolving Credit Note, the Term Note and the Octagon Interim Term Note (collectively, the “Notes”) shall become due at 1:30 p.m., Columbus, Ohio time on the day when due, and shall be made to the Lender in federal funds or other immediately available lawful money of the United States of America.  Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

5.3          Setoffs.  Upon the occurrence and continuance of any Event of Default, the Lender shall have the right to set off against all obligations of each Borrower to the Lender under this Agreement and the Notes, whether matured or unmatured, all amounts owing to such Borrower by the Lender, whether or not then due and payable, and all funds or property of such Borrower on deposit with or otherwise held or in the custody of the Lender for the beneficial account of such Borrower.  Such funds shall be charged against accrued interest on and/or principal of the Notes as the Lender may determine in its discretion.

5.4          Security.

(a)           Borrower Security Agreements and Copyright Security Agreements.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Borrowers, by separate Amended and Restated Borrower Security Agreements each in the form attached hereto as Exhibit D and incorporated herein by this reference (individually, a “Borrower Security Agreement” and collectively, the “Borrower Security Agreements”), by separate Amended and Restated Copyright Security Agreements each in the form attached hereto as Exhibit E and incorporated herein by this reference (individually, a “Copyright Security Agreement” and collectively, the “Copyright Security Agreements”) and by other instruments contemplated thereby, shall, as provided in the Borrower Security Agreements and the Copyright Security Agreements, assign and grant to the Lender a first perfected security interest in all the collateral described in the Borrower Security Agreements and the Copyright Security Agreements.  Notwithstanding the foregoing, the Borrower Security Agreement and Copyright Security Agreement executed by Octagon shall be modified as appropriate to reflect that such agreements do not amend or restate any prior agreements.

(b)           Stock Pledge Agreements.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the relevant Borrowers, by separate Stock Pledge Agreements each in the form attached hereto as Exhibit F and incorporated herein by this reference (individually, a “Stock Pledge Agreement” and collectively, the “Stock Pledge Agreements”) and by other instruments contemplated thereby, shall, as provided in the Stock Pledge Agreements, grant to the Lender a security interest in all of the shares of capital stock of each of the Company’s Subsidiaries owned by the respective Borrower (including, without limitation, CMI, CHSI, MNRMI, CMIMC, CVI, CDSC, Barron Risk and Octagon) and pledge and assign to the Lender all of the stock certificates evidencing such shares.  Notwithstanding the foregoing, the Stock Pledge Agreement relating to the Octagon Shares shall be modified as appropriate to reflect that it does not amend or restate any prior agreement.

(c)           Collateral Assignment of Leasehold Interest.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, CMI, by an Amended and Restated Collateral Assignment of Leasehold Interest in the form attached hereto as Exhibit G and incorporated herein by this reference (the “Assignment of Leasehold Interest”) and by other instruments contemplated thereby, shall, as provided in the Assignment of Leasehold Interest assign and grant to the Lender all of CMI’s right, title and interest in, to and under the Dublin Lease.

(d)           Assignments of Life Insurance Policies.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Company, by separate Assignments of life Insurance Policies in the form attached hereto as Exhibit H and incorporated herein by this reference (individually, an “Assignment of Life Insurance Policies” and collectively, the “Assignments of Life Insurance Policies”) and by other instruments contemplated thereby, shall, as provided in the Assignments of Life Insurance Policies, assign, transfer and set over to the Lender the Bossart Life Insurance Policies and the Wagner Life Insurance Policy.

(e)           Unconditional Guaranty Agreement.  Payment of the Notes and payment and performance of the Borrowers’ obligations under this Agreement, the Notes and the other Loan Documents shall be absolutely and unconditionally guaranteed by the Guarantor pursuant to the provisions of the Amended and Restated Unconditional Guaranty Agreement dated as of the date hereof executed by the Guarantor (the “Guaranty”), which Guaranty is incorporated herein by this reference.

(f)            Guarantor Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Guarantor, by the Amended and Restated Guarantor Security Agreement dated as of the date hereof between the guarantor and the Lender (the “Guarantor Security Agreement”), which Guarantor Security Agreement is incorporated herein by this reference, and by other instruments contemplated thereby, shall, as provided in the Guarantor Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Guarantor Security Agreement.

(g)           Guarantor Stock Pledge Agreement.  As security for its obligations under the Guaranty, the Guarantor, by the Amended and Restated Stock Pledge Agreement dated as of the date hereof between the Guarantor and the Lender (the “Guarantor Stock Pledge Agreement”), which is incorporated herein by this reference, and by other instruments contemplated thereby, shall, as provided in the Guarantor Stock Pledge Agreement, grant to the Lender a security interest in all of the shares of capital stock of the Company owned by the Guarantor and pledge and assign to the Lender all of the stock certificates evidencing such shares.

(h)           Octagon Investment Property Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, Octagon, by a certain Investment Property Security Agreement of even date herewith between Octagon and the Lender (the “Octagon Investment Property Security Agreement”) and a certain Control Agreement of even date herewith between

Banc One Securities Corporation, as securities intermediary, Octagon and the Lender (the “Octagon Control Agreement”) and by other instruments contemplated thereby, shall, as provided in the Octagon Investment Property Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Octagon Investment Property Security Agreement.

5.5          Default Rate.  Overdue principal and, to the extent permitted by law, overdue interest in respect of any Loan shall bear interest at a rate equal to the sum of the rate otherwise applicable to such Loan pursuant to Section 2.3, Section 3.2 or Section 4.2 hereof plus 3% per annum (the “Default Rate”).  The application of this paragraph shall not constitute a waiver of any Event of Default or an agreement by the Lender to permit any later payments whatsoever.

ARTICLE 6.  CONDITIONS OF BORROWING

The obligation of the Lender to make the Loans to the Borrowers provided for hereunder shall be subject to the following conditions:

6.1          Conditions Precedent to the Term Loan, Octagon Interim Term Note and the Initial Revolving Credit Loan.

(a)           Prior to the disbursement of the Term Loan, Octagon Interim Term Note and the initial Revolving Credit Loan hereunder, the Borrowers and the Guarantor shall furnish to the Lender the following, each dated the date required under Section 2.3(a), 3.2(a) or 4.2(a), as applicable, or such earlier or later date as may be acceptable to the Lender, and in form and substance satisfactory to the Lender and counsel for the Lender:

(i)            The duly executed Revolving Credit Note in the form of the attached Exhibit A;

(ii)           The duly executed Term Note in the form of the attached Exhibit B;

(iii)          The duly executed Octagon Interim Term Note in the form of attached Exhibit C;

(iv)          The duly executed Borrower Security Agreements each in the form of the attached Exhibit D, the duly executed Copyright Security Agreements each in the form of attached Exhibit E, and the duly executed Octagon Investment Property Security Agreement and Octagon Control Agreement;

(v)           The duly executed Stock Pledge Agreements each in the form of the attached Exhibit F, together with the original stock certificates pledged thereby and stock powers with respect thereto executed in blank;

(vi)          The duly executed Assignment of Leasehold Interest in the form of the attached Exhibit G, together with a duly executed estoppel certificate from the landlord under the Dublin Lease in form and substance acceptable to the Lender and its counsel (the “Landlord Estoppel Certificate”) (provided, however, that the Borrowers shall be permitted to delay delivery of the Landlord Estoppel Certificate for a period of up to thirty (30) days after the date hereof);

(vii)         The duly executed Assignments of Life Insurance Policies each in the form of the attached Exhibit H, together with original copies of the Bossart Life Insurance Policies and the Wagner Life Insurance Policy or certificates evidencing the same, each in form and substance satisfactory to the Lender;

(viii)        A standard ISDA Master Agreement between or among certain Borrowers and the Lender pursuant to which the Borrowers shall enter into an interest rate swap upon terms and conditions acceptable to the Lender (the “ISDA Master Agreement”) (provided, however, that the parties may elect to delay the execution of such agreement for a period of up to fifteen (15) days after the date hereof);

(ix)           The duly executed Guaranty, Guarantor Security Agreement and Guarantor Stock Pledge Agreement;

(x)            Evidence that the Octagon Acquisition has been consummated in accordance with the provisions of the Octagon Stock Purchase Agreement, subject to payment of the initial purchase price for the Octagon Shares upon disbursement of the Term Loan, the Octagon Interim Term Loan and the initial Revolving Credit Loan hereunder (if any);

(xi)           Copies of the following documents certified by the president or a vice president of the Company as being true, correct and complete:

(A)          The Octagon Stock Purchase Agreement (including all schedules and exhibits thereto and all related agreements); and

(B)           Such other agreements, documents and instruments executed and delivered pursuant to or in connection with the Octagon Acquisition, the Octagon Stock Purchase Agreement or the transactions contemplated thereby as the Lender may request;

(xii)          Certified copies of the resolutions of the board of directors of each Borrower authorizing the execution, delivery and performance of its respective obligations under this Agreement, the other Loan Documents and certified copies of the resolutions of the board of directors of CMI authorizing the execution, delivery and performance of its obligations under the Octagon Stock Purchase Agreement;

(xiii)         Certificates of the Secretary or an Assistant Secretary of each Borrower, which shall certify the names of the officers of each such corporation authorized to sign this Agreement and the Notes, the other Loan Documents or any other documents or certificates to be delivered pursuant to this Agreement by such Borrower, as applicable, or any of its respective officers, together with the true signatures of such officers.  The Lender may conclusively rely upon each such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the applicable corporation canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(xiv)        Evidence that the Borrowers have in effect insurance and endorsements of the character and amount described in Section 8.7 hereof;

(xv)         One or more opinions of counsel to the Borrowers addressed to the Lender opining as to the matters set forth in Exhibit J hereto and as to such other matters as the Lender may request and containing only such qualifications as are acceptable to the Lender and its counsel;

(xvi)        Evidence that no material adverse change shall have occurred with respect to the credit or financial condition of the Borrowers taken as a whole; and

(xvii)       Such other opinions, certificates, affidavits, documents and filings as the Lender may deem reasonably necessary or appropriate.

(b)           The Lender’s obligation hereunder to make the Term Loan, the Octagon Interim Term Loan and the initial Revolving Credit Loan shall be subject to the fulfillment, to the Lender’s satisfaction prior to the disbursement of such Loans, of the following additional conditions:

(i)            The Octagon Acquisition shall have been consummated in accordance with the provisions of the Octagon Stock Purchase Agreement, subject to payment of the initial purchase price for the Octagon Shares upon disbursement of the Term Loan, the Octagon Interim Term Loan and the initial Revolving Credit Loan hereunder (if any); and

(ii)           Octagon shall have opened and maintained the Account (as defined in the Octagon Investment Property Security Agreement) with Banc One Securities Corporation and deposited therein cash and securities in an amount not less than $12,000,000.

6.2          Conditions Precedent to Each of the Loans.  At the time of each Revolving Credit Loan after the initial Revolving Credit Loan hereunder and at the time of making the Term Loan and the Octagon Interim Term Loan hereunder, each of the Borrowers and the Guarantor shall be in compliance with all of the provisions and covenants contained in this Agreement and the other Loan Documents with which it is to comply; there shall exist no Event of Default; no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default; and all of the representations and warranties of the Borrowers and the Guarantor under the Loan Documents shall be true and correct in all material respects (except for those representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date).

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES

The Borrowers and the Guarantor, jointly and severally, hereby represent and warrant to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement and the Notes, as follows.

7.1          Organization and Authority.  Each of the Borrowers and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to execute, deliver and perform this Agreement and all of the documents executed in connection with the Loans and to own and operate its properties and to carry on its business as now conducted.  CMI has all requisite power and authority to execute, deliver and perform the Octagon Stock Purchase Agreement.  The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents have been duly authorized by the Borrowers and the Guarantor by all necessary corporate actions; the execution, delivery and performance of the Octagon Stock Purchase Agreement have been duly authorized by CMI by all necessary corporate actions; there is no prohibition, either in law, in its certificate of incorporation, articles of incorporation, bylaws, regulations or other organizational documents, or in any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to any Borrower or SCC that in any way prohibits or would be violated by the execution and performance of this Agreement, the Notes, the other Loan Documents or the Octagon Stock Purchase Agreement in any respect; and this Agreement, the Notes, the other Loan Documents and the Octagon Stock Purchase Agreement are and will be valid, binding and enforceable obligations of the Borrowers and the Guarantor, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity.  SCC owns beneficially and of record all of the issued and outstanding shares of capital stock of the Guarantor.  The Guarantor owns beneficially and of record at least eighty percent (80%) of the issued and outstanding shares of capital stock of the Company.  The Company owns beneficially and of record all of the issued and outstanding shares of capital stock of CMI.  CMI owns beneficially and of record all of the issued and outstanding shares of capital stock of CHSI, MNRMI, CMIMC, CVI and Barron Risk.  CVI owns beneficially and of record all of the issued and outstanding shares of capital stock of CDSC.  As of the date hereof, as a result of the completion of the Octagon Acquisition, CMI owns or will own beneficially and of record all of the issued and outstanding shares of capital stock of Octagon.  Schedule 7.1 attached hereto contains a complete and correct list of all of the Company’s Subsidiaries and of the Company’s and its Subsidiaries’ directors and officers, in each case after giving effect to the consummation of the 2003 Merger and the Octagon Acquisition.  Upon completion of the 2003 Merger, SCC will own beneficially and of record at least eighty percent (80%) of the issued and outstanding shares of capital stock of the Company.

7.2          Qualification.  Each of the Borrowers is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary and in which the failure to be so qualified would have a Material Adverse Effect.

7.3          Investments; Guarantees; Liabilities.  Except as permitted in Sections 9.1, 9.3, 9.7 and 9.10 hereof, the Borrowers and the Guarantor have made no material investments (other than investment in themselves) in, material advances to or guarantees of the obligations of any Person other than guarantees for the benefit of the Lender.  As of the date hereof, except for Indebtedness hereunder and the Tax Allocation Agreement and Indebtedness disclosed in Schedule 9.10 attached hereto, the Borrowers and the Guarantor do not have any material Liabilities, direct or contingent, except for (i) Liabilities reflected in the Balance Sheet and/or the Octagon Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since June 30, 2003, (iii) Liabilities incurred pursuant to the Octagon Stock Purchase Agreement or in connection therewith, and (iv) Liabilities which under GAAP are not required to be reflected or reserved against in the Borrowers’ financial statements (including the notes thereto), but none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.4          Tax Returns and Payments.  Each of the Borrowers and the Guarantor has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges of any material nature, either in amount or effect, levied upon any of its properties, assets, income or franchises, other than those not yet delinquent or those being contested in accordance with Section 8.8 hereof.  The charges, accruals and reserves on the books of the Borrowers and the Guarantor in respect to income taxes for all respective fiscal periods are adequate in the opinion of the Borrowers and the Guarantor, and the Borrowers and the Guarantor know of no unpaid assessment for additional income taxes for any fiscal period or of any reasonable basis therefor.

7.5          Title to Properties; Liens.  Each of the Borrowers and the Guarantor has good and marketable title to all of its property and assets, in each case including, but not limited to, the property and assets reflected as being owned by it on the Balance Sheet and/or the Octagon Balance Sheet except such as have been disposed of in the ordinary course of business since June 30, 2003 and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances except such as are not prohibited by Section 9.2 hereof.  Each of the Borrowers and the Guarantor enjoys peaceful and undisturbed possession under the Leases and all other leases under which it is lessee which are material to the conduct of its business and all of the Leases and such other leases are valid, subsisting and in full force and effect in accordance with their terms.  None of the Leases and such other leases contains any provision restricting incurrence of Indebtedness by any Borrower or the Guarantor or any provision which has a Material Adverse Effect or in the future could reasonably be expected to have a Material Adverse Effect.

7.6          Litigation.  There is no court action, other proceeding or investigation pending or threatened which questions the validity of this Agreement, the Notes, any of the other Loan Documents or any action taken or to be taken pursuant thereto or, except as set forth in Schedule 7.6 attached hereto which could reasonably be expected to result, either separately or in the aggregate, in any materially adverse change in the business, operations, affairs or condition of the Borrowers, taken as a whole.

7.7          Compliance with Law and Other Instruments.  None of the Borrowers or the Guarantor is in violation of, and the execution, delivery and performance of this Agreement, the Notes, the Other Loan Documents and the Octagon Stock Purchase Agreement does not and will not result in a violation of nor a conflict with or default under, any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to any Borrower or the Guarantor or by which any of them is bound, which now or in the future could reasonably be expected to have a Material Adverse Effect.

7.8          Financial Statements.

(a)           The Company has furnished to the Lender financial statements of the Company including (i) audited consolidated balance sheets, audited consolidated statements of income, audited consolidated statements of changes in stockholders’ equity and audited consolidated statements of cash flows as at and for the Fiscal Year ended December 31, 2002, and (ii) unaudited interim financial statements for the period ending June 30, 2003, including, without limitation, an unaudited consolidated interim balance sheet of the Company as of June 30, 2003 (the “Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Company as at such dates and the results of operations of the Company as at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of the Borrowers, taken as a whole.

(b)           The Company has furnished, or caused to be furnished, to the Lender financial statements of Octagon including (i) unaudited balance sheets, unaudited statements of income, unaudited statements of changes in stockholders’ equity and unaudited statements of cash flows as at and for the fiscal years ended December 31, 2001 and 2002, and (ii) unaudited interim financial statements for the period ending June 30, 2003, including, without limitation, an unaudited interim balance sheet of Octagon as of June 30, 2003 (the “Octagon Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the financial condition of Octagon as at such dates and the results of operations of Octagon at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of Octagon.

7.9          Patents, Trademarks and Copyrights.  Schedule 7.9 hereto lists, as of the date of this Agreement, all patents, patent applications, trademark and service mark registrations and applications therefor and copyright registrations and applications therefor owned or licensed by any Borrower, and all license agreements for the same entered into by any Borrower.  Each of the Borrowers possesses and has made all filings with the United States Patent and Trademark Office and appropriate state agencies to evidence in such Borrower full and complete title to all the patents, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing which are essential to the conduct of its business, without any known conflict with the rights of others.

7.10        No Margin Activity.  Neither any Borrower nor the Guarantor is engaged in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as is now and may from time to time hereafter be in effect) and no part of the proceeds of any Loan shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose.  No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

7.11        ERISA.  Each Plan maintained by a Borrower or the Guarantor and by each ERISA Affiliate complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements.  Neither any Borrower, the Guarantor nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4963(e) of the Code or (ii) for which an exemption has not been obtained under Section 408 of ERISA or Section 4975 of the Code.  As of the date hereof, neither any Borrower, the Guarantor nor any ERISA Affiliate is a participant in (i) any Multiemployer Plan, (ii) any other Plan which is subject to Title IV of ERISA, or (iii) any money purchase pension plan.

7.12        Adverse Contracts; Defaults.  Neither any Borrower nor the Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither any Borrower nor the Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

7.13        Environmental Laws.  No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or hazardous waste as defined under the Solid Waste Disposal Act, as amended, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances Control Act, has occurred or is presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under, and which would constitute a material violation of, the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Borrowers or the Guarantor.  Neither any Borrower nor the Guarantor has any knowledge of any past or existing violations, in any material respect, by any of them of any environmental laws, ordinances or regulations issued by any federal, state or local governmental authority.

7.14        Disclosure.  None of the information (financial or otherwise) furnished by or on behalf of the Borrowers or the Guarantor to the Lender in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.  All financial projections (if any) delivered to the Lender in connection herewith have been prepared on the basis of the assumptions stated therein.  Such projections represent the Borrowers’ and the Guarantor’s good faith estimate of the Borrowers’ future financial performance and, while there can be no assurance that the performance set forth in such projections will approximate actual performance, such projections are believed by the Borrowers and the Guarantor to be fair in light of current business conditions.

7.15        Insurance.  All of the properties and operations of the Borrowers of a character usually insured by Persons of established reputation engaged in the same or similar businesses similarly situated are adequately insured, by financially sound and reputable insurance companies, against loss or damage of the kinds and in amounts customarily insured against by such Persons and each of the Borrowers carries, with such insurers in customary amounts, such other insurance, including public and product liability, as is usually carried by Persons of established reputation engaged in the same or similar businesses similarly situated.   The insurance required by the provisions of Section 8.7 hereof and by the other Loan Documents is in force and all premiums due and payable in respect thereof have been paid.  The Company is the owner of the Bossart Life Insurance Policies and the Wagner Life Insurance Policy referred to in the Assignments of Life Insurance Policies and the Company has given written notice to the insurers under such policies that the beneficiary thereof cannot be changed without the prior written consent of the Lender.

7.16        Events of Default.  There does not exist any Event of Default or Default hereunder.

7.17        Guarantor Single Purpose.  The Guarantor has, and will continue to have through the completion of the 2003 Merger, no material assets or material operations other than (i) assets consisting of, or incidental to shares of capital stock of the Company, (ii) operations consisting of the consummation and performance of the transactions contemplated in the Loan Documents or its direct ownership interest in the Company and indirect ownership in the other Borrowers and (iii) rights under the Management Consulting Agreement.

7.18        Solvency, Etc.  Each of the Borrowers, the Guarantor and their respective Subsidiaries is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement or the other Transaction Documents.  Each of the Borrowers, the Guarantor and their respective Subsidiaries is, and after giving effect to the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement and the other Transaction Documents shall be, able to pay their debts as they become due, and the property of each Borrower, the Guarantor and their respective Subsidiaries now has, and after giving effect to the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement and the other Transaction Documents shall have, a fair salable value (on a going concern basis) greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities).  Each of the Borrowers, the Guarantor and their respective Subsidiaries has adequate capital to carry on its business, and after giving effect to the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement and the other Transaction Documents, each of the Borrowers, the Guarantor and their Subsidiaries shall have adequate capital to conduct their business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrowers, the Guarantor or any of their respective Subsidiaries.

7.19        [Reserved].

7.20        Octagon Stock Purchase Agreement.  Each of the representations and warranties of CMI in the Octagon Stock Purchase Agreement are true and correct in all material respects, in each case regardless of any limitation on survival set forth therein.

7.21        Certain Assurances.  CHSI is certified by the State of Ohio Bureau of Workers’ Compensation (the “OBWC”) and similar agencies in other states where the Borrowers conduct business, and such certifications are in full force and effect.  The OBWC Contracts are in full force and effect and neither the Company nor any of the other Borrowers have received any indications, whether written or oral, of alleged breaches of, or OBWC’s intent to terminate, or not to renew, either such contract.  CHSI has not been notified that it is “at capacity” under either OBWC Contract by the OBWC, nor has CHSI received indications that the OBWC is intending, in any way, to limit, in any material manner, CHSI’s ability to accept new enrollments under either OBWC Contract.  The Borrowers are not aware of any changes or potential changes to the system of workers’ compensation or unemployment insurance or the Ohio Health Partnership Plan or the Qualified Health Plan (each as defined in the HPI Merger Agreement) that would have a Material Adverse Effect.  The foregoing representations and warranties under this Section 7.21 are given as of the date hereof.  The consummation of the transactions contemplated by the HPI Merger Agreement did not constitute a “change in the MCO organizational structure or business operations”, as set forth in the OBWC Contracts.

ARTICLE 8.  AFFIRMATIVE COVENANTS

Until payment in full of the Notes and performance of all other obligations of the Borrowers and the Guarantor hereunder:

8.1          Bank Deposits.  Each of the Borrowers and the Guarantor covenants that the Lender shall be the principal bank of account and primary depository for each of the Borrowers and the Guarantor.

8.2          Financial Statements and Reports of the Company.

(a)           Not later than thirty (30) days following the end of each calendar month after the date hereof, the Company shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

(i)            An unaudited consolidated and unaudited consolidating income statement (including unaudited consolidating income statements for CMI and CHSI) for the month and Fiscal Year to date and (subject to normal year-end adjustments) copies of the statements for the same periods of the previous year;

(ii)           An unaudited consolidated and unaudited consolidating balance sheet as of the end of such month and a copy of such statement as of the end of such month in the previous year; and

(iii)          A certificate from the chief financial officer or treasurer of the Company (A) stating, on behalf of the Company, that:  (I) the financial statements are complete and correct in all material respects and fairly represent the financial position of the Company as of their respective dates and the consolidated results of the Company’s operations for the periods then ended (subject to normal year-end adjustments); (II) each Borrower has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of the Company (as the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 9.11 and Sections 9.13 through 9.16, inclusive; provided, however, that the financial covenants set forth in Sections 9.11, 9.14, 9.15 and 9.16 hereof only need to be calculated in such certificate quarterly and the financial covenant in Section 9.13 hereof only needs to be calculated in such certificate annually.

(b)           Each of the Borrowers shall promptly upon their becoming available, furnish to the Lender one copy of (i) each financial statement, report, notice or proxy statement sent by any Borrower to its stockholders (in their capacity as stockholders) generally, and (ii) each report, each registration statement and each prospectus and all amendments thereto filed by any Borrower with the Securities and Exchange Commission and of all press releases and other statements made available generally by any Borrower to the public concerning developments that are material.

(c)           Not later than one hundred twenty (120) days following the end of each Fiscal Year after the date hereof, the Company shall furnish to the Lender a detailed schedule, in form and substance satisfactory to the Lender, calculating the Tax Agreement Payments for such Fiscal Year.  Such schedule shall be prepared by the independent accounting firm auditing the Company’s consolidated financial statements; provided, however, that the Lender shall have the right to engage another national accounting firm to review such schedule and to determine the final Tax Agreement Payments for each Fiscal Year.  In such event, the reasonable fees and expenses of such other accounting firm shall be paid by the Borrowers.  Upon the Lender’s request from time to time, the Borrowers shall promptly provide the Lender and its accounting firm with such further information and documents as the Lender or such accounting firm shall reasonably request for purposes of reviewing the schedule(s) prepared by the Company’s accounting firm and determining the Tax Agreement Payments for any Fiscal Year.

(d)           In addition, within thirty (30) days following the end of each calendar month and forty-five (45) days following the end of each quarter of each Fiscal Year, the Company shall furnish to the Lender a certificate from the chief financial officer or treasurer of the Company setting forth, on behalf of the Company, a detailed computation, in a form satisfactory to the Lender, of the Company’s EBITA for the previous month or quarter, as applicable.

8.3          Financial Statements of the Guarantor.  Prior to the completion of the 2003 Merger, the Guarantor shall promptly furnish to the Lender such financial statements of the Guarantor as the Lender may reasonably request from time to time including, without limitation, all financial statements that the Guarantor would have had to deliver under Sections 6.3 and 6.5 of the Original Loan Agreement if it had not been amended and restated by this Agreement.

8.4          Unaudited Financial Statements of the Company.

(a)           Not later than ninety (90) days following the end of each Fiscal Year of the Company, beginning with the Fiscal Year ended December 31, 2003, the Company shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and unaudited consolidated financial statements for the Company (including unaudited consolidating statements of income for CMI and CHSI) for such Fiscal Year; provided, however, that if an Event of Default occurs in any Fiscal Year that the Lender considers to be material, then upon the written request of the Lender received within ten (10) days after the end of such Fiscal Year, such consolidated (but not consolidating) financial statements shall be audited and certified by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion, accompanied by a certificate from such accountant, certifying that in examining the Company’s books and records for such period, such accountant has obtained no knowledge of breaches of Section 9.11 or Sections 9.13 through 9.17, inclusive.

(b)           Each of the financial statements delivered under this Section 8.4 shall be accompanied by a certificate of the chief financial officer or treasurer of the Company stating, on behalf of the Borrowers, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of the Company (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 9.11 and Sections 9.13 through 9.17, inclusive.

8.5          [Reserved]

8.6          Inspection.  Upon request of the Lender and upon reasonable prior notice (provided, however, that no such notice shall be required if an Event of Default shall have occurred and be continuing), each of the Borrowers and the Guarantor shall make available for inspection by representatives of the Lender any of its books and records and shall furnish to the Lender information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

8.7          Insurance.

(a)           Each of the Borrowers and the Guarantor shall insure and maintain hazard and other insurance upon all of its assets and business properties and liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business.  All insurance policies shall be written for the benefit of the Borrowers and the Guarantor, as applicable, and the Lender as their interests may appear and shall contain a provision requiring the insurance company to provide the Lender not less than thirty (30) days’ written notice prior to cancellation of any such policy.  All insurance policies or certificates evidencing the same shall be furnished to the Lender.

(b)           Without limiting the foregoing provisions of this Section 8.7, the Borrowers shall maintain the following insurance coverages:

(i)            the Borrowers shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including windstorm and hurricane and comprehensive boiler and machinery coverage, subject to a maximum deductible of $50,000.  The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

(ii)           at all times on and after the date hereof, as an extension of the coverage required under Section 8.7(b)(i), the Borrowers shall maintain business interruption insurance with a minimum period of indemnity of six (6) months, subject to a maximum five-day waiting period or $50,000 deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

(iii)          the Borrowers shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 for each occurrence and $3,000,000 in the aggregate.  Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contracts, broad form products and completed operations, personal injury, fire, legal liability and employee benefits liability;

(iv)          the Borrowers shall maintain errors and omissions insurance with a limit of not less than $5,000,000 in the aggregate;

(v)           the Borrowers shall maintain workers’ compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of any Borrower while at work or in the scope of his or her employment with the Borrowers and employer’s liability insurance in an amount not less than $500,000; and

(vi)          the Borrowers shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage.  Such coverage shall have a limit of not less than $1,000,000.

8.8          Payment of Taxes and Claims.  Each of the Borrowers and the Guarantor shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

8.9          Compliance with Laws.  Each of the Borrowers and the Guarantor shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders (including, without limitation, those promulgated by or relating to the OBWC system or the workers’ compensation system in other states in which any Borrower does business) to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business, including, but not limited to, all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment; provided that (unless such contest or noncompliance would materially adversely affect such business) such Borrower need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.

8.10        ERISA.  Each of the Borrowers and the Guarantor shall furnish to Lender:  (a) promptly and in any event within thirty (30) days after such Borrower or the Guarantor, as applicable, knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, setting forth details as to such Reportable Event and the action which such Borrower or the Guarantor, as applicable, proposes to take with respect thereto; (b) promptly and in any event within thirty (30) days after such Borrower or the Guarantor, as applicable, knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by such Borrower or the Guarantor, as applicable, or any ERISA Affiliate a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, or such ERISA Affiliate describing such condition; (c) at least thirty (30) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (d) promptly and in no event more than 10 days after the filing thereof with the Secretary of the Treasury, a copy of any application by such Borrower or the Guarantor, as applicable, or an ERISA Affiliate for a waiver of the minimum funding standard under section 412 of the Code; (e) upon request, and in no event more than thirty (30) days after the request therefore, copies of each annual report which is filed on Form 5500 together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such form 5500; (f) promptly and in any event within thirty (30) days after it knows or has reason to know of any event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, describing such event or condition; (g) promptly and in no event more than thirty (30) days after receipt thereof by such Borrower or the Guarantor, as applicable, or any ERISA Affiliate, a copy of each notice received by such Borrower or the Guarantor, as applicable, or an ERISA Affiliate concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (h) promptly after receipt thereof a copy of any notice such Borrower or the Guarantor, as applicable, or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subsection (h) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

8.11        Preservation of Corporate Existence.  Each of the Borrowers and the Guarantor shall preserve and maintain and cause each of its subsidiaries to preserve and maintain its corporate existence (except pursuant to a merger permitted by Section 9.4 below), rights, franchises and privileges in the jurisdiction of its incorporation or in any other jurisdiction it shall select, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.

8.12        Maintenance of Tangible Assets.  Each of the Borrowers and the Guarantor shall maintain its tangible assets in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

8.13        Notices of Certain Events.  Each of the Borrowers and the Guarantor shall promptly after it becomes aware thereof give notice to the Lender of:

(a)           Any Default or Event of Default;

(b)           Any default or event of default under any contractual obligation of such Borrower that would have a Material Adverse Effect; and

(c)           Any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or the Guarantor, as applicable.

Each notice pursuant to this Section 8.13 shall be accompanied by a statement of the chief executive officer or chief financial officer of the respective Borrower or the Guarantor, as applicable, setting forth details of the occurrence referred to therein and stating what action the respective Borrower or the Guarantor, as applicable, proposes to take with respect thereto.

8.14        Records and Books of Account.  Each of the Borrowers and the Guarantor shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions required by GAAP to be so reflected.

8.15        Performance of Contracts.  Each of the Borrowers and the Guarantor shall perform and comply, in all material respects, with, in accordance with their terms, all provisions of each and every contract, agreement or instrument now or hereafter binding upon it, except to the extent that it shall contest the provisions thereof in good faith and by proper proceedings or the failure to perform could not reasonably be expected to have a Material Adverse Effect.

8.16        Notice of Material Litigation.  Each of the Borrowers and the Guarantor shall promptly notify the Lender in writing of any litigation, arbitration proceeding or administrative investigation, inquiry or other proceeding to which it may hereafter become a party which could reasonably be expected to have a Material Adverse Effect and which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or Guarantor or which may impair, in any material respect, the ability of such Borrower or Guarantor to perform its obligations under this Agreement, the Notes or the other Loan Documents.

8.17        Use of Proceeds.  The Borrowers shall use the proceeds of the Revolving Credit Loans as provided in Section 2.5 hereof, and the Company shall use the proceeds of the Term Loan and the Octagon Interim Term Loan solely for purposes of repaying Revolving Credit Loans and/or the Prior Term Loan and/or paying the Octagon Purchase Price in accordance with the terms of the Octagon Stock Purchase Agreement.  Such uses shall be consistent with all applicable laws.

8.18        Ownership and Control of Borrowers and Guarantor.

(a)           The Company shall, at all times after the date hereof, have, direct or indirect, beneficial and legal ownership of, and the right and power to control the voting and transfer of, and the exercise of all other rights attributable to, all of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of each of the other Borrowers.

(b)           The Guarantor shall, at all times after the date hereof through the completion of the 2003 Merger, have direct beneficial and legal ownership, and the right and power to control the voting and transfer of, and exercise of all other rights attributable to, not less than a majority of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of the Company.

(c)           The senior management and key employees of the Company or of one or more of the other Borrowers shall own at least twenty percent (20%) of the total issued and outstanding shares of common stock of the Company on a fully diluted basis during the period from and after the consummation of the Octagon Acquisition through the second anniversary thereof; and, thereafter, such ownership interest of such senior management and key employees of the Company or of the other Borrowers shall be diluted only upon not less than ten (10) days’ prior written notice to the Lender and after satisfaction of such conditions as the Lender shall reasonably establish from time to time; provided, however, that each such member of the Company’s senior management and key employees may (before or after such second anniversary) transfer, without the Lender’s consent, his or her shares of the Company’s stock to members of his or her immediate family or to trusts for their benefit or by will or operation of law and the shares so transferred shall be included for purposes of meeting the above requirements provided that they are not further transferred to any person other than those permitted in this sentence.  The 2003 Merger shall not alter the aggregate percentage ownership in the Company of such senior management and key employees.

8.19        2003 Merger.  Within thirty (30) days after the date hereof, the Guarantor and the Company shall cause the Guarantor to be merged with and into the Company, upon terms and conditions approved in advance by the Lender in writing (the “2003 Merger”).  The Guarantor and the Company shall promptly thereafter deliver to the Lender copies of all of the agreements, documents and instruments evidencing and effecting the 2003 Merger.

8.20        [Reserved]

8.21        Compliance with the Octagon Stock Purchase Agreement.  The Company shall enforce its material rights and remedies as set forth in the Octagon Stock Purchase Agreement, the agreements contemplated thereby and the Transaction Documents.  If requested by the Lender, each of the Borrowers and their respective Subsidiaries shall obtain and promptly furnish to the Lender evidence of all governmental approvals as may be required to enable the Company and its Subsidiaries to comply with the Company’s obligations under the Octagon Stock Purchase Agreement and the agreements, documents and instruments related thereto and to continue in business as conducted on the date hereof without materials interruption or interference.

8.22        Compliance with the OBWC.  Each of the Borrowers and the Guarantor shall comply with all material obligations, standards and requirements of all contracts with the OBWC or any applicable governmental agency performing a similar function in any other jurisdiction in which any Borrower operates.

8.23        St. Paul Information.  At the request of the Lender, the Borrowers shall promptly deliver to the Lender copies of any statements, reports, certificates and any other information delivered by any Borrower or their respective Affiliates to St. Paul or the equityholders of any Borrower.  In addition, the Borrowers shall keep the Lender informed on a timely basis as to all developments and communications with St. Paul regarding the determination of the Settlement Amount in accordance with Section 2.2 of the Octagon Stock Purchase Agreement.  The Borrowers shall promptly provide the Lender with copies of all written correspondence between St. Paul and any Borrower or Affiliate thereof relating to the same, together with copies of the Proposed Balance Sheet, Final Balance Sheet and Independent Accountant’s Statement (if any) (as such terms are defined in Section 2.2 of the Octagon Stock Purchase Agreement).

8.24        Key Man Life Insurance Policies.  The Borrowers shall cause the Bossart Life Insurance Policies and the Wagner Life Insurance Policy to be maintained (each in form and substance acceptable to the Lender) in full force and effect at all times.  Within ninety (90) days after the end of each Fiscal Year, the Company shall deliver to the Lender a certificate of the chief executive officer or chief financial officer of the Company stating, on behalf of the Company, that all premiums due and owing have been paid with respect to the Bossart Life Insurance Policies and the Wagner Life Insurance Policy and that such policies are in full force and effect.

8.25        Government Regulation.  No Borrower shall (a) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower, or (b) fail to provide documentary and other evidence of such Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify such Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

ARTICLE 9.  NEGATIVE COVENANTS

Until payment in full of the Notes and the performance of all other obligations of the Borrowers and the Guarantor hereunder, without the prior written consent of the Lender:

9.1          Indebtedness.  Each of the Borrowers and the Guarantor shall not, nor shall any of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:  (i) Indebtedness to the Lender; (ii) the Indebtedness incurred and owed under that certain Asset Purchase Agreement dated May 12, 1999 between CHSI and Community Health Insurance Company (the “Anthem Indebtedness”); (iii) capitalized lease obligations and purchase money Indebtedness reflected on the Balance Sheet and/or the Octagon Balance Sheet or in historical financial statements heretofore provided to the Lender; (iv) other capitalized lease obligations and purchase money Indebtedness incurred in any Fiscal Year commencing after the date hereof up to an aggregate amount of $350,000 per Fiscal Year; (v) inter-company Indebtedness between or among one or more of the Borrowers; (vi) Indebtedness under the Tax Allocation Agreement; (vii) Indebtedness under the Deferred Compensation Plan and accrued incentive compensation expenses; and (viii) trade liabilities and accrued expenses incurred in the ordinary course of business.  Except as otherwise provided, all Indebtedness permitted to be created, incurred, assumed or suffered by the Borrowers and the Guarantor, as applicable, pursuant to this Section shall be considered (but without duplication) Indebtedness of the Borrowers and the Guarantor, as applicable.

9.2          Liens and Other Encumbrances.  Neither any Borrower nor the Guarantor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets whether now owned or hereafter acquired, except: (i) liens securing the payment of taxes and other governmental charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which it shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workers’ compensation, unemployment insurance, social security and other similar laws or to secure the performance of bonds, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business; (iii) liens and security interests in favor of the Lender; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as its use of, or the value of, its property subject thereto is not impaired, in any material respect, thereby; and (v) liens securing purchase money Indebtedness and capital leases referred to in clauses (iii) or (iv) under Section 9.1, above provided that such liens are limited to the specific property purchased or leased and the proceeds thereof.  All of the foregoing liens are hereinafter referred to as “Permitted Liens.”

9.3          Guaranties and Other Contingent Liabilities.  Neither any Borrower nor the Guarantor shall become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or liabilities of any Person, other than (i) the Guarantor’s obligations under the Guaranty, this Agreement and the other Loan Documents and (ii) the guaranty by a Borrower or the Guarantor of the liabilities and obligations of other Borrowers.

9.4          Fundamental Changes.  Neither any Borrower nor the Guarantor shall (i) enter into any transaction of merger or consolidation or amalgamation (other than the 2003 Merger), (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, (iv) acquire by purchase or otherwise all or substantially all of the business or assets of, or stock or other evidence of beneficial ownership of, any Person (other than as part of the Octagon Acquisition), or (v) make any material change in the nature of its business or in the methods by which it conducts business; provided, however, that any Borrower may, without the consent of the Lender, enter into solely with one or more other Borrowers any transaction of the types described in clauses (i), (iii) or (iv), above, provided that all of the Borrowers that are a party to any such transaction have a positive net worth as determined in accordance with GAAP.

9.5          Creation of Subsidiaries.  Neither any Borrower nor the Guarantor shall create or acquire any additional Subsidiaries without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

9.6          Loans or Advances.  Neither any Borrower nor the Guarantor shall make loans or advances to any Person (including any Subsidiary of a Borrower or the Guarantor) other than another Borrower or the Guarantor, except in the ordinary course of their respective businesses.

9.7          Investments.  Neither any Borrower nor the Guarantor shall acquire or purchase the securities of any Person other than another Borrower; provided, however, that the Borrowers and the Guarantor may purchase:  (i) U.S. government securities directly or pursuant to repurchase agreements with (A) Affiliates of Banc One Corporation or (B) other domestic banks having capital and surplus of at least $100,000,000; (ii) certificates of deposit of (A) Affiliates of Banc One Corporation or (B) other domestic banks having a capital and surplus of at least $100,000,000; and (iii) commercial paper rated A-1 or P-1 or an equivalent by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, both of New York, New York, or their successors if all of such investments have a maturity of one year or less.

9.8          Sale and Leaseback.  Neither any Borrower nor the Guarantor shall enter into any agreement with any lender or investor providing for the leasing of (i) real or personal property which has been or is to be sold or transferred by any Borrower or the Guarantor to such lender or investor or (ii) other real or personal property intended to be used for substantially the same purpose as the property sold or transferred by any Borrower or the Guarantor.

9.9          Disposition of Assets.  Neither any Borrower nor the Guarantor shall dispose of any of its assets in any transaction or series or transactions other than those disposed of in the ordinary course of business and except in connection with the replacement of assets sold by like assets.

9.10        Transactions with Affiliates.  Except for the execution, delivery and performance by the applicable parties of the Tax Allocation Agreement and each of the agreements listed on Schedule 9.10 attached hereto, neither any Borrower nor the Guarantor shall:  (i) enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract which is in the ordinary course of its business and which is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arms-length transaction; (ii) make any advance or loan to any Affiliate or any director or officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guaranty of any of the foregoing; or (iii) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof except as may be permitted in accordance with the preceding clauses of this Section or the other Sections of this Agreement and except for the reimbursement of reasonable expenses incurred in connection with the provision of services by an officer, director or employee of any Borrower to such entity, including expenses for travel, entertainment and similar items, in accordance with the reimbursement policies of such Borrower.

9.11        [Reserved].

9.12        Sale of Accounts.  Neither any Borrower nor the Guarantor shall sell, assign or exchange any of its Accounts or notes receivable with or without recourse.

9.13        Capital Expenditures.  The Company shall not purchase, on a consolidated basis, fixed or capital assets in an amount in excess of the amount listed in column (b) of this Section during the period listed opposite such amount in column (a) of this Section:

(a) Period	(b) Amount

From January 1, 2003 through December 31, 2003	$1,500,000
In Each Fiscal Year Thereafter	$2,000,000

9.14        [Reserved].

9.15        Minimum Fixed Charge Coverage Ratio.  The Company shall not permit its Fixed Charge Coverage Ratio based upon the most recent four fiscal quarters on a rolling basis to be less than 1.20 to 1.00 at September 30, 2004 or at the end of any fiscal quarter ending thereafter.  In addition, the Company shall not permit its Fixed Charge Coverage Ratio based upon the quarter ending December 31, 2003, the two quarters ending March 31, 2004 or the three quarters ending June 30, 2004 to be less than 1.20 to 1.00 at December 31, 2003, March 31, 2004 or June 30, 2004, as applicable.

9.16        Ratio of Funded Indebtedness to EBITDA.  The Company shall not permit the ratio of its Funded Indebtedness (including, without limitation, borrowings pursuant to this Agreement) to EBITDA based upon the most recent four fiscal quarters on a rolling basis to be less than [2.25] to 1:00 at September 30, 2003.

9.17        Management Fees.  Except as otherwise permitted in this Section 9.17, no Borrower shall pay any management fees to the Guarantor, SCC or their respective Affiliates (other than another Borrower); provided, however, that so long as no Event of Default has occurred and is continuing (or would occur as a result of such payment), the Borrowers may pay management fees to the Guarantor, SCC or their respective Affiliates, solely and strictly in accordance with the provisions of the Management Advisory Services Agreement, in an aggregate amount not to exceed with respect to any Fiscal Year five percent (5.0%) of the Company’s total consolidated EBITA for such Fiscal Year.  The Borrowers may accrue (but shall not be permitted to pay, until all Indebtedness hereunder is paid in full and any commitment to lend or issue letters of credit hereunder is terminated) the Deferred Compensation Payments.  The Borrowers may make the Tax Agreement Payments at the times provided for in the Tax Allocation Agreement; provided, however, that no Tax Agreement Payments shall be made after the occurrence and during the continuance of an Event of Default, except for Tax Agreement Payments representing income taxes which SCC is actually required to pay and which are directly attributable solely to the consolidated operations of the Company.

9.18        Dividends and Payments.  Neither the Company, the Guarantor nor CMI shall declare or pay on, or make any distribution to the holders of any shares of capital stock of the Company, the Guarantor or CMI of any class, or purchase, redeem or otherwise acquire for consideration any shares of capital stock of the Company, the Guarantor or CMI of any class; provided, however, that nothing contained in this Section 9.18 shall be construed to prevent any payments expressly permitted under Section 9.17 hereof.

9.19        Issuance of Capital Stock.  None of the Borrowers shall issue any additional shares of capital stock of any class (or any options, warrants, convertible securities or rights with respect thereto) after the date hereof (other than in connection with the 2003 Merger), except for the issuance of shares of capital stock or other securities of the Company pursuant to the Option Plan (as identified on Schedule 9.10 and related agreements entered into in accordance therewith).

9.20        Prohibition of Change in Fiscal Year.  Neither any Borrower, the Guarantor nor any Subsidiary thereof shall change its Fiscal Year-end for accounting purposes from December 31 of any year.

9.21        Amendment to Other Documents.  The Borrowers and the Guarantor shall not cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the Tax Allocation Agreement, Management Advisory Services Agreement, Octagon Stock Purchase Agreement, any other agreement, document or instrument contemplated by, or executed in connection with, the Octagon Stock Purchase Agreement (collectively, the “Transaction Documents”).

9.22        Management.  The Company shall not terminate the employment of Robert J. Bossart, Jonathan R. Wagner or Richard T. Kurth, without the prior written consent of the Lender, such consent not to be unreasonably withheld.  In the event of the termination by the Company of the employment of any such individuals or their respective successors, the Company shall retain, within 150 days after such termination, replacement officers reasonably acceptable to the Lender.

9.23        Pledge Rights Not a “Change”.  None of the Borrowers or shall take or permit any of their Subsidiaries to take any action, or participate in or consent to any transaction(s) (i) which would require the advance approval of the OBWC under the OBWC Contracts, other than actions of CHSI taken, or not taken, in the ordinary course of performance of the OBWC Contracts which, from time to time, may require the approval of OBWC, or (ii) which would cause the Lender’s realization of any of their respected rights under the Stock Pledge Agreements to constitute a “Change” under the OBWC Contracts (except for any possible “Change” resulting from the exercise of remedies with respect to the capital stock of CHSI).

ARTICLE 10.  EVENTS OF DEFAULT

10.1        Event of Default.  “Event of Default” shall mean the occurrence of one or more of the following described events:

(a)           The Borrowers shall default in the payment of any principal of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided;

(b)           The Borrowers shall default in payment of the Facility Fee or any Commitment Fee or any interest on the Notes or of any other payment due the Lender under this Agreement when the same shall become due, either by the terms thereof or otherwise as herein provided and such default continues for a period of five (5) days;

(c)           Any Borrower or the Guarantor shall default (after the expiration of any applicable grace period) in the payment of any amount due to Lender pursuant to the terms of any promissory note or other instrument other than the Notes;

(d)           Any Borrower or the Guarantor shall default (after the expiration of any applicable grace period) in the performance or observance of any covenant, condition or agreement contained in the Guaranty, the ISDA Master Agreement, the Borrower Security Agreements, the Copyright Security Agreements, the Copyright Collateral Agreements, the Stock Pledge Agreements, the Assignment of Leasehold Interests, the Assignments of Life Insurance Policies, the Guarantor Security Agreement, the Guarantor Stock Pledge Agreement, the Octagon Investment Property Security Agreement, the Octagon Control Agreement or any other security agreement entered into by any Borrower for the benefit of the Lender;

(e)           Any Borrower shall default in the payment of any Indebtedness in excess of $250,000 beyond any period of grace provided with respect thereto, or any Borrower shall default in the performance of any agreement under which such Indebtedness payment obligation is created if the effect of such default is to cause or permit the holder or holders of such obligation (or a representative of such holder or holders) to cause, such payment obligation to become due prior to its date of maturity;

(f)            Any representation or warranty made by any Borrower or the Guarantor herein, in any other Loan Document or in any report, certificate or writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made;

(g)           Any Borrower or the Guarantor shall default in the performance or observation of any covenant, condition or agreement in Sections 8.1, 8.13, 8.16, 8.17, 8.18 or 8.19 or in Article 9 hereof;

(h)           Any Borrower or the Guarantor shall default in the performance or observation of any covenant, condition or agreement made or required to be observed or performed by it under this Agreement (other than those referred to in Sections 10.1(a), 10.1(b) or 10.1(g) of this Agreement) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Borrowers by the Lender, or, in the case of Sections 8.2 and 8.4, such default shall continue without cure for ten (10) days (without any required notice thereof);

(i)            Any Borrower or the Guarantor shall make an assignment for the benefit of creditors;

(j)            Any Borrower or the Guarantor shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(k)           Any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against any Borrower or the Guarantor and any Borrower or the Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, or adjudicating any Borrower or the Guarantor bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

(l)            Any order is entered in any proceedings against any Borrower or the Guarantor decreeing the dissolution of any Borrower or the Guarantor and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

(m)          A final judgment or judgments for the payment of money in excess of an aggregate of $250,000 shall be rendered against any Borrower or the Guarantor and such judgment or judgments shall remain undischarged for a period of sixty (60) consecutive days during which the execution shall not be effectively stayed;

(n)           (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which might, in the opinion of the Lender, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) any Borrower or the Guarantor or any ERISA Affiliate shall withdraw from a Multiemployer Plan; provided, however, that none of the foregoing shall constitute an Event of Default except under circumstances that the Lender determines could reasonably be expected to have a Material Adverse Effect;

(o)           (i) CHSI is notified by the OBWC that it is “at capacity,” declared ineligible to solicit or accept selection by or assignment of an employer by the OBWC, or the OBWC in any material manner limits the Company’s ability to accept new enrollments, and any of the same is reasonably likely to result in any Event of Default under Sections 10.1(a) or (b) or any breach of Sections 9.13, 9.14, 9.15 or 9.16; (ii) the State of Ohio announces its intention to dissolve or disband the state-sponsored system of workers’ compensation insurance or the Ohio Health Partnership Program (and the Lender determines in the exercise of its commercially reasonable discretion that the same is reasonably likely to impair the Borrowers’ ability to perform their material obligations under this Agreement, the Notes or the other Loan Documents); (iii) (A) the OBWC terminates or does not renew the OBWC Contracts, or (B) the OBWC informs CHSI of its intent to terminate or not renew the OBWC Contracts, except if the Borrowers provide the Lender written notice that (I) CHSI is actively and diligently pursuing renewals of the OBWC Contracts, (II) CHSI is reasonably confident that its efforts will be successful, and (III) such active pursuit of renewal does not exceed (without renewal) ninety (90) days time from the date of such written notice to the Lender; or (iv) the OBWC terminates, does not renew or informs CHSI of its intent to terminate or not renew CHSI’s OBWC certification as a vendor; or

(p)           The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Rate Management Transaction.

10.2        Consequences of Event of Default.

(a)           If any Event of Default specified under Section 10.1, other than subsections (i) through (l) thereof, shall occur and be continuing the Lender shall be under no further obligation to make Loans hereunder and the Lender may, by written notice to the Borrowers, declare the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrowers hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived.

(b)           If an Event of Default specified under subsections (i) through (l), inclusive, of Section 10.1 shall occur, the Lender shall be under no further obligation to make Loans hereunder and the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrowers hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

ARTICLE 11.  MISCELLANEOUS

11.1        Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when sent by certified or registered mail, postage prepaid, or, in the case of telecopy notice, when received, or in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrowers, the Guarantor and the Lender or to such address or other address as may be hereafter notified by the parties hereto:

Any Borrower or the Guarantor:	c/o Security Capital Corporation One Pickwick Plaza Suite 310 Greenwich, Connecticut 06830 Attention: Brian D. Fitzgerald, Chairman Facsimile: (203) 625-0423

with copies to:

Health Power, Inc. c/o CompManagement, Inc. 6377 Emerald Parkway Dublin, Ohio 43016 Attention: Paul A. Miller Facsimile: (614) 790-8119

and

Baker & Hostetler LLP 65 East State Street, Suite 2100 Columbus, Ohio 43215-4260 Attention: Joseph P. Boeckman, Esq. Facsimile: (614) 462-2616

The Lender:	Bank One, N.A. 100 East Broad Street Columbus, Ohio 43271-0171 Attention: Mark S. Slayman, Vice President Facsimile: (614) 248-5518

with a copy to:

Squire, Sanders & Dempsey L.L.P. 1300 Huntington Center 41 South High Street Columbus, Ohio 43215 Attention: Kim L. Swanson, Esq. Facsimile: (614) 365-2499

Notwithstanding any other provision hereof to the contrary, each Borrower and the Guarantor has appointed the Company as its representative to receive and give all notices to or from such Borrower or the Guarantor, as applicable, and the Lender shall have acted in accordance with this Agreement in accepting notices from and giving notice to the Company as being notices from or to such Borrower or the Guarantor, as applicable.

11.2        Term of Agreement; Termination; Successors and Assigns.  This Agreement and all covenants, agreements, representations and warranties made herein and in the reports, certificates and other writings delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of each Loan and the execution and delivery to the Lender of the Notes and shall continue in full force and effect until terminated.  The representations of Borrowers and the Guarantor herein are made as of the date of this Agreement.  This Agreement shall terminate at such time as the Revolving Credit Commitment is terminated in full and the Lender has received payment in full of all amounts owing to the Lender hereunder and under the Notes.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, however, that (i) neither any Borrower nor the Guarantor may assign or transfer its rights or duties under this Agreement to any Person without the prior written consent of the Lender and (ii) the Lender may not assign, or participate, this Agreement or the Notes to a direct competitor of the Borrowers.

11.3        No Implied Rights or Waivers.  No notice to or demand on any Borrower or the Guarantor in any case shall entitle such Borrower or the Guarantor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

11.4        Applicable Law.  This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State.

11.5        Modifications, Amendments or Waivers.

(a)           The Lender, the Borrowers and the Guarantor may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Lender or the Borrowers and the Guarantor hereunder or give waivers or consents to a departure from the due performance of the obligations of the Borrowers or the Guarantor hereunder or under the Notes.

(b)           In the case of any such waiver or consent relating to any provision hereof, the parties shall be restored to their former positions and rights thereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

11.6        Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

11.7        Headings.  The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

11.8        Expenses.  The Borrowers and the Guarantor shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with the negotiation, development, preparation and execution of this Agreement, the Notes, the other Loan Documents and the related transactions.  The Borrowers and the Guarantor shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with (i) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; and (ii) the enforcement of this Agreement, the Notes and the other Loan Documents including such expenses as may be incurred by the Lender in collection of the Notes and all obligations of the Borrowers and the Guarantor hereunder.

11.9        Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

11.10      Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

11.11      Waiver of Jury Trial; Consent to Venue.  The Lender, the Borrowers and the Guarantor, after having had the opportunity to consult with counsel, knowingly, voluntarily, irrevocably, unconditionally and intentionally waive any right to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of any Borrower, the Guarantor or the Lender.  The Borrowers and the Guarantor shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  In the event of a dispute under this Agreement, the Borrowers and the Guarantor hereby, jointly and severally, agree that jurisdiction and venue lies in a court of competent jurisdiction in Franklin County, Ohio.  These provisions shall not be deemed to have been modified in any respect or relinquished by the Lender except by a written instrument executed by it.  This provision is a material inducement to the Lender to enter into the transactions described in this Agreement.

11.12      Entire Agreement.  This Agreement and the Exhibits hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

11.13      Certificates, Etc.  All certificates, reports and other writings submitted by any Borrower or the Guarantor to the Lender hereunder shall constitute the representations and warranties of each Borrower and the Guarantor to the Lender as to the truth and accuracy of all facts, calculations and other information set forth therein, as though fully set forth and repeated in this Agreement.

11.14      Waiver of Certain Defenses.  Each of the Borrowers and the Guarantor hereby waives all defenses based on suretyship and impairment of collateral.

11.15      USA Patriot Act Notification.  The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product.  What this means for each Borrower:  When such Borrower opens an account, if such Borrower is an individual, the Lender will ask for a Borrower’s name, taxpayer identification number, residential address, date of birth and other information that will allow the Lender to identify such Borrower, and if such Borrower is not an individual, the Lender will ask for such Borrower’s name, taxpayer identification number, business address and other information that will allow the Lender to identify such Borrower.  The Lender may also ask, if a Borrower is an individual, to see such Borrower’s driver’s license or other identifying documents, and if a Borrower is not an individual, to see such Borrower’s legal organizational documents or other identifying documents.

ARTICLE 12.  DEFINITIONS

The terms set forth and defined in Exhibit J hereto shall, for the purposes of this Agreement, have the meanings assigned to such terms as set forth in Exhibit J.

IN WITNESS WHEREOF, the Borrowers, the Guarantor and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

LENDER:	GUARANTOR:

BANK ONE, N.A.	WC HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Mark S. Slayman	By:	/s/ Paul A. Miller
	Mark S. Slayman, Vice President		Paul A. Miller, Vice President

BORROWERS:

HEALTH POWER, INC., a Delaware corporation

COMPMANAGEMENT, INC., an Ohio corporation

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation

CMI MANAGEMENT COMPANY, an Ohio corporation

COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation

COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation

CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation

By:	/s/ Jonathan R. Wagner
Jonathan R. Wagner, President

COMPMANAGEMENT HEALTH	OCTAGON RISK SERVICES, INC.,
SYSTEMS, INC., an Ohio corporation	a Minnesota corporation

By:	/s/ Paul A. Miller	By:	/s/ Jonathan R. Wagner
	Paul A. Miller, Vice President		Jonathan R. Wagner, Chairman of the Board of Directors

EXHIBIT A

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Columbus, Ohio
$8,000,000	October 3, 2003

On or before September 30, 2005, for value received, the undersigned (collectively, the “Borrowers”), jointly and severally, hereby promise to pay to the order of Bank One, N.A., a national banking association (the “Lender”), or its assigns, as further provided herein, the principal amount of Eight Million Dollars ($8,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Agreement (as referred to and defined in Section 1 hereof), together with interest on the unpaid principal balance of all Revolving Credit Loans made hereunder until paid in full at a fluctuating rate of interest and payable on the dates as determined in accordance with Article 1 of the Agreement.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43271-0171.

Section 1.              Loan Agreement.  This Amended and Restated Revolving Credit Note (the “Revolving Credit Note”) is the Revolving Credit Note referred to in the Amended and Restated Loan Agreement, dated as of October 3, 2003 by and among the Borrowers, WC Holdings, Inc., a Delaware corporation, and the Lender, as the same may be hereafter amended, restated, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.  This Revolving Credit Note amends and restates the Second Restated Revolving Credit Note.

Section 2.              Endorsements.  All Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Agreement and all payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to record as provided herein shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Agreement.

Section 3.              Setoff.  Any and all moneys now or at any time hereafter owing to any Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from any Borrower to the holder hereof, and may, upon the occurrence of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or is to become due.

Section 4.              Confession of Judgment.  The undersigned, jointly and severally, hereby irrevocably authorize an attorney-at-law to appear for the undersigned in an action on this Revolving Credit Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Revolving Credit Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR

A-1

RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HEALTH POWER, INC., a Delaware corporation

COMPMANAGEMENT, INC., an Ohio corporation

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation

CMI MANAGEMENT COMPANY, an Ohio corporation

COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation

COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation

CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation

By:	/s/ Jonathan R. Wagner
Jonathan R. Wagner, President

COMPMANAGEMENT HEALTH	OCTAGON RISK SERVICES, INC.,
SYSTEMS, INC., an Ohio corporation	a Minnesota corporation

By:	/s/ Paul A. Miller	By:	/s/ Jonathan R. Wagner
	Paul A. Miller, Vice President		Jonathan R. Wagner, Chairman of the Board of Directors

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EXHIBIT B

AMENDED AND RESTATED TERM NOTE

Columbus, Ohio
$31,479,166.64	October 3, 2003

For value received, the undersigned (collectively, the “Borrowers”), jointly and severally, hereby promise to pay to the order of Bank One, N.A., a national banking association (the “Lender”), or its assigns, as further provided herein, the principal amount of Thirty-One Million Four Hundred Seventy-Nine Thousand One Hundred Sixty-Six Dollars and 64/100 Cents ($31,479,166.64), together with interest on the unpaid principal balance hereunder at the fluctuating rate of interest provided for in Article 3 of the Agreement (as referred to and defined in Section 1 hereof).  Interest on the unpaid principal balance shall be calculated pursuant to the fluctuating rate of interest provided for in Article 3 of the Agreement and shall be paid on the dates as determined in accordance with the provisions of Article 3 of the Agreement.  Principal shall be due and payable in accordance with the provisions of Article 3 of the Agreement as follows:  (i) twelve (12) equal consecutive monthly installments in the amount of $463,801.36 each shall be due and payable commencing on November 1, 2003 and continuing on each Interest Payment Date thereafter to and including October 1, 2004; (ii) twelve (12) equal consecutive monthly installments in the amount of $492,407.62 each shall be due and payable commencing on November 1, 2004 and continuing on each Interest Payment Date thereafter to and including October 1, 2005; (iii) twelve (12) equal consecutive monthly installments in the amount of $522,778.24 each shall be due and payable commencing on November 1, 2005 and continuing on each Interest Payment Date thereafter to and including October 1, 2006; (iv) twelve (12) equal consecutive monthly installments in the amount of $555,022.06 each shall be due and payable commencing November 1, 2006 and continuing on each Interest Payment Date thereafter to and including October 1, 2007; (v) eleven (11) equal consecutive monthly installments in the amount of $589,254.61 each shall be due and payable commencing on November 1, 2007 and continuing on each Interest Payment Date thereafter to and including September 1, 2008; and (vi) one final payment in the amount of the unpaid principal balance of the Term Note and accrued, unpaid interest thereon shall be due and payable on September 30, 2008.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43217-0171.

Section 1.              Loan Agreement.  This Amended and Restated Term Note (the “Term Note”) is the Term Note referred to in the Amended and Restated Loan Agreement dated as of October 3, 2003, by and among the Borrowers, WC Holdings, Inc., a Delaware corporation, and the Lender, as the same may be hereafter amended, restated, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Term Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments of principal prior to maturity hereof upon the terms, conditions and provisions specified therein.  This Term Note amends and restates the Second Restated Term Note.

Section 2.              Endorsements.  All payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Agreement.

Section 3.              Setoff.  Any and all moneys now or at any time hereafter owing to any Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from any Borrower to the holder hereof, and may, upon the occurrence of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or to become due.

Section 4.              Confession of Judgment.  The undersigned, jointly and severally, hereby irrevocably authorize an attorney-at-law to appear for the undersigned in an action on this Term Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Term Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for

B-1

any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HEALTH POWER, INC., a Delaware corporation

COMPMANAGEMENT, INC., an Ohio corporation

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation

CMI MANAGEMENT COMPANY, an Ohio corporation

COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation

COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation

CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation

By:	/s/ Jonathan R. Wagner
Jonathan R. Wagner, President

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

COMPMANAGEMENT HEALTH	OCTAGON RISK SERVICES, INC.,
SYSTEMS, INC., an Ohio corporation	a Minnesota corporation

By:	/s/ Paul A. Miller	By:	/s/ Jonathan R. Wagner
	Paul A. Miller, Vice President		Jonathan R. Wagner, Chairman of the
Board of Directors

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EXHIBIT C

INTERIM TERM NOTE

Columbus, Ohio
$12,000,000	October 3, 2003

For value received, the undersigned (collectively, the “Borrowers”), jointly and severally, hereby promise to pay to the order of Bank One, N.A., a national banking association (the “Lender”), or its assigns, as further provided herein, the principal amount of Twelve Million Dollars ($12,000,000), together with interest on the unpaid principal balance hereunder at the fluctuating rate of interest provided for in Article 4 of the Agreement (as referred to and defined in Section 1 hereof).  Interest on the unpaid principal balance shall be calculated pursuant to the fluctuating rate of interest provided for in Article 4 of the Agreement and shall be paid on the dates as determined in accordance with the provisions of Article 4 of the Agreement.  One lump sum payment in the amount of the unpaid principal balance and accrued, unpaid interest thereon shall be due and payable on or before October 17, 2003 in accordance with the provisions of Article 4 of the Agreement.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43217-0171.

Section 1.              Loan Agreement.  This Interim Term Note (the “Term Note”) is the Octagon Interim Term Note referred to in the Amended and Restated Loan Agreement dated as of October 3, 2003, by and among the Borrowers, WC Holdings, Inc., a Delaware corporation, and the Lender, as the same may be hereafter amended, restated, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Term Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments of principal prior to maturity hereof upon the terms, conditions and provisions specified therein.

Section 2.              Endorsements.  All payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Agreement.

Section 3.              Setoff.  Any and all moneys now or at any time hereafter owing to any Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from any Borrower to the holder hereof, and may, upon the occurrence of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or to become due.

Section 4.              Confession of Judgment.  The undersigned, jointly and severally, hereby irrevocably authorize an attorney-at-law to appear for the undersigned in an action on this Term Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Term Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

C-1

HEALTH POWER, INC., a Delaware corporation

COMPMANAGEMENT, INC., an Ohio corporation

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation

CMI MANAGEMENT COMPANY, an Ohio corporation

COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation

COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation

CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation

By:	/s/ Jonathan R. Wagner
Jonathan R. Wagner, President

COMPMANAGEMENT HEALTH	OCTAGON RISK SERVICES, INC.,
SYSTEMS, INC., an Ohio corporation	a Minnesota corporation

By:	/s/ Paul A. Miller	By:	/s/ Jonathan R. Wagner
	Paul A. Miller, Vice President		Jonathan R. Wagner, Chairman of the Board of Directors

C-2

EXHIBIT D

AMENDED AND RESTATED BORROWER SECURITY AGREEMENT

October 3, 2003

THIS AMENDED AND RESTATED SECURITY AGREEMENT (“Security Agreement”) is entered into as of the date set forth above by and between                                                  , a(n)                       corporation (the “Debtor”), and BANK ONE, N.A., a national banking association (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement.

A.            Loans.  The Debtor, the other Borrowers named in the Loan Agreement (defined below), WC Holdings, Inc., a Delaware corporation, and the Lender have entered into a certain Amended and Restated Loan Agreement of even date herewith (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Loan Agreement”) pursuant to which the Lender has agreed to lend to the Borrowers (i) the maximum sum of $8,000,000 under a revolving line of credit (the “Revolving Credit Commitment”), (ii) a term loan in the maximum sum of $31,479,166.64 (the “Term Loan”) and (iii) a term loan in the maximum sum of $12,000,000 (the “Octagon Interim Term Loan”).  The Revolving Credit Commitment is evidenced by a master promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Revolving Credit Note”) of the Borrowers.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the Revolving Credit Loans.  The borrowing under the Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Term Note”), and the borrowing under the Octagon Interim Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Octagon Interim Term Note” and, collectively with the Revolving Credit Note and the Term Note, the “Notes”).  The Revolving Credit Loans, Term Loan and Octagon Interim Term Loan are hereinafter collectively referred to as the “Loans.”  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Security Interest.  The Lender is willing to make the Loans to the Borrowers upon the condition that the Debtor grant to and create in favor of the Lender security interests in certain property of the Debtor as security for (i) the payment of the Notes, (ii) the payment of all amounts owing pursuant to this Security Agreement, the Loan Agreement and the other Loan Documents, (iii) the performance by the Borrowers of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Security Agreement, the Loan Agreement, the Notes and the other Loan Documents, (iv) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenditures that the Lender may make under the provisions of this Security Agreement or for the benefit of the Debtor, (v) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vi) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Borrower to the Lender arising under or in connection with any Rate Management Transaction, and (vii) any of the foregoing that arises after the filing of a petition by or against the Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”).  This Security Agreement amends and restates that certain Borrower Security Agreement dated as of December 21, 2000 between the parties hereto.

Statement of Agreement

For and in consideration of the Loans made by the Lender to the Borrowers, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

Section 1.              Creation of Security Interests.  As security for the Secured Obligations, the Debtor hereby agrees that there now are or shall be duly executed and filed or recorded in all appropriate state and local offices all documents necessary to grant and create in favor of the Lender a perfected security interest under the Uniform

Commercial Code in and to the following, whether now owned or hereafter acquired by the Debtor, which security interest is hereby granted:

(i)                                     All Accounts of the Debtor;

(ii)           All Chattel Paper (electronic and tangible) and contract rights of the Debtor;

(iii)          All General Intangibles of the Debtor;

(iv)          All Instruments of the Debtor including promissory notes;

(v)           All machinery, Equipment, Goods, Consumer Goods, Software embedded in Goods, Goods covered by Documents, furniture, Fixtures and personal property of the Debtor including motor vehicles;

(vi)          All Inventory of the Debtor;

(vii)         All of the Debtor’s Deposit Accounts (general or special) with and credits and other claims against the Lender;

(viii)        All Investment Property of the Debtor;

(ix)           All security interests held by the Debtor;

(x)            All Documents of the Debtor;

(xi)           All Letter of Credit Rights of the Debtor;

(xii)          All Supporting Obligations of the Debtor;

(xiii)         All insurance Proceeds of or relating to any of the foregoing;

(xiv)        All Accessions and additions to, substitutions for, and replacements of any of the foregoing; and

(xv)         All Cash and Non-cash Proceeds of the foregoing, including without limitation the Proceeds in the Collateral Accounts (as hereinafter defined).

Any term used in the Uniform Commercial Code as adopted in the State of Ohio and not defined in this Security Agreement has the same meaning as in the Uniform Commercial Code as adopted in the State of Ohio.

Anything contained herein to the contrary notwithstanding, the Collateral shall not include any interest of the Debtor in any contract, license, permit or similar general intangible if the granting of a security interest therein is prohibited by, or would cause a termination of all or any material rights of the Debtor under, the terms of the written agreement creating or evidencing such contract, license, permit or similar intangible; provided, further, that, notwithstanding anything set forth in the proviso set forth above to the contrary, to the extent not prohibited by law, the Lender shall at all times have a security interest in all right of the Debtor to payments of money due or to become due under any such contract, license, permit or similar general intangible, and all proceeds thereof, and, if and when the prohibition which prevents the granting of a security interest in such property (or would cause such termination) is removed, terminated or otherwise becomes unenforceable as a matter of law, the Lender will be deemed to have, and at all times to have had, a security interest in such property and the Collateral, to the fullest extent permitted by applicable law, will be deemed to include, and at all times to have included, such property.

Section 2.              Lender Has Rights and Remedies of a Secured Party.  In addition to all rights and remedies given to the Lender by this Security Agreement, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Section 3.              Provisions Applicable to the Collateral.  The parties agree that the following provisions shall be applicable to the Collateral during the term of this Security Agreement:

(a)           Chief Executive Offices; Books and Records.

(i)            The Debtor shall keep accurate and complete books and records concerning the Collateral.

(ii)           The Debtor represents and warrants that, as of the date hereof, its chief executive office is located at the address set forth in Section 10.1 hereof.  The Debtor shall not move its chief executive office except to such new location as it may establish in accordance with paragraph (v) below.

(iii)          The Debtor represents and warrants that it is incorporated in the State of [                 ], that its exact legal name is as set forth in the preamble to this Security Agreement and that its organizational or charter number is [                 ].

(iv)          The only original books of account and records of the Debtor relating to all Accounts of the Debtor are, and shall continue to be, kept at its chief executive office.  The location where such books of account and records are kept shall not be changed except in accordance with paragraph (v) below.

(v)           The Debtor shall not establish any new location for its chief executive office or for the place where such books of account and records are kept until (A) it shall have given to the Lender written notice of its intention to do so, clearly describing each such new location and providing such other information in connection therewith as the Lender may reasonably request, and (B), with respect to each such new location, it shall have taken such action, satisfactory to the Lender (including without limitation all action required by Section 4 hereof) as may be necessary to maintain the security interest of the Lender in the Accounts granted hereunder at all times fully perfected and in full force and effect.

(vi)          The Debtor will preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets without the prior written consent of the Lender.

(vii)         The Debtor shall not change its state of incorporation, its organizational or charter number or its legal name without thirty (30) days’ prior written consent of the Lender.

(viii)        The Debtor shall not invoice an account debtor or maintain its records relating to any Account in any name other than its own proper corporate name or the names “RHS Solutions” or “Integrated Comp.”

(b)           Inspection.  Upon reasonable prior notice to the Debtor, the Lender shall have the right to review the books and records of the Debtor concerning the Collateral and to copy the same and make excerpts therefrom, and to inspect the Collateral, at all times during regular business hours; so long as such inspections do not unreasonably interfere with or impede the operations of the Debtor.

(c)           Debtor’s Right to Collect Accounts.  Notwithstanding the security interest in the Accounts granted hereunder, the Debtor shall have the right to collect its Accounts at its own cost and expense until such time as the Lender shall have notified the Debtor pursuant to paragraph (e) below that it has revoked such right.

(d)           Cash Collateral Accounts.  If any Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing, the Lender shall have the right after notice to the Debtor to cause to be opened and maintained with the Lender one or more non-interest bearing bank accounts in the name of the Debtor as cash collateral accounts (herein called “Collateral Accounts”).  Upon receipt of notice by the Debtor from the Lender that one or more Collateral Accounts have been opened for the Debtor pursuant to this paragraph, the Debtor shall cause all cash Proceeds collected by it to be delivered to the Lender forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by the Debtor as may be necessary to permit collection thereof by the Lender, and for such purpose the Debtor hereby irrevocably authorizes and empowers the officers and employees of the Lender to endorse and sign the name of the Debtor on all checks, drafts, money orders or other media of payment so delivered to it and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Debtor prior to any endorsement or assignment thereof by the Lender.  The Lender may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.  Monies in the Collateral Accounts shall be used by the Lender to reduce the Borrowers’ obligations under the Notes, the Loan Agreement and this Security Agreement.  At such time as the Secured Obligations are paid in full, the requirement that cash Proceeds be delivered to the Lender shall terminate.

(e)           Collection of Accounts by Lender.  If any Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing, the Lender shall have the right at any time (i) to revoke the right of the Debtor to collect its Accounts pursuant to paragraph (c) above by written notice to the Debtor to such effect, (ii) to take over and direct collection of the Accounts of the Debtor, (iii) to give notice of the Lender’s security interest in the Accounts to any or all of the account debtors or makers obligated to the Debtor thereon, (iv) to direct such account debtors to make payment of the Accounts directly to the Lender (and at the request of the Lender the Debtor shall indicate on all billings to account debtors that payments thereon are to be made to the Lender), and (v) to take control of the Accounts of the Debtor and the Proceeds thereof and to take possession of all of the Debtor’s books and records relating thereto, with full power and authority in the name of the Lender or of the Debtor to enforce, collect, sue for, receive, compromise, settle and receipt for any and all of the Accounts.  If any Account becomes evidenced by a promissory note or other instrument for the payment of money, the Debtor shall at the Lender’s request deliver any such instrument to the Lender duly endorsed to the order of the Lender as additional Collateral under this Security Agreement.  It is understood and agreed by the Debtor that the Lender shall have no liability whatsoever to the Debtor under this paragraph (e) except for its own gross negligence or willful misconduct.

(f)            Funds in Collateral Accounts; Control.  All cash Proceeds received by the Lender from the Debtor pursuant to paragraph (d) above or by the Lender directly from account debtors pursuant to paragraph (e) above shall be deposited in the Lender’s Collateral Account as further security for the Secured Obligations.  The Lender shall have sole dominion and control over all funds deposited in each Collateral Account and such funds may be withdrawn therefrom only by or at the direction of the Lender.

(g)           Account Verification.  If an Event of Default shall occur and be continuing, the Lender may, without notice to the Debtor, verify with any account debtor of the Debtor the status of any accounts payable by such account debtor.  The Debtor from time to time shall execute and deliver such instruments and take all such action as the Lender may reasonably request in order to effectuate the purpose of this paragraph (g).

(h)           Notice of Adverse Change.  The Debtor shall immediately notify the Lender of any material adverse change of which it has knowledge which is reasonably likely to affect the ultimate collectibility of any Account in excess of $250,000.

(i)            Location of Tangible Personal Property.  The Debtor represents and warrants that with respect to the items of tangible personal property described in clauses (v) and (vi) of Section 1 of this Security Agreement, all of such property, as of the date hereof, is located as specified in Exhibit A attached hereto.  The Debtor shall not retain any property at any location, other than those specified in Exhibit A, unless prior to moving any property to such a location, the Debtor will have given five (5) Business Days notice to the Lender.

(j)            Sale of Assets.  Notwithstanding the security interest in the Debtor’s property granted hereunder, the Debtor shall have the right to sell or otherwise dispose of Collateral to the extent permitted under Section 9.9 of the Loan Agreement, free and clear of such security interest, but in such event such security interest shall continue in the Proceeds of such sales.

Section 4.              Preservation and Protection of Security Interests.  The Debtor shall faithfully preserve and protect the Lender’s security interest in its Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continued perfected so long as the Secured Obligations or any portion thereof is outstanding and unpaid, and for such purpose the Debtor shall from time to time at the request of the Lender file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation, financing statements and continuation statements, as the Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interests.  The Debtor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Lender may deem reasonably necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first lien security interest in the Collateral prior to the rights of any other secured party or lien creditor except as otherwise permitted herein or in the Loan Agreement.  The Lender, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Debtor to execute financing statements or continuation statements without the Debtor’s signature appearing thereon.

Section 5.              Application of Moneys.  Except as otherwise provided herein, if any Event of Default shall occur and be continuing, all moneys in all Collateral Accounts and all moneys which the Lender shall receive upon realization of any and all Collateral may be applied by or at the direction of the Lender in the following manner:

(a)           First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Lender (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Security Agreement or the Loan Agreement or in the collection of the obligations of the Borrowers under the Notes; and

(b)           Second, to be applied in any manner desired by the Lender to the satisfaction of the Secured Obligations.

Section 6.              Certain Representations and Covenants.  The Debtor agrees, subject to its right as provided in paragraph (c) of Section 3 hereof, from and after the date of this Security Agreement and until payment in full of the Secured Obligations, as follows:

(a)           Title and Liens.  It has and will have good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all liens, encumbrances, pledges and security interests, except such as have been granted to the Lender and such as have not been prohibited pursuant to Section 9.2 of the Loan Agreement; and the security interests of the Lender in the Collateral are perfected lien security interests, prior to the rights of any other secured party or lien creditor except as permitted by Section 9.2 of the Loan Agreement.  The Debtor shall defend its title to the Collateral against the claims and demands of all persons whomsoever.

(b)           Negative Pledge.  It shall not, without the prior written consent of the Lender, (i) sell, assign or transfer any Accounts, (ii) grant or create or permit to exist any lien, encumbrance, pledge or security interest on, or in any of the Collateral or any other personal property, real property or fixtures of the Debtor except such as have not been prohibited pursuant to Section 9.2 of the Loan Agreement, (iii) permit any levy or attachment to be made against any of the Collateral that remains undischarged or unremoved for more than sixty (60) days, or (iv) file any financing statement with respect to any of the Collateral, except financing statements in favor of the Lender or by lessors under true leases of personal property and similar protective filings that do not secure indebtedness for borrowed funds, and except such as have not been prohibited pursuant to Section 9.2 of the Loan Agreement.

(c)           Risk of Loss; Insurance.  Risk of loss of, damage to, or destruction of, the Collateral is on the Debtor to the extent that the Debtor now or hereafter owns or acquires such Collateral.  If the Debtor fails to effect and keep in full force and effect insurance covering the Collateral, or fails to pay the premiums thereon when due, the Lender may do so for the account of the Debtor and add the cost thereof to the Secured Obligations.  The Debtor hereby assigns and sets over unto the Lender all moneys which may become payable on account of such insurance, including without limitation any return or unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay the Lender any amount so due; provided, however, that in the event that an Event of Default (defined below) has not occurred and is not then continuing, the Debtor shall be entitled to retain and use such insurance proceeds to repair and replace any and all damaged or destroyed machinery, Equipment, furniture, fixtures and personal property of Debtor with respect to which such insurance proceeds relate.  The Lender, its officers, employees and authorized agents are hereby irrevocably appointed the attorneys-in-fact of the Debtor to endorse any draft or check which may be payable to the Debtor in order to collect the proceeds of such insurance or any return of unearned premiums.  Any balance of insurance proceeds remaining in the possession of the Lender after payment in full of the Secured Obligations shall be paid to the Debtor or its order.

(d)           Maintenance of Machinery and Equipment.  The Debtor agrees that it will maintain the machinery and equipment which comprises part of the Collateral in good condition, reasonable wear and tear alone excepted, and will pay and discharge all taxes, levies and other impositions levied thereon (except such thereof as are being contested in good faith by appropriate proceedings diligently conducted) as well as the cost of repairs to or maintenance of the same.  If the Debtor fails to do so, the Lender may pay such taxes, levies or impositions and the cost of such repairs or maintenance for the account of the Debtor and add the amount thereof to the Secured Obligations.

(e)           Care of Collateral by Lender.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in the Lender’s possession if the Lender takes such action for that purpose as the Debtor shall request in writing, provided that such requested action shall not, in the judgment of the Lender, impair the Lender’s security interest in such Collateral or its rights in, or the value of, such Collateral, and provided further that such written request is received by the Lender in sufficient time to permit the Lender to take the requested action.

Section 7.              Events of Default.  If any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(a)           The Debtor shall default in the due observation or performance of any of the covenants or agreements of the Debtor contained in Sections 1, 3, 4 or 6(b) of this Security Agreement; or

(b)           The Debtor shall default in the due observance or performance of any of the covenants or agreements of the Debtor (other than those referred to in Section 7(a) hereof) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Debtor by the Lender;

(c)           An Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing;

(d)           The Debtor voluntarily or involuntarily becomes subject to any proceeding under (i) the Bankruptcy Code or (ii) any similar remedy under state statutory or common law; or

(e)           The Debtor fails to comply with any federal, state or local law which may result in the forfeiture of property or where non-compliance may have a significant effect on the collateral;

then in any such event, the Lender shall have such rights and remedies in respect of the Collateral or any part thereof as are provided by the Uniform Commercial Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Security Agreement, including without limitation the right to enter any premises where any Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which the Debtor hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale without prior notice to the Debtor except as otherwise required by law (and if notice is required by law, after ten days’ prior written notice) at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as the Lender in its sole discretion may determine.  Upon any such sale of any of the Collateral, the Lender may, to the extent permitted by applicable law, purchase all or any of the Collateral being sold, free from any equity or right of redemption.  The Lender shall apply the proceeds of any such sale and any proceeds received by the Lender from the collection of Accounts and Proceeds to the obligations of the Borrowers as provided in Section 5 hereof.

If such proceeds are insufficient to pay the amounts required by law, the Borrowers shall be, jointly and severally, liable for any deficiency in the amount so realized from the Collateral.

In addition, in any such event, the Debtor shall promptly upon demand by the Lender assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which shall be reasonably convenient to the Lender and the Debtor.  The right of the Lender under this Section to have the Collateral assembled and made available to it is of the essence of this Security Agreement and the Lender may, at its election, enforce such right by a bill in equity for specific performance.

The Debtor, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require the Lender to collect any of the Secured Obligations from any other of the Collateral under any theory of marshalling of assets, or otherwise, and specifically authorizes the Lender to apply any of the Collateral against any of the Secured Obligations in any manner that the Lender may determine.

Section 8.              Amendments, Waivers.  The provisions of this Security Agreement may from time to time be waived, modified or amended only by a writing signed by each of the parties hereto.

Section 9.              Defeasance.  Upon payment in full of the Secured Obligations, this Security Agreement shall terminate and be of no further force and effect; and in such event, the Lender shall, at the expense of the Borrowers, redeliver and reassign the Collateral to the Debtor and take all action necessary to terminate the security interests of the Lender in the Collateral.  Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.            Miscellaneous.

10.1        Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered in accordance with the provisions of Section 11.1 of the Loan Agreement.

10.2        No Implied Rights or Waivers.  No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Loan Agreement or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

10.3        Applicable Law.  This Security Agreement, the Loan Agreement and the Notes shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Ohio without giving effect to its choice of law provisions.

10.4        Counterparts.  This Security Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

10.5        Headings.  The headings of this Security Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

10.6        Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

10.7        Assignment.  This Security Agreement shall bind and inure to the benefit of any successor or assign of the Lender and if any such assignment is made, the Debtor shall render performance under this Security Agreement to the assignee.  The Debtor may not assign its rights or obligations under this Security Agreement.

10.8        Entire Agreement.  This Security Agreement and Exhibit A hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Security Agreement the day and year first above written.

LENDER:	DEBTOR:

BANK ONE, N.A.	,
a(n) corporation

By:	/s/ Mark S. Slayman	By:
	Mark S. Slayman,	Name:
	Vice President	Title:

EXHIBIT A

Locations of Tangible Personal Property

Street Address	City, State Zip

300 East Lombard, Suite 810	Baltimore, MD

5771 Mayfair Road	N. Canton, OH 44720

600 N. Bell Avenue, Suite 2705	Carnegie, PA 15106

400 Allen Drive, Ste 400	Charleston, WV 25302

9100 South Hills Bend, Ste 300	Cleveland, OH 44147

6377 Emerald Parkway	Dublin, Ohio 43016

600 North Bell Avenue, Suite 2700	Pittsburgh, PA 15106

2310 North Molter Rd., Suite 204	Spokane, WA 99202

3425 Executive Pkwy, Ste 112	Toledo, OH 43606

3445 Peachtree Rd NE, Suite 1100	Atlanta, GA 30326

3800 Concorde Pkwy, Ste 2000	Chantilly, VA 22021

7422 Carmel Executive Park Dr, Ste 212	Charlotte, NC 28226

9475 Loptsford Rd, Ste 220	Largo, MD 20774

1800 Bayberry Ct, Ste 200	Richmond, VA 23226

7731 East Kemper Road	Cincinnati, OH 45249

851 Corporate Dr, Ste 302	Lexington, KY 40503

3445 Executive Center Dr, Ste 201	Austin, TX 78731

1705 West Northwest Hwy, #165 & 170	Grapevine, TX 76051

5815 Callaghan Rd, Ste. 100	San Antonio, TX 78228

222 E. Van Buren, Suite 617	Harlingen, TX 78550

3011 West Grand Blvd	Detroit, MI 48202

5990 Sepulveda Blvd	Van Nuys, CA 91411

5000 Airport Plaza Drive	Long Beach, CA 90806

10880 Wilshire Blvd	Los Angeles, CA 90024

2101 Webster Street	Oakland, CA 94612

505 Fourteenth Street	Oakland, CA 94612

333 South Anita Drive	Orange, CA

5820 Stoneridge Mall Road, Ste. 200	Pleasanton, CA 94588

11290 Point East Drive, Ste 140	Rancho Cordova, CA 95742

1851 Heritage Lane	Sacramento, CA 95833

2535 Capitol Oaks Drive	Sacramento, CA 95833

409 Camino del Rio South	San Diego, CA 92108

2800 W. March Lane	Stockton, CA 95219

EXHIBIT E

AMENDED AND RESTATED SECURITY AGREEMENT

RE:  PATENTS, TRADEMARKS AND COPYRIGHTS

THIS AMENDED AND RESTATED SECURITY AGREEMENT RE: PATENTS, TRADEMARKS AND COPYRIGHTS (the “Agreement”) is made and entered into as of October 3, 2003 by and between                                             , a(n)                         corporation, with a mailing address at c/o CompManagement, Inc., 6377 Emerald Parkway, Dublin, Ohio 43016 (the “Debtor”), and BANK ONE, N.A, with a mailing address at 100 East Broad Street, Columbus, Ohio 43271-0171 (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement.

A.            Loans.  The Debtor, the other Borrowers named in the Loan Agreement (defined below), WC Holdings, Inc., a Delaware corporation, and the Lender have entered into a certain Amended and Restated Loan Agreement of even date herewith (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Loan Agreement”) pursuant to which the Lender has agreed to lend to the Borrowers (i) the maximum sum of $8,000,000 under a revolving line of credit (the “Revolving Credit Commitment”), (ii) a term loan in the maximum sum of $31,479,166.64 (the “Term Loan”) and (iii) a term loan in the maximum sum of $12,000,000 (the “Octagon Interim Term Loan”).  The Revolving Credit Commitment is evidenced by a master promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Revolving Credit Note”) of the Borrowers.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the Revolving Credit Loans.  The borrowing under the Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Term Note”), and the borrowing under the Octagon Interim Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Octagon Interim Term Note” and, collectively with the Revolving Credit Note and the Term Note, the “Notes”).  The Revolving Credit Loans, Term Loan and Octagon Interim Term Loan are hereinafter collectively referred to as the “Loans.”  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Security Interest.  The Lender is willing to make the Loans to the Borrowers upon the condition that the Debtor grant to and create in favor of the Lender security interests in certain property of the Debtor as security for (i) the payment of the Notes, (ii) the payment of all amounts owing pursuant to this Security Agreement, the Loan Agreement and the other Loan Documents, (iii) the performance by the Borrowers of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Security Agreement, the Loan Agreement, the Notes and the other Loan Documents, (iv) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenditures that the Lender may make under the provisions of this Security Agreement or for the benefit of the Debtor, (v) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vi) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Borrower to the Lender arising under or in connection with any Rate Management Transaction, and (vii) any of the foregoing that arises after the filing of a petition by or against the Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”).  The Debtor has determined that the execution and delivery of this Agreement is in furtherance of its corporate purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances.  This Agreement amends and restates that certain Security Agreement Re: Patents, Trademarks and Copyrights dated as of December 21, 2000 between the parties hereto.

Statement of Agreement

For and in consideration of the Loans made by the Lender to the Borrowers, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

Section 1.  Grant of Security Interest in the Collateral; Obligations Secured.  (a) The Debtor hereby:

(1)           mortgages, pledges and grants to the Lender a security interest in, and acknowledges and agrees that the Lender has and shall continue to have a continuing security interest in, any and all right, title and interest of the Debtor, whether now existing or hereafter acquired or arising, in and to the following:

(i)            Patents.  Patents, whether now owned or hereafter acquired, or in which Debtor now has or hereafter acquires any rights (the term “Patent” means and includes (A) all letters patent of the United States of America or any other country or any political subdivision thereof, now existing or hereafter acquired, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country or any political subdivision thereof, now existing or hereafter acquired, including without limitation registrations, recordings and applications therefor in the United States Patent and Trademark Office or any other country or any political subdivision thereof and (B) all reissues, continuations, continuations-in-part or extensions thereof), including without limitation each Patent listed on Schedule A-1 hereto, and all of the inventions now or hereafter described and claimed in the Debtor’s Patents;

(ii)           Patent Licenses.  Patent Licenses, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Patent Licenses” means and includes any written agreement granting to any person any right to exploit, use or practice any invention on which a Patent is owned by another person), including without limitation each Patent License listed on Schedule A-2 hereto, and all royalties and other sums due or to become due under or in respect of the Debtor’s Patent Licenses, together with the right to sue for and collect all such royalties and other sums;

(iii)         Trademarks.  Trademarks, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Trademarks” means and includes (A) all trademarks, trade names, trade styles, service marks and logos, all prints and labels on which said trademarks, trade names, trade styles, service marks and logos have appeared or appear and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including without limitation registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any state thereof or any other country or any political subdivision thereof and (B) all renewals thereof), including without limitation each Trademark application and registration listed on Schedule B-1 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;

(iv)          Trademark Licenses.  Trademark Licenses, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Trademark Licenses” means and includes any written agreement granting to any person any right to use or exploit any Trademark or Trademark registration of another person), including without limitation the agreements described in Schedule B-2 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark licensed and all royalties and other sums due or to become due under or in respect of the Debtor’s Trademark Licenses, together with the right to sue for and collect all such royalties and other sums;

(v)            Copyrights.  Copyrights and Copyright registrations, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Copyrights” means and includes (A) all original works of authorship fixed in any tangible medium of expression, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including without limitation registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States of America, any state thereof or any other country or any political subdivision thereof and (B) all renewals thereof), including without limitation each Copyright registration listed on Schedule C-1 hereto;

(vi)          Copyright Licenses.  Copyright Licenses, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Copyright Licenses” means and includes any written agreement granting to any person any right to use or exploit any Copyright or Copyright registration of another person), including without limitation the agreements described in Schedule C-2 hereto, and all royalties and other sums due or to become due under or in respect of the Debtor’s Copyright Licenses, together with the right to sue for and collect all such royalties and other sums; and

(vii)         Proceeds and Products.  All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising, including without limitation (A) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any Patent or any Patent licensed under any Patent License, (B) any claims by the Debtor against third parties for damages by reason of past, present or future infringement or dilution of any Trademark or of any Trademark licensed under any Trademark License, or for injury to the goodwill of the business connected with the use of, or symbolized by, any Trademark or of any Trademark licensed under any Trademark License, (C) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any Copyright or any Copyright licensed under any Copyright License, and (D) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any Copyright or any Copyright licensed under any Copyright License, and (E) any claim by the Debtor against third parties for damages by reason of past, present or future misappropriation or wrongful use or disclosure of any trade secret or other property or right described above or of any such trade secret or other property or right licensed under any license or agreement described above, and together with the right to sue for and collect the damages described in the immediately preceding clauses (A), (B), (C) and (D);

all of the foregoing being herein sometimes referred to as the “Collateral”; provided, however, that the Collateral described above shall not include any interest of the Debtor in any contract, license, permit or similar general intangible if the granting of a security interest therein is prohibited by the terms of the written agreement creating or evidencing such contract, license, permit or similar intangible, provided, further, that, notwithstanding anything set forth in the proviso set forth above to the contrary, to the extent not prohibited by law, the Lender shall at all times have a security interest in all rights of the Debtor to payments of money due or to become due under any such contract, license, permit or similar general intangible, and all proceeds thereof, and, if and when the prohibition which prevents the granting of a security interest in any such property is removed, terminated or otherwise becomes unenforceable as a matter of law, the Lender will be deemed to have, and at all times to have had, a security interest in such property and the Collateral will be deemed to include, and at all times to have included, such property; and

(2)           in furtherance of granting such security interest, grants, bargains, sells, transfers, conveys and assigns as security to the Lender the Patents, the Patent Licenses, the Copyrights and the Copyright Licenses. Notwithstanding anything herein to the contrary, this Agreement shall not operate as a sale, transfer, conveyance or other assignment to Lender of any applications by the Debtor for a Trademark based on an intent to use the same if and so long as such application is pending and not matured into a registered Trademark (such pending applications which are based on intent to use being hereinafter referred to collectively as “Intent-To-Use Applications”), but rather, if and so long as the Debtor Intent-To-Use Application is pending this Agreement shall operate only to create a security interest for collateral purposes in favor of Lender on such Intent-To-Use Application as collateral security for the Secured Obligations.

(b)            This Agreement, including the security interest granted hereunder, is made and given to secure, and shall secure, the prompt payment or performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations.

Section 2.  Continuing Agreement; Termination and Release.  This Agreement is made for collateral purposes only. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations shall have been fully paid and satisfied and all of the Lender’s obligations to provide credit under the Loan Agreement shall have terminated. Upon such termination of this Agreement, the Lender shall, upon the request and at the expense of the Debtor, forthwith release, assign and transfer, without recourse, and, to the extent applicable, deliver, against receipt and without recourse to the Lender, such of the Collateral as may then be in the possession of the Lender and as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Debtor. Said release, assignment, transfer and delivery shall include an instrument in form recordable in the United States Patent and Trademark Office and the United States Copyright Office by which the Lender shall terminate, release and, without representation, recourse or warranty, reassign to the Debtor all rights in each Patent, Patent License, Trademark, Trademark License, Copyright and Copyright License, including each registration thereof and application therefor, conveyed and transferred to the Lender pursuant to this Agreement.

Section 3.  No Release.  Nothing set forth in this Agreement shall relieve the Debtor from the performance of any term, covenant, condition or agreement on the Debtor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any party under or in respect of any of the Collateral or impose any obligation on the Lender to perform or observe any such term, covenant, condition or agreement on the Debtor’s part to be so performed or observed or impose any liability on the Lender for any act or omission on the part of the Debtor relative thereto or for any breach of any representation or warranty on the part of the Debtor contained in this Agreement or under or in respect of the Collateral or made in connection herewith or therewith.

Section 4.  Use of Collateral.  Notwithstanding anything to the contrary contained herein, until an Event of Default has occurred and is continuing and until otherwise notified by the Lender, the Debtor may continue to exploit, license, use, enjoy and protect the Collateral throughout the world and the Lender shall from time to time execute and deliver, upon written request of the Debtor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the reasonable judgment of the Debtor to enable the Debtor to continue to exploit, license, use, enjoy and protect the Collateral throughout the world. In furtherance of the foregoing but subject to Sections 9 and 10 hereof, the Lender grants to the Debtor an exclusive, perpetual, world-wide, royalty-free right and license, with the right to exploit, license, use, enjoy and protect the Patents, the Patent Licenses, the Copyrights and the Copyright Licenses for any and all purposes.

Section 5.  Representations and Warranties of the Debtor.  The Debtor hereby represents and warrants to the Lender as follows:

(a)           The Debtor is, and, as to the Collateral acquired by it from time to time after the date hereof, the Debtor will be, the owner or, as applicable, licensee of all the Collateral. The Debtor’s rights in the Collateral are and shall remain free and clear of any lien, pledge, security interest, encumbrance, assignment, collateral assignment or charge of any kind, including without limitation any filing of, or agreement to file, a financing statement as debtor under the Uniform Commercial Code or any similar statute, except for the lien and security interest created by this Agreement and Permitted Liens. The Debtor has made no previous assignment, conveyance, transfer or agreement in conflict with the liens granted hereby. The Debtor further represents and warrants to the Lender that Schedules A-1, A-2, B-1, B-2, C-1 and C-2 hereto, respectively, are true and correct lists of all Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights and Copyright Licenses owned or used by the Debtor as of the date hereof and that Schedules A-1, A-2, B-1, B-2, C-1 and C-2 are true and correct with respect to the matters set forth therein as of the date hereof.

(b)           The Debtor has made all necessary filings and recordations to protect its interests in the Collateral in each case to the extent a failure to do so could reasonably be expected to have a Material Adverse Effect.

(c)           The Debtor owns directly or has rights to use all the Collateral and all rights with respect to any of the foregoing used in or necessary for the business of the Debtor in the ordinary course as presently conducted, except where the failure to own or have such rights would not have a Material Adverse Effect.  The use of the Collateral and all rights with respect to the foregoing by the Debtor does not, to the actual knowledge of the Debtor, infringe, in any material respect, on the rights of any party, nor has any claim of such infringement been made.

(d)           Upon appropriate filings and the acceptance thereof in the appropriate offices under the Uniform Commercial Code, in the United States Patent and Trademark Office and the United States Copyright Office, this Agreement will create a valid and duly perfected lien on and security interest in the Collateral located in the United States of America effective against purchasers from and creditors of the Debtor, subject to no prior liens or encumbrances other than Permitted Liens.

Section 6.  Covenants and Agreements of the Debtor.  The Debtor hereby covenants and agrees with the Lender as follows:

(a)           On a continuing basis, the Debtor will, at the expense of the Debtor, subject to any prior licenses, encumbrances and restrictions and prospective licenses, encumbrances and restrictions permitted hereunder, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places within the United States of America, all such instruments, including without limitation appropriate financing and continuation statements and collateral agreements, and take all such action as may reasonably be deemed necessary or advisable by the Lender (i) to carry out the intent and purposes of this Agreement, (ii) to assure and confirm to the Lender the grant or perfection of the security interest in the Collateral intended to be created hereby, subject to no prior Liens or encumbrances other than Permitted Liens, for the benefit of the Lender or (iii) to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

(b)           Without limiting the generality of the foregoing paragraph (a) of this Section 6, the Debtor (i) will not enter into any agreement that would impair or conflict with the Debtor’s obligations hereunder; (ii) will, promptly following its becoming aware thereof, notify the Lender of (x) any final adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office that could reasonably be expected to have a Material Adverse Effect or (y) the institution of any proceeding or any adverse determination in any federal, state, local or foreign court or administrative body regarding the Debtor’s claim of ownership in or right to use any of the Collateral, its right to register any such Collateral or its right to keep and maintain such registration, in each case, that could reasonably be expected to have a Material Adverse Effect; (iii) will preserve and maintain all rights in the Collateral, unless no longer used in the ordinary course of the Debtor’s business or no longer deemed necessary to the Debtor’s business; (iv) will not grant or permit to exist any lien or encumbrance upon or with respect to the Collateral or any portion thereof except Permitted Liens and will not execute any security agreement or financing statement covering any of the Collateral except in favor of the Lender; (v) will not permit to lapse or become abandoned (unless no longer used in the ordinary course of the Debtor’s business or no longer deemed necessary to the Debtor’s business), or settle or compromise any pending or future material litigation or material administrative proceeding with respect to any Collateral that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Lender (which consent shall not be unreasonably withheld), or, except for licenses of Collateral in the ordinary course of business, contract for sale or otherwise sell, convey, assign or dispose of, or grant any option with respect to, the Collateral or any portion thereof; (vi) upon the Debtor obtaining knowledge thereof, will promptly notify the Lender in writing of any event that could reasonably be expected to have a Material Adverse Effect on the value of any of the Collateral, the ability of the Debtor or the Lender to dispose of any such Collateral or the rights and remedies of the Lender in relation thereto, including without limitation a levy or threat of levy or any legal process against any such Collateral that could reasonably be expected to have a Material Adverse Effect; (vii) will diligently keep reasonable records respecting the Collateral; (viii) hereby authorizes the Lender, in its sole discretion, to file one or more financing or continuation statements relative to all or any part of the Collateral without the signature of the Debtor where permitted by law (and the Collateral Agent agrees to provide the Debtor notice after any such filing is made pursuant to this clause (viii), provided the failure to give such notice shall not affect the validity or enforceability of the relevant filing; (ix) will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other materials evidencing or reports pertaining to the Collateral as the Lender may reasonably request, all in reasonable detail; (x) will pay when due any and all taxes, levies, maintenance fees, charges, assessments, licenses fees and similar taxes or impositions payable in respect of the Collateral except to the extent being contested in good faith by appropriate proceedings which prevent the enforcement of the matter being contested (and for which the Debtor has established adequate reserves) and do not interfere with the business of the Debtor in the ordinary course or unless no longer necessary to the Debtor’s business; and (xi) comply in all material respects with all laws, rules and regulations applicable to the Collateral.

(c)           If, before the Secured Obligations shall have been paid and satisfied in full, the Debtor shall obtain any rights to or become entitled to the benefit of any new patent, patent application, service mark, trade name, trademark, trademark application, trademark registration, copyright, copyright application, copyright registration, license renewal or extension, or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and the same shall automatically constitute Collateral and be and become subject to the assignment, lien and security interest created hereby, as the case may be, without further action by any party, all to the same extent and with the same force and effect as if the same had originally been Collateral hereunder. If the Debtor so obtains or becomes entitled to any of the rights described above which are material, the Debtor shall promptly give written notice thereof to the Lender. The Debtor agrees to confirm the attachment of the lien and security interest created hereby to any such rights described above by execution of instruments, including, but not limited to, instruments for recordation with the United States Patent and Trademark Office and the United States Copyright Office, in form and substance acceptable to the Lender.

(d)           The Debtor shall promptly notify the Lender of any future Collateral and, upon receipt of such notice by the Lender, Schedules A-1, A-2, B-1, B-2, C-1 and C-2 hereto shall be deemed amended to include reference to any such future Collateral.

(e)           The Debtor shall prosecute diligently applications for the Patents, Trademarks and Copyrights now or hereafter pending and make application on unpatented but patentable inventions and registrable but unregistered Trademarks and Copyrights, that, in each case, in the Debtor’s reasonable judgment would be materially beneficial to the business of the Debtor in the ordinary course as presently, and as now contemplated will be, conducted, file and prosecute opposition and cancellation proceedings and perform all acts necessary to preserve and maintain all rights in the Collateral, unless as to any Patent, Trademark or Copyright, in the reasonable judgment of the Debtor, such Patent, Trademark or Copyright has become immaterial or obsolete to such business of the Debtor. Any expenses incurred in connection with such actions shall be borne by the Debtor.

(f)            The Debtor will, with respect to the Collateral, comply with the provisions regarding insurance contained in Section 8.7 of the Loan Agreement.

(g)           The Debtor shall not abandon any right to file any material patent application, trademark application, service mark application, copyright application, patent, trademark or copyright without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

Section 7.  Supplements; Further Assurances.  The Debtor (i) agrees that it will join with the Lender in executing and, at its own expense, file and refile, or permit the Lender to file and refile, such financing statements, continuation statements and other instruments and documents (including without limitation this Agreement) in such offices (including without limitation the United States Patent and Trademark Office and the United States Copyright Office) as the Lender may reasonably deem necessary or appropriate in order to perfect and preserve the rights and interests granted to the Lender hereunder and (ii) hereby authorizes the Lender to file and refile such instruments and documents and any other instruments or documents related thereto without the signature of the Debtor where permitted by law and (iii) agrees to do such further acts and things, and to execute and deliver to the Lender such additional instruments and documents, as the Lender may require to carry into effect the purposes of this Agreement or to better assure and confirm unto the Lender its respective rights, powers and remedies hereunder. All of the foregoing are to be at the sole cost of the Debtor. Any reasonable costs of the foregoing incurred by the Lender shall be payable by the Debtor upon demand, together with interest thereon from the date of incurrence at the Default Rate until so paid, and shall constitute additional Secured Obligations.

Section 8.  The Lender May Perform.  If the Debtor fails to perform any agreement contained herein after receipt of a written request to do so from the Lender, the Lender may itself (upon ten (10) days’ prior written notice to the Debtor unless the Lender in good faith determines that immediate payment or performance is reasonably necessary to protect or preserve the Collateral), but shall not be obligated to, perform, or cause performance of, such agreement, and the reasonable expenses of the Lender, including the reasonable fees and expenses of its counsel, so incurred in connection therewith shall be payable by the Debtor.

Section 9.  Remedies.  Upon the occurrence and during the continuation of any Event of Default, the Lender shall have, in addition to all other rights provided herein, in the Loan Agreement or by law, the rights and remedies of a Lender under the Uniform Commercial Code, and further the Lender may, without demand and without advertisement, notice (except as required by law), hearing or process of law, all of which the Debtor hereby waives, at any time or times, sell and deliver any or all of the Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion. In addition to all other sums due the Lender hereunder, the Debtor shall pay the Lender all reasonable costs and expenses incurred by the Lender, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of the Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Lender or the Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations.

Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, the Lender may to the full extent permitted by applicable law, with ten (10) days’ prior notice to the Debtor, and without advertisement, notice, hearing or process of law of any kind, all of which the Debtor hereby waives, (i) exercise any and all rights as beneficial and legal owner of the Collateral, including without limitation any and all consensual rights and powers with respect to the Collateral and (ii) sell or assign or grant a license to use, or cause to be sold or assigned or a license granted to use, any or all of the Collateral or any part hereof, in each case free of all rights and claims of the Debtor therein and thereto, but subject to any existing licenses in the Collateral permitted under the terms of this Agreement. In that connection, the Lender shall have the right to cause any or all of the Collateral to be transferred of record into the name of the Lender or its nominee as well as the right to impose (i) such limitations and restrictions on the sale or assignment of the Collateral as the Lender may deem to be necessary or appropriate to comply with any law, rule or regulation, whether federal, state or local, having applicability to the sale or assignment and (ii) requirements for any necessary governmental approvals.

Failure by the Lender to exercise any right, remedy or option under this Agreement or any other agreement between the Debtor and the Lender or provided by law, or delay by the Lender in exercising the same, shall not operate as a waiver; no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Lender nor any party acting as attorney for the Lender shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Lender may have.

Section 10.  Power of Attorney.  The Debtor hereby irrevocably appoints the Lender, its nominee, or any other person whom the Lender may designate as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Lender or otherwise, upon the occurrence and during the continuation of any Event of Default, or if the Debtor fails to perform any agreement contained herein within ten (10) days after the Lender’s written request, then to the extent necessary to enable the Lender to perform such agreement itself, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to record an assignment of the Trademarks and Trademark Licenses, if any, to the Lender with the United States Patent and Trademark Office, to prosecute diligently any Patent, Trademark or Copyright or any application for Patents, Trademarks or Copyrights pending as of the date of this Agreement or thereafter until the Secured Obligations shall have been paid in full, to make application on unpatented but patentable inventions and registrable but unregistered Trademarks or Copyrights, to file and prosecute opposition and cancellation proceedings, to do all other acts necessary or desirable to preserve all rights in Collateral and otherwise to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable to accomplish the purpose of this Agreement. The Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the

Lender nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Obligations have been fully paid and satisfied.

Section 11.  Application of Proceeds.  The proceeds and avails of the Collateral at any time received by the Lender upon the occurrence and during the continuation of any Event of Default shall, when received by the Lender in cash or its equivalent, be applied by or at the direction of the Lender in the following manner:

(a)           First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Lender (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Loan Agreement or in the collection of the obligations of the Borrowers under the Notes; and

(b)           Second, to be applied in any manner desired by the Lender to the satisfaction of the Secured Obligations.

Section 12.  Miscellaneous.

(a)             The Debtor hereby indemnifies the Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements (including reasonable attorneys’ fees) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Lender, in any way relating to or arising out of, directly or indirectly, (i) the manufacture, use or sale or other disposition of products or processes utilizing or embodying any Collateral or (ii) any transactions contemplated hereby or any enforcement of the terms hereof, including, but not limited to, any action of, or failure to act by, the Lender in connection with this Agreement; provided, however, that the Debtor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender.

(b)           All communications hereunder shall be in writing and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with Section 11.1 of the Loan Agreement.

(c)           In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(d)           This Agreement shall be deemed to have been made in this State of Ohio and shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Ohio.  The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(e)           This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.

(f)            Each of the parties hereto hereby, to the fullest extent permitted by law, waives trial by jury in any action brought under or in connection with this Agreement or any of the other Loan Documents.

[Remainder of this page intentionally left blank.

Signatures on next page.]

IN WITNESS WHEREOF, the Debtor has caused this Agreement to be duly executed as of the date first above written.

DEBTOR:

,
a(n) corporation

By:
Name:
Title:

Accepted and agreed to by the Lender as of the date first above written.

LENDER:

BANK ONE, N.A.

By:	/s/ Mark S. Slayman
Mark S. Slayman,
Vice President

STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that                                    ,                             of                     , a(n)                              corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

Given under my hand and notarial seal, this          day of October, 2003.

Notary Public
(Notarial Seal)

(Type or Print Name)

My Commission Expires:

STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Mark S. Slayman, Vice President of Bank One, N.A., a national banking association, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said bank for the uses and purposes therein set forth.

Given under my hand and notarial seal, this        day of October, 2003.

Notary Public
(Notarial Seal)

(Type or Print Name)

My Commission Expires:

SCHEDULE A-1

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

U.S. Patent Numbers

And Pending U.S. Patent Application Numbers

SCHEDULE A-2

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Patent Licenses

SCHEDULE B-1

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Registered U.S. Trademarks

And Trademark Applications

Registered U.S. Trademarks	Registration Reg. No.	Date Granted

Pending U.S. Trademark Applications	Application Serial No.	Filing Date

SCHEDULE B-2

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Trademark Licenses

SCHEDULE C-1

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Registered U.S. Copyrights and Copyright Applications

SCHEDULE C-2

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Copyright Licenses

EXHIBIT F

AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (the “Agreement”) is made and entered into as of October 3, 2003, by and between                     , a(n)                      corporation, as pledgor (the “Pledgor”), and BANK ONE, N.A., a national banking association, as pledgee (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement and are an integral part of this Agreement.

A.            Loans.  The Pledgor, the other Borrowers named in the Loan Agreement (defined below), WC Holdings, Inc., a Delaware corporation, and the Lender have entered into a certain Amended and Restated Loan Agreement of even date herewith (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Loan Agreement”) pursuant to which the Lender has agreed to lend to the Borrowers (i) the maximum sum of $8,000,000 under a revolving line of credit (the “Revolving Credit Commitment”), (ii) a term loan in the maximum sum of $31,479,166.64 (the “Term Loan”) and (iii) a term loan in the maximum sum of $12,000,000 (the “Octagon Interim Term Loan”).  The Revolving Credit Commitment is evidenced by a master promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Revolving Credit Note”) of the Borrowers.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the Revolving Credit Loans.  The borrowing under the Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Term Note”), and the borrowing under the Octagon Interim Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Octagon Interim Term Note” and, collectively with the Revolving Credit Note and the Term Note, the “Notes”).  The Revolving Credit Loans, Term Loan and Octagon Interim Term Loan are hereinafter collectively referred to as the “Loans.”  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Stock Pledge.  The Lender is willing to make the Loans to the Borrowers upon the condition that (i) the Pledgor grant to the Lender a security interest in all of the shares of common stock (the “Shares”) in                        , a(n)                 corporation (the “Company”), owned by the Pledgor, which Shares constitute all of the outstanding common stock of the Company, and (ii) the Pledgor pledge and assign to the Lender all of the stock certificates evidencing the Shares (the “Certificates”) owned by the Pledgor.  Exhibit A, which is attached hereto and incorporated herein by this reference, lists each Certificate held by the Pledgor and the corresponding number of Shares represented by each such Certificate.  This Agreement amends and restates that certain Stock Pledge Agreement dated as of December 21, 2000 between the parties hereto relating to the Shares.

Statement of Agreement

In consideration of the Loans to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

§1.          Pledge.  As security for (i) the payment of the Notes, (ii) the payment of all amounts owing pursuant to the Loan Agreement and the other Loan Documents, (iii) the performance by the Borrowers of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Loan Agreement, the Notes and the other Loan Documents, and (iv) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Borrower to the Lender arising under or in connection with any Rate Management Transaction (collectively, the “Secured Obligations”), the Pledgor hereby grants to the Lender a security interest in the Shares, together with any additions thereto and proceeds therefrom, and hereby pledges and assigns the respective Certificates representing the Shares to the Lender.  The Pledgor has delivered stock powers with respect to the respective Certificates endorsed in blank (the “Stock Powers”) to the Lender and hereby authorizes the Lender, upon the occurrence and continuation of an Event of Default (as defined in the Loan Agreement) (“Event of Default”) to transfer the Certificates to the Lender.  The Lender hereby acknowledges receipt of the Certificates as security for the Secured Obligations.  The Lender agrees not to transfer, sell, encumber or otherwise dispose of the Shares except in accordance with the provisions of this Agreement.

§2.          Dividends and Voting Rights.  The Pledgor, as record owner of the Shares, is entitled, prior to the occurrence and continuance of any Event of Default and the exercise of the Lender’s rights hereunder, to (i) retain all cash dividends paid on account of the Shares, (ii) exercise all voting rights of the Shares, and (iii) exercise all other stockholders’ rights and privileges attributable to the Shares other than the right of sale, except and unless as otherwise provided herein.

§3.          Adjustment.  As additional security for the Secured Obligations, the Pledgor hereby grants to the Lender a security interest in all securities, money, funds or other property received by the Pledgor on account of or in exchange for the Shares whether as a result of any share dividend, share split, reclassification, merger or consolidation, reorganization or otherwise, and agrees to promptly pledge and deliver such securities, together with appropriate certificates and stock powers endorsed in blank to the Lender.

§4.          Representations and Warranties of the Pledgor.  The Pledgor represents and warrants to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:

(a)           The execution, delivery and performance of this Agreement will not conflict with any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to the Pledgor or with any agreement to which the Pledgor is a party, which in any way prohibits or would be violated by the execution an carrying out of this Agreement.

(b)           The Pledgor owns the Shares free and clear of all liens and encumbrances and, except as provided by applicable law, including applicable securities law, there are no other restrictions on the transfer or sale of any of the Shares, except as disclosed on the Certificates.

(c)           The Pledgor owns all of the outstanding shares of common stock of the Company.

§5.          Release of Security Interest.  Upon payment and satisfaction in full of the Secured Obligations and termination of the Lender’s obligations under the Loan Agreement, the Lender agrees to immediately cancel all Stock Powers with respect to the Certificates and to release its security in the Shares.  Upon payment and satisfaction in full of the Secured Obligations and termination of the Lender’s obligations under the Loan Agreement, the Lender hereby agrees to immediately deliver all of the Certificates to the Pledgor.

§6.          Default.  Upon the occurrence and continuation of an Event of Default, the Lender shall have all rights and remedies provided by law, including those under the Uniform Commercial Code as adopted in Ohio (“UCC”), and may sell the Shares in any manner which is not inconsistent with the provisions of the UCC.  The proceeds of the sale of the Shares shall first be applied to the repayment of all amounts owing to the Lender under the Loans.  These rights shall be in addition to other remedies now or hereafter existing at law or in equity.  Any failure or delay by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time.  Any proceeds remaining after the sale of the Shares, the repayment of the Loans and payment and satisfaction in full of the other Secured Obligations shall be paid to the Pledgor.

§7.          Successors and Assigns.  Except as otherwise expressly provided in this Agreement, the terms and provisions of this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties.

§8.          Assignment.  The Lender may assign its rights and obligations under this Agreement only in connection with the assignment of the entire Loans.

§9.          Agreement Complete.  This Agreement sets forth all of the agreements, understandings, warranties, representations and other terms of the parties with respect to the subject matter hereof.

§10.        Controlling Law; Severability.  The various provisions of this Agreement shall be construed under, and the respective rights and obligations of the parties will be determined with reference to, the laws of the State of Ohio.  If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid such holding will in no way affect the validity of the remainder of this Agreement.

§11.        Construction of Agreement.  The captions at the beginnings of the several sections of this Agreement are not part of the context hereof but are merely labels to assist in locating and reading those sections; and they shall be ignored in constructing this Agreement.  This Agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LENDER:			PLEDGOR:

BANK ONE, N.A.				, a(n)
corporation

By:	/s/ Mark S. Slayman	By:
Mark S. Slayman, Vice President		Name:
Title:

EXHIBIT A

TO

STOCK PLEDGE AGREEMENT

Holder of Record	Certificate Number	Date	Number of Shares

EXHIBIT G

AMENDED AND RESTATED

COLLATERAL ASSIGNMENT OF LEASEHOLD INTEREST

THIS AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF LEASEHOLD INTEREST (the “Assignment”) is made and entered into as of October 3, 2003, by and between COMPMANAGEMENT, INC., an Ohio corporation, with an address at 6377 Emerald Parkway, Dublin, Ohio 43016 (the “Assignor”), and BANK ONE, N.A., a national banking association, with an address at 100 East Broad Street, Columbus, Ohio 43271-0171 (the “Assignee”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Assignment and are an integral part of this Assignment.

A.            Loans.  The Pledgor, the other Borrowers named in the Loan Agreement (defined below), WC Holdings, Inc., a Delaware corporation, and the Lender have entered into a certain Amended and Restated Loan Agreement of even date herewith (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Loan Agreement”) pursuant to which the Lender has agreed to lend to the Borrowers (i) the maximum sum of $8,000,000 under a revolving line of credit (the “Revolving Credit Commitment”), (ii) a term loan in the maximum sum of $31,479,166.64 (the “Term Loan”) and (iii) a term loan in the maximum sum of $12,000,000 (the “Octagon Interim Term Loan”).  The Revolving Credit Commitment is evidenced by a master promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Revolving Credit Note”) of the Borrowers.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the Revolving Credit Loans.  The borrowing under the Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Term Note”), and the borrowing under the Octagon Interim Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Octagon Interim Term Note” and, collectively with the Revolving Credit Note and the Term Note, the “Notes”).  The Revolving Credit Loans, Term Loan and Octagon Interim Term Loan are hereinafter collectively referred to as the “Loans.”  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Lease.  Assignee, as tenant, and Duke Realty Limited Partnership, an Indiana limited partnership, as landlord (together with its successors and assigns, the “Lessor”), are parties to a certain Office Lease dated December 13, 1996 (the “Lease”), a memorandum of lease with respect to which was recorded on March 14, 1997 in Official Record Volume 34542, page F06, Recorder’s Office, Franklin County, Ohio, with respect to the real property described in Exhibit A attached hereto and incorporated herein by reference (the “Leased Premises”).

C.            Assignment of Leasehold Interest.  The Lender is willing to make the Loans to the Borrowers upon the condition that the Assignee assign all of its right, title and interest in, to and under the Lease and the Leased Premises to the Lender  as security for (i) the payment of the Notes, (ii) the payment of all amounts owing pursuant to this Security Agreement, the Loan Agreement and the other Loan Documents, (iii) the performance by the Borrowers of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Assignment, the Loan Agreement, the Notes and the other Loan Documents, and (iv) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Borrower to the Lender arising under or in connection with any Rate Management Transaction (collectively, the “Secured Obligations”).  This Assignment amends and restates that certain Collateral Assignment of Leasehold Interest dated as of December 21, 2000 between the parties hereto (the “Original Assignment of Leasehold Interest”).

Statement of Agreement

In consideration of the Loans to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

The Assignor, for and in consideration. of the sum of One Dollar ($1.00) and for other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, has granted, transferred and assigned, and by these presents does grant, transfer and assign unto the Assignee, its successors and assigns, the Lease, together with any and all amendments, extensions, modifications, supplements, renewals and options to renew and options to purchase thereof, and all rights of the Assignor therein, and all rents and profits which may arise from any sublease or agreements covering all or any part of the Leased Premises and all moneys payable thereunder, and all right, title and interest of Assignor in, to and under the Lease or any subleases or rental agreements covering the Leased Premises, or any part thereof, to have, and to hold unto the Assignee as security for payment and performance of the Secured Obligations.  The Assignor further grants to the Assignee a security interest in all property now or hereafter on or in the Leased Premises to secure payment and performance of the Secured Obligations and, upon request by the Assignee, shall execute and deliver financing statements for filing as required by law in order to evidence and perfect such security interest.

I.              TO PROTECT THE SECURITY OF THIS ASSIGNMENT, THE ASSIGNOR COVENANTS AND AGREES AS FOLLOWS:

A.            To faithfully abide by, perform and discharge, in all material respects, each and every obligation, covenant and agreement of the Lease by lessee therein to be performed; at the sole cost and expense of the Assignor, to use its best efforts to enforce or secure the performance of each and every obligation, covenant, condition, and agreement of the Lease by the Lessor therein to be performed; and not to modify, release, terminate or in any way alter any material term of the Lease without the Assignor’s prior written consent in each instance, which consent shall not be unreasonably withheld.  The Assignor agrees that all consents of the Assignor required under the Lease prior to any action by the Lessor shall only be given after approval of the Assignee, which approval shall not be unreasonably withheld.

B.            The Assignor shall not make additional assignments of the Lease or any part thereof without the express written consent of the Assignee.  No such assignment shall discharge the Assignor from its liability hereunder, or arising out of the Secured Obligations or under any other agreement between the parties.

C.            If the Assignor fails to make any payment or to do any act as herein provided, then the Assignee may, but shall not be obligated to, make or do the same in such manner and to such extent as the Assignee may reasonably deem necessary to protect the security hereof, but no payment or act of the Assignee as herein provided shall in any manner release the Assignor from its obligation under this Assignment, the Secured Obligations or any other agreement between the parties.  The Assignee, in exercising its right to pay any costs and expenses or to do any act as herein provided, shall have the power and right to employ counsel and incur and pay reasonable attorney’s fees.

D.            This Assignment is given only as collateral security, and the Assignee shall not be obligated to perform or discharge any obligation or liability of the Assignor under the Lease or any other obligation or liability arising out of the Leased Premises.  The Assignor hereby agrees to indemnify and shall hold the Assignee harmless from and against any and all liability, loss or damage that the Assignee may incur under the Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligation or liability on Assignee’s part to be performed or discharged under the terms of the Lease or otherwise (except to the extent resulting from the intentional misconduct or gross negligence of the Assignee or its assigns).

E.             If the Assignee incurs any liability, cost, expense, loss or damage under the Lease or under or by reason of this Assignment (except to the extent resulting from the intentional misconduct or gross negligence of the Assignee or its assigns), or in defense against any claims or demands, or in exercising its rights under Section I(C), above, the amount thereof including attorneys’ fees together with interest thereon at the Default Rate shall be added to and secured hereby and by the lien of any other pledge to the Assignee made to secure the Secured obligations and the Assignor shall reimburse the Assignee therefor immediately upon demand.

II.            THE ASSIGNOR AND THE ASSIGNEE MUTUALLY AGREE AS FOLLOWS:

A.            So long as no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, the Assignor shall have the right to collect, but not prior to accrual, all rents, issues and profits from or under any sublease or rental agreements, and to retain, use and enjoy the same, and to otherwise make full use of the Leased Premises as permitted by and in accordance with the Lease.  Upon the occurrence and continuance of an Event of Default, after written notice of such Event of Default to such sublessees, all sublessees shall make all further payments required under said subleases to the Assignee unless and until they receive written notice to the contrary from the Assignee.

B.            Upon the occurrence and continuance of an Event of Default, the Assignee, in addition to its rights and remedies under the other Loan Documents, may declare the Secured Obligations due and payable and, in addition, may, at its option, irrespective of whether declaration of default under any other agreement has been made and without regard to the adequacy of security for the Secured Obligations, either in person or by agent with or without bringing any action or proceeding or by a receiver to be appointed by a court, enter upon, take possession of, manage and operate the Leased Premises or any part thereof, and to the extent permitted, make, cancel, enforce, modify, or cure defaults in the Assignor’s performance under the Lease or any subleases, obtain and evict any sublessee, fix and modify any rents, negotiate with the Lessor under the Lease and do any and all other acts which the Assignee deems necessary to protect the security hereof and the lien hereof, and either with or without taking possession of the Leased Premises, in the Assignee’s own name sue for or otherwise collect and receive all rents, issues and profits thereof, including those due and unpaid, and at the sole discretion of the Assignee, apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, to the Secured Obligations.  The entering upon and taking possession of the Leased Premises, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or affect notice of default under this Assignment or any other agreement between the parties or invalidate any act done pursuant to such notice.  In the event of such default and acceleration hereunder, the Assignee may, at its election and in addition to all other remedies, declare this Assignment to be absolute and thereupon this Assignment shall become and be absolute and in full force and effect.

C.            Upon the payment and satisfaction in full of the Secured Obligations and all other obligations and liabilities secured hereby and termination of the Assignor’s obligations to provide credit under the Loan Agreement, this Assignment shall become null and void and of no effect.

D.            This Assignment shall not be deemed to be in lieu of or in substitution for any other agreement now, heretofore or hereafter entered into between the Assignor and the Assignee, but shall be in addition thereto.

E.             This Assignment, made in the State of Ohio, shall be construed according to the laws of the State of Ohio, and shall be binding upon and inure to the benefit o the parties hereto and their respective successors and assigns.

F.             The parties hereto acknowledge that the Lease provides that the Assignor may not assign the Lease or sublet the Leased Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld (as more fully described in Article 13 of the Lease).  The parties further acknowledge that the consent of the Lessor to the Original Assignment of Leasehold Interest was obtained; however, as of the date hereof, the consent of the Lessor to this Assignment has not been obtained.  Upon the Assignee’s request from time to time, the Assignor shall use reasonable efforts to obtain the Lessor’s written consent to this Assignment.  In addition, the Assignor hereby authorizes and empowers the Assignee, on its own behalf and/or on behalf of the Assignor, as its agent and attorney-in-fact, to obtain such consent from the Lessor upon the occurrence and continuance of an Event of Default, which power of attorney shall be deemed to be coupled with an interest and shall be irrevocable during the term hereof.

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed and delivered this Assignment as of the day and year first above written.

Signed and Acknowledged	ASSIGNOR:
in the Presence of

COMPMANAGEMENT, INC.,
an Ohio corporation

Printed Name:
By:
Name:
Printed Name:	Title:

ASSIGNEE:

BANK ONE, N.A.

Printed Name:

	By:	/s/ Mark S. Slayman
Mark S. Slayman, Vice President

Printed Name:

STATE OF OHIO	)
) SS:
COUNTY OF FRANKLIN	)

BEFORE ME, a Notary Public in and for said County, personally appeared CompManagement, Inc., an Ohio corporation (the “Assignor”), by                           , its                             , who acknowledged that he did sign the foregoing Collateral Assignment of Leasehold Interest and that the same is a free act and deed of the Assignor, and his free act and deed personally and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at              , Ohio, this                 day of                   , 2003.

Notary Public

My Commission Expires:

STATE OF OHIO	)
) SS:
COUNTY OF FRANKLIN	)

BEFORE ME, a Notary Public in and for said County, personally appeared Bank One, N.A., a national banking association (the “Assignee”), by Mark S. Slayman, its Vice President, who acknowledged that he did sign the foregoing Collateral Assignment of Leasehold Interest and that the same is a free act and deed of the Assignee, and his free act and deed personally and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at               , Ohio, this            day of                              , 2003.

Notary Public

My Commission Expires:

EXHIBIT H

AMENDED AND RESTATED ASSIGNMENT OF LIFE INSURANCE POLICIES

THIS AMENDED AND RESTATED ASSIGNMENT OF LIFE INSURANCE POLICIES (this “Assignment”) is made as of October 3, 2003, by COMPMANAGEMENT, INC., an Ohio corporation (the “Company”), in favor of BANK ONE N.A., a national banking association (together with its successors and assigns, “Lender” or “Assignee”).

The Company, the other Borrowers named in the Loan Agreement (as defined below), WC Holdings, Inc., a Delaware corporation, and the Lender have entered into a certain Amended and Restated Loan Agreement of even date herewith (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Loan Agreement”) pursuant to which the Lender has agreed to lend to the Borrowers (i) the maximum sum of $8,000,000 under a revolving line of credit (the “Revolving Credit Commitment”), (ii) a term loan in the maximum sum of $32,137,500 (the “Term Loan”) and (iii) a term loan in the maximum sum of $12,000,000 (the “Octagon Interim Term Loan”).  The Revolving Credit Commitment is evidenced by a master promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Revolving Credit Note”) of the Borrowers.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the Revolving Credit Loans.  The borrowing under the Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Term Note”), and the borrowing under the Octagon Interim Term Loan is evidenced by a promissory note (as the same may be hereafter amended, restated, modified or supplemented from time to time, the “Octagon Interim Term Note” and, collectively with the Revolving Credit Note and the Term Note, the “Notes”).  The Revolving Credit Loans, Term Loan and Octagon Interim Term Loan are hereinafter collectively referred to as the “Loans.”  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Pursuant to the terms and conditions of the Loan Agreement, the Company is required to obtain and maintain one or more key-man life insurance policies naming the Company as beneficiary covering the life of [ROBERT J. BOSSART/JONATHAN R. WAGNER] (the “Insured”) in the aggregate amount of $[6,000,000/3,000,000], which policies are required under the terms of the Loan Agreement to be assigned to the Lender as collateral security for the Liabilities (as defined below) on terms satisfactory to the Lender.

This Assignment amends and restates that certain Assignment of Life Insurance Policies dated as of December 21, 2000 between the parties hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             The Company hereby assigns, transfers, conveys and sets over to the Lender, for the benefit of the Lender, the policy or policies listed on Schedule I hereto, any substitutions therefor or conversions thereof, and any supplementary contracts issued in connection therewith (such policies and contracts are hereinafter referred to as the “Policies,” and any and all issuers thereof are hereinafter collectively referred to as the “Insurer”), on the life of the Insured, and all claims, options, privileges, rights, title and interest in and to the Policies, all moneys (including the value of any prepaid premiums and premium deposits) which may now be due or hereafter become due or payable with respect thereto, together with all dividends, benefits and advantages at any time appertaining thereto or derived therefrom, in all cases in an amount not to exceed $3 million.  Without limiting the foregoing, during the term of this Assignment, the Lender shall have the sole right (and the Company shall have no right) to (i) surrender all or any of the Policies and receive the surrender value, if any, thereof (including the value of any prepaid premiums and premium deposits), (ii) obtain one or more loans or advances on all or any of the Policies, either from the Insurer or from anyone else, and pledge or assign all or any of the Policies as security for any such loans or advances under such terms and conditions as may seem proper to the Lender, and (iii) exercise any other right, privilege or option given or reserved to the Insured, beneficiary, assignee or owner under or with respect to all or any of the Policies, in each case without notice to or consent of the Company or anyone else, and such rights of the Lender shall be exercisable at any time and from time to time, including those arising as a result of an Event of Default under (and as defined in) the Loan Agreement shall have occurred and be continuing.  The Company irrevocably agrees (i) that the Insurer may conclusively rely upon a certificate from the Lender stating that an Event of Default has occurred and is continuing and (ii) to give notice to the Lender upon obtaining or acquiring any Policy hereafter and to deliver a copy of all Policies to the Lender promptly upon receipt.

2.             This Assignment is made to secure, and the Policies are to be held as collateral security for, the prompt and complete payment and performance of all obligations and liabilities of the Company, the other Borrowers to the Lender under or in connection with the Loan Agreement, the Notes or any other agreement, instrument or document executed and delivered to the Lender pursuant to the Loan Agreement (including this Assignment), howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, and whether or not arising out of or in connection with this Assignment, the Loan Agreement, the Notes or any other agreement, instrument or document executed and delivered to the Lender thereunder and any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Borrower to the Lender arising under or in connection with any Rate Management Transaction (the obligations and liabilities described above are hereinafter collectively referred to as the “Liabilities”).

3.             The Company hereby irrevocably authorizes and directs the Insurer (i) to pay to the Lender (unless the Lender otherwise directs the Insurer in writing) all moneys (including the value of any prepaid premiums and premium deposits) up to a maximum of $[6/3] million, or such portion thereof as the Lender may request, now due or which may hereafter become due or payable under any of the Policies or by reason of this Assignment, and the Lender may apply all or a portion of such payments received by it to pay the Liabilities in whatever manner or order it determines in its sole discretion and/or hold such proceeds or portion thereof as collateral security for the payment of the Liabilities, and (ii) to otherwise recognize the Lender’s claims to rights hereunder in all respects, without investigating the reason for any action taken by the Lender or the validity or amount of the Liabilities or the existence of any default with respect thereto or the application to be made by the Lender of any amounts to be paid to the Lender. Checks or drafts for all or any part of the sums payable under the Policies and assigned hereunder shall be drawn to the exclusive order of the Lender, except to the extent that the Lender may otherwise direct in writing.

4.             (a)  Upon the occurrence and during the continuance of (i) an Event of Default (as such term is defined in the Loan Agreement) or (ii) any default in the payment of any premium under any Policy which has occurred and is continuing, the Lender may, in addition to all other rights possessed by it, sell any or all of the Policies at public or private sale, without advertisement or demand of any kind upon, but with notice to, the Company or anyone else, and the Lender may itself be a purchaser at any such public sale.  Any such purchaser (including, without limitation, the Lender), and anyone claiming through any such purchaser, shall thereafter hold the Policies purchased absolute and not as collateral security.

(b)           The Assignee further covenants and agrees with the Assignor as follows:

(i)            That any balance of sums received hereunder from the Insurer remaining after payment and satisfaction in full of the Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policies had this Assignment not been executed;

(ii)           That the Assignee will not exercise either the right to surrender the Policies or (except for the purpose of paying premiums) the right to obtain policy loans from the Insurer, until there has been an Event of Default or a failure to pay any premium when due, nor until five (5) days after the Assignee shall have mailed, by first-class mail, to the Assignor at the address last supplied in writing to the Assignee specifically referring to this Assignment, notice of intention to exercise such right; and

5.             The Lender shall have full power to exercise its rights hereunder without the necessity of obtaining any further consents, releases or other instruments from, or giving any notices to, the Company, the Insurer or anyone else, except for any notice expressly provided for herein.  No rights and remedies herein conferred are intended to be exclusive of any other rights or remedies, but every right or remedy shall be cumulative and shall be in addition to every other right and remedy herein conferred, or conferred upon the Lender by any other agreement or instrument or security, or now or hereafter existing at law or in equity or by statute.  No delay on the Lender’s part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

6.             The Lender may, but shall be under no obligation to, pay any premiums or other charges with respect to any or all of the Policies, or any principal of or interest on any loan or advance on or secured by any of the Policies, and any such amounts so paid by the Lender from its own funds shall be Liabilities hereunder and shall be repayable to the Lender by the Company upon demand, and shall accrue interest at the Default Rate (as defined in the Loan Agreement).

7.             THE LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF OR RELATED TO THIS ASSIGNMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN COLUMBUS, OHIO.  FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY THE MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE COMPANY AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION.  THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN COLUMBUS, OHIO, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN COLUMBUS, OHIO HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.             EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS ASSIGNMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS ASSIGNMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9.             The Lender shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Lender by the terms hereof, together with such powers as are incidental thereto.  The Lender may exercise any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

10.           The Lender, or any director, officer or employee of the Lender, shall not be liable for any action taken or omitted to be taken by it, or them, hereunder or in connection herewith, except for its, or their, own gross negligence or willful misconduct.  The Company agrees to reimburse the Lender on demand for all reasonable costs and expenses incurred by the Lender in connection with the administration and enforcement of this Assignment (including reasonable costs and expenses incurred by any agent employed by the Lender) and agrees to indemnify and hold harmless (which indemnification shall survive any termination of this Assignment) the Lender and any such agent, director, officer or employee from and against any and all liability incurred by the Lender or such agent, director, officer or employee hereunder or in connection herewith, unless such liability shall be caused by willful misconduct or gross negligence on the part of the Lender or such agent, director, officer or employee, as the case may be.

11.           This Assignment is subject to all terms and conditions of the Policies and to all superior liens, if any, which the Insurer may have against the Policies.  The Company hereby represents and warrants to the Lender (which warranty shall be deemed remade as of and at the date of each loan made from time to time under the Loan Agreement with the same effect as if made contemporaneously with the making of each loan) that, (i) the Company is the owner of the Policies, (ii) that the Policies are in full force and effect and (iii) the Company’s and the Lender’s interests in the Policies hereunder are free and clear of all liens, claims, charges and encumbrances whatsoever and that no superior liens exist at the date hereof on the part of the Insurer against the Policies or any portion thereof.

12.           The Company covenants and agrees that, so long as this Assignment shall remain in effect, it will not create or permit to exist any other lien, pledge, assignment, charge, claim, encumbrance or security interest on or with respect to the Policies or any portion thereof, nor will it sell, assign, convey, pledge or otherwise dispose of any of its right, title and interest in the Policies or any portion thereof or cancel, surrender, amend or modify the Policies or any portion thereof.

13.           This Assignment shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the Company and its successors and assigns.

14.          All notices or communications hereunder shall be given in the manners specified under Section 11.1 of the Loan Agreement.

15.           THIS ASSIGNMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO.  WHEREVER POSSIBLE EACH PROVISION OF THIS ASSIGNMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS ASSIGNMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS ASSIGNMENT.

16.           No amendment to, modification or waiver of, or consent with respect to, any provision of this Assignment shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender and the Company, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.           The Lender and any of the Lender’s officers, employees, agents or auditors shall have the right at reasonable times after the date hereof to make reasonable inquiries by mail, telephone, telecopy or otherwise to any Person (as such term is defined in the Loan Agreement) with respect to validity and amount or any other matter (including, without limitation, the assertion by the Insurer of claims, offsets and counterclaims) concerning any of the Policies.

18.           The Company hereby expressly waives, with respect to this Assignment, to the extent permitted by applicable law:  (i) notice of the existence or creation or non-payment of all or any of the Liabilities, (ii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except those expressly provided for herein) and (iii) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

19.           No action of the Lender permitted hereunder shall in any way affect or impair the Lender’s rights and the Company’s obligations hereunder.  Each of the Company’s obligations hereunder shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Company.  The Company hereby acknowledges that there are no conditions to the effectiveness of this Assignment.

20.           The Company agrees that, from time to time upon the request of the Lender, the Company will execute and deliver such further documents (including any instruments, financing or continuation statements or other writings reasonably necessary or desirable to maintain the perfection or priority of the Lender’s interest in the

Policies and the proceeds of the Policies under the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction, or any other applicable legal requirements) and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Assignment.

21.           This Assignment shall terminate upon the payment in full in cash of the Liabilities and the termination of the Revolving Credit Commitment.  The Lender shall, at the Assignor’s expense, execute and deliver such termination documents and take such other actions, as the Assignor shall reasonably request, in order to evidence such termination.

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SIGNED AND SEALED as of this 3rd day of October, 2003.

COMPMANAGEMENT, INC.,
an Ohio corporation

By:
Name:
Its:

Attest:

By:
Name:
Its:	Secretary

Accepted as of this
3rd day of October, 2003.

BANK ONE, N.A.

By:	/s/	Mark S. Slayman
Mark S. Slayman, Vice President

ACKNOWLEDGMENT OF ASSIGNMENT

Receipt of the foregoing Assignment is hereby acknowledged and an executed copy of such Assignment is filed at the home office of the undersigned.  No other assignments with respect to the Policies have been filed with the undersigned, other than prior assignments in favor of Bank One, N.A.  The undersigned hereby agrees to provide Bank One, N.A., the assignee of the Policies, with at least 30 days’ written notice prior to any cancellation or lapse of, or change in, any of the Policies.

Dated:

Insurance Company:

By:
Name:
Its:

CONSENT OF INSURED

The undersigned, named insured under the Policies described in Schedule I, hereby consent to the assignment of such Policies as provided in the foregoing Assignment.

Dated: October 3, 2003

/s/ Robert J. Bossart/Jonathan R. Wagner
[ROBERT J. BOSSART/
JONATHAN R. WAGNER]

SCHEDULE I

Insurance

[To be Completed]

EXHIBIT I

[Opinion of Counsel to the Borrowers and the Guarantor]

[See attached]

I-1

EXHIBIT J

DEFINITIONS

“Adjusted Eurodollar Rate” shall mean the rate per annum equal to the following:

Eurodollar Rate

1 - Eurocurrency Liabilities

as adjusted to the next higher 1/16 of one percent.

“Adjusted Eurodollar Term Rate” is defined in Section 3.2(c).

“Affiliate” of a Person shall mean any other Person directly or indirectly controlling, under common control with, or controlled by such Person.  An Affiliate of the Company or the Guarantor shall include any officer, director, or record or beneficial owner of 5% or more of the outstanding capital stock of any class of the Company, as applicable.  For purposes of the definition of Affiliate, “control” when used with respect to any specific Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings relative to the foregoing.

“Agreement” is defined in the preamble.

“Anthem Indebtedness” is defined in Section 9.1.

“Applicable Margin” shall be determined as provided in Section 2.3(d).

“Assignment of Leasehold Interest” is defined in Section 5.4(c).

“Assignment of Life Insurance Policy” and “Assignments of Life Insurance Policies” are defined in Section 5.4(d).

“Balance Sheet” is defined in Section 7.8(a).

“Barron Risk” is defined in the preamble.

“Barron Risk Acquisition” is defined in the recitals hereto.

“Barron Risk Revolving Credit Loan” is defined in the recitals hereto.

“Barron Risk Shares” is defined in the recitals hereto.

“Barron Risk Stock Purchase Agreement” is defined in the recitals hereto.

“Borrower” and “Borrowers” are defined in the preamble.

“Borrower Security Agreement” and “Borrower Security Agreements” are defined in Section 5.4(a).

“Borrowing Date” is defined in Section 2.1.

“Bossart Life Insurance Policies” shall mean one or more life insurance policies issued by a life insurance company reasonably acceptable to the Lender and any supplementary contracts issued in connection therewith, which policies shall have an aggregate unencumbered face value of not less than $6,000,000 upon the life of Robert J. Bossart.

“Business Day” shall mean any day other than Saturdays, Sundays and other legal holidays or days on which the principal office of the Lender is closed.

“Business Year” shall mean a year of 360 days.

“CDSC” is defined in the preamble.

“CHSI” is defined in the preamble.

“CMI” is defined in the preamble.

“CMIMC” is defined in the preamble.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee” is defined in Section 5.1.

“Company” is defined in the preamble.

“Copyright Collateral Agreement” and “Copyright Collateral Agreements” shall mean individually and collectively the Copyright Collateral Agreements between the Borrowers and the Lender executed pursuant to the Copyright Security Agreements.

“Copyright Security Agreement” and “Copyright Security Agreements” are defined in Section 5.4(a).

“CVI” is defined in the preamble.

“Default” shall mean the occurrence of an event which with the giving of notice, passage of time, or both would become an Event of Default.

“Default Rate” “ is defined in Section 5.5.

“Deferred Compensation Payments” shall mean the payments required to be made by the Original Borrowers to their officers and employees pursuant to the Deferred Compensation Plan.

“Deferred Compensation Plan” shall mean the CompManagement, Inc. Deferred Compensation Plan dated December 21, 2000.

“Dublin Lease” means that certain Office Lease dated December 13, 1996 between CMI and Duke Realty Limited Partnership, as more fully described in the Assignment of Leasehold Interest.

“EBITA” shall mean the Company’s consolidated income from operations (plus, to the extent not included in operating income, interest income) before (i) interest expense (adjusted for interest rate swaps and including, without limitation, the interest component of capitalized leases), (ii) taxes, (iii) amortization, (iv) Tax Agreement Payments, (v) Deferred Compensation Payments (including the accrual thereof), (vi) accrual of Incentive Compensation to the extent, if any, such accrual of Incentive Compensation is as a result of payments of the same being blocked under the provisions of the Loan Documents (provided, that the subsequent actual payment of such accrued amounts shall be deducted in determining EBITA (anything in GAAP to the contrary notwithstanding)), (vii) management fees payable to SCC pursuant to the Management Advisory Services Agreement, (viii) gains (and losses) from the sale or disposition of assets outside the ordinary course of business and extraordinary items, (ix) income (and losses) of any Person (other than wholly owned Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest unless received by the Company or one of its Subsidiaries in a cash distribution, and (x) income (and losses) of any Person prior to the date it became a Subsidiary of the Company or was merged into or consolidated with the Company or any of its Subsidiaries.  Notwithstanding anything else in this definition, revenue from the sale or licensing of the Company’s proprietary software shall be included in the calculation of the Company’s EBITA.

“EBITDA” shall mean, for any period, the Company’s EBITA less management fees paid to SCC pursuant to the Management Advisory Services Agreement plus depreciation expense of the Company and each of its Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied.

“Effective Date” is defined in Section 3.2(c).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean each trade or business, including each Borrower and the Guarantor, whether or not incorporated, which together with the Company and/or the Guarantor would be treated as a single employer under Section 4001 of ERISA.

“Eurocurrency Liabilities” means the aggregate of the rates (expressed as a decimal fraction) of reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member of such System.

“Eurodollar Banking Days” shall mean days which are both Business Days and London Banking Days.

“Eurodollar Rate” shall mean with respect to each Interest Period (as hereinafter defined), the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m. City of London, England time on the London Banking Day preceding the date of such Eurodollar Rate Loan as shown on the display designated as “British Bankers Assoc. Interest Settlement Rates” on the Telerate System (“Telerate”), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by the Lender from an alternate substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

“Eurodollar Rate Loan(s)” is defined in Section 2.1.

“Eurodollar Rate Portion” is defined in Section 3.2(c).

“Event of Default” is defined in Section 10.1.

“Existing Borrowers” is defined in the recitals hereto.

“Facility Fee” is defined in Section 5.1.

“Fifth Amendment” is defined in the recitals hereto.

“First Amendment” is defined in the recitals hereto.

“First Restated Notes” is defined in the recitals hereto.

“First Restated Revolving Credit Note” is defined in the recitals hereto.

“First Restated Term Note” is defined in the recitals hereto.

“Fiscal Year” shall mean the Fiscal Year of the Borrowers, the Guarantor and each of their respective Subsidiaries as established from time to time in accordance with the provisions of this Agreement.

“Fixed Charge Coverage Ratio” shall mean the ratio of (i) the sum of the Company’s consolidated EBITDA for the applicable fiscal period minus (without duplication) cash payments of income taxes (including, without limitation Tax Agreement Payments) (the amount of such payments shall be deemed to equal the sum of income tax expense minus (plus) any increase (decrease) in deferred income tax assets plus (minus) any increase (decrease) in deferred income tax liabilities) made in such period plus any gain on the sale of assets during such period minus any loss on the sale of assets during such period plus rental expense with respect to noncapitalized leases during such period minus capital expenditures made during such period, all determined in accordance with GAAP, divided by (ii) without duplication, the sum of the Company’s consolidated Fixed Charges for such period.

“Fixed Charges” means the sum (without duplication), during the applicable fiscal period, of the Company’s consolidated contractually scheduled principal payments of Long-Term Indebtedness for borrowed money payable during such period under the applicable loan documents plus interest expense (including, without limitation, interest expense with respect to capitalized leases) for such period plus rental expense with respect to noncapitalized leases for such period, all determined in accordance with GAAP.

“Fourth Amendment” is defined in the recitals hereto.

“Funded Indebtedness” shall mean, without duplication, the sum of (i) the consolidated Indebtedness of the Borrowers minus (ii) the consolidated total trade liabilities and accrued expenses of the Borrowers minus (iii) Indebtedness of the Borrowers under the Deferred Compensation Plan and the Tax Allocation Agreement minus (iv) accrued incentive compensation expenses.

“GAAP” means generally accepted accounting principles consistently applied.

“Guarantor” is defined in the recitals hereto.

“Guarantor Security Agreement” is defined in Section 5.4(f).

“Guarantor Stock Pledge Agreement” is defined in Section 5.4(g).

“Guaranty” is defined in Section 5.4(e).

“HPAC” means HP Acquisition Corp., a Delaware corporation.

“HPI Merger Agreement” shall mean the Agreement and Plan of Merger dated as of June 8, 2000, among SCC, HPAC and the Company, as amended by (i) a certain First Amendment to Agreement and Plan of Merger dated as of August 14, 2000 and (ii) a certain Second Amendment to Agreement and Plan of Merger dated as of August 23, 2000.

“Incentive Compensation” means any amounts payable to the Management Investors (as such term was defined in the Subordinated Note Purchase Agreement) pursuant to any incentive compensation plan established by the Company or any of its Subsidiaries in respect of the Company’s or any of its Subsidiaries’ actual financial performance measured against budgeted financial performance as set forth in Section 5(c) of the Employment Agreements (as such term was defined in the Subordinated Note Purchase Agreement).

“Indebtedness” as applied to any Person, shall mean all obligations of that Person which are included in clauses (i), (ii), (iii) and (iv) of the definition of Liabilities below, irrespective of whether or not any such obligations also would be included within any other clause of such definition, but including, however, (a) obligations properly treated as capital lease obligations or their equivalent under GAAP, (b) any obligation of such Person or an ERISA Affiliate to a Multiemployer Plan and (c) any indebtedness secured by a lien on a Person’s assets.

“Interest Payment Date” is defined in Section 2.3(b).

“Interest Period”, with respect to any Eurodollar Rate Loan or Eurodollar Rate Portion of the Term Loan, means the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to a Eurodollar Rate Loan or the Effective Date with respect to a Eurodollar Rate Portion, and ending 30, 60, 90, 180 or 360 days thereafter as selected by the Borrowers in their notice of borrowing as provided in Section 2.1 or Section 3.2, as applicable; and

The foregoing provisions relating to Interest Periods are subject to the following:

(a)           any Interest Period with respect to a Eurodollar Rate Loan or a Eurodollar Rate Portion that shall commence on the last London Banking Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Banking Day of the appropriate subsequent calendar month;

(b)           each Interest Period that would otherwise end on a day which is not a London Banking Day shall end on the next succeeding London Banking Day, or, if such next succeeding London Banking Day falls in the next succeeding calendar month, on the next preceding London Banking Day; and

(c)           no Interest Period on a Eurodollar Rate Loan or a Eurodollar Rate Portion may end after the respective maturity date of the Revolving Credit Note or the Term Note, as the case may be.

“Inventory” shall have the meaning provided in the Uniform Commercial Code.

“ISDA Master Agreement” is defined in Section 6.1(a)(viii).

“Landlord Estoppel Certificate” is defined in Section 6.1(a)(vi).

“Leases” shall mean the leases of real property set forth on Schedule 7.5 hereto to which one or more of the Borrowers are a party.

“Lender” is defined in the preamble.

“Letters of Credit” is defined in Section 2.7.

“Liabilities” as applied to any Person shall mean:  (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under bankers acceptances and all obligations of that Person for the principal component of capitalized leases; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined; excluding, however, from the foregoing, obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

“Loan Documents” shall mean collectively this Agreement, the Notes, the Borrower Security Agreements, the Copyright Security Agreements, the Copyright Collateral Agreements, the Stock Pledge Agreements, the Assignment of Leasehold Interest, the Assignments of Life Insurance Policies, the ISDA Master Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Stock Pledge Agreement, the Octagon Investment Property Security Agreement, the Octagon Control Agreement, the UCC financing statements executed by the Borrowers and the Guarantor in favor of the Lender and all of the other agreements, documents and instruments evidencing or securing at any time the Loans or any obligation, contingent or otherwise, whether now existing or hereafter arising, of any Borrower to the Lender or any of its Affiliates arising under or in connection with any Rate Management Transaction.

“Loans” shall mean collectively the Revolving Credit Loans, the Term Loan and the Octagon Interim Term Loan.

“London Banking Days” shall mean days on which transactions are carried out in the London Interbank Market.

“Management Advisory Services Agreement” shall mean the Management Advisory Services Agreement dated as of December 21, 2000, by and among the Original Borrowers and SCC, pursuant to which the Original Borrowers have agreed to pay to the SCC certain management advisory services fees.

“Material Adverse Effect” shall mean (i) a materially adverse effect on the business or financial position, results of operations or prospects of the Company, the Guarantor or CMI, as applicable, and its respective Subsidiaries considered as a whole, (ii) material impairment of the ability of a Borrower or the Guarantor, as applicable, or its respective Subsidiaries to perform, in any material respect, any of its obligations under this Agreement or the other Loan Documents to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Lender under this Agreement.

“MNRMI” is defined in the preamble.

“Multiemployer Plan” shall mean a Plan described in Section 4001(a)(3) of ERISA to which any Borrower, the Guarantor or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Net Worth” shall mean the total of capital stock (less treasury stock), paid in surplus, general contingency reserves, and retained earnings (deficit) of the Company on a consolidated basis, determined in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus.

“Notes” is defined in Section 5.2.

“OBWC” is defined in Section 7.21.

“OBWC Contracts” means those certain contracts, each effective January 1, 1999, respectively by and between (i) CHSI and the OBWC, and (ii) CHSI (as assignee of Community Insurance Company d/b/a/ Anthem Blue Cross/Blue Shield) and the OBWC, together with any successor or subsequent substantially similar agreements, in each case under which CHSI is to provide medical management and cost containment services in connection with the OBWC’s administration of workers’ compensation benefits, each of the foregoing OBWC Contracts as renewed, modified, amended, substituted or replaced from time to time.

“Octagon” is defined in the preamble.

“Octagon Acquisition” is defined in the recitals hereto.

“Octagon Balance Sheet” is defined in Section 7.8(b).

“Octagon Control Agreement” is defined in Section 5.4(h).

“Octagon Interim Term Loan” is defined in Section 4.1.

“Octagon Interim Term Loan Maturity Date” is defined in Section 4.2(d).

“Octagon Interim Term Note” is defined in Section 4.2.

“Octagon Investment Property Security Agreement” is defined in Section 5.4(h).

“Octagon Purchase Price” is defined in the recitals hereto.

“Octagon Shares” is defined in the recitals hereto.

“Octagon Stock Purchase Agreement” is defined in the recitals hereto.

“Original Assignment of Leasehold Interest” is defined in the recitals hereto.

“Original Assignment of Life Insurance Policies” and “Original Assignments of Life Insurance Policies” are defined in the recitals hereto.

“Original Barron Risk Security Agreements” is defined in the recitals hereto.

“Original Barron Risk Stock Pledge Agreement” is defined in the recitals hereto.

“Original Borrower Security Agreement” and “Original Borrower Security Agreements” are defined in the recitals hereto.

“Original Borrowers” is defined in the recitals hereto.

“Original Copyright Security Agreement” and “Original Copyright Security Agreements” are defined in the recitals hereto.

“Original Guarantor Assignment of Life Insurance Policies” is defined in the recitals hereto.

“Original Guarantor Security Agreement” is defined in the recitals hereto.

“Original Guarantor Stock Pledge Agreement” is defined in the recitals hereto.

“Original Guaranty” is defined in the recitals hereto.

“Original Intercreditor Agreement” is defined in the recitals hereto.

“Original ISDA Master Agreement” is defined in the recitals hereto.

“Original Loan Agreement” is defined in the recitals hereto.

“Original Loan Documents” is defined in the recitals hereto.

“Original Notes” is defined in the recitals hereto.

“Original Revolving Credit Commitment” is defined in the recitals hereto.

“Original Revolving Credit Note” is defined in the recitals hereto.

“Original Stock Pledge Agreement” and “Original Stock Pledge Agreements” are defined in the recitals hereto.

“Original Term Note” is defined in the recitals hereto.

“Original Trigon Security Agreements” is defined in the recitals hereto.

“Original Trigon Stock Pledge Agreements” is defined in the recitals hereto.

“PBGC” shall mean the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Liens” is defined in Section 9.2.

“Person” shall mean a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Plan” shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of any Borrower, the Guarantor or any ERISA Affiliate, and any such plan no longer maintained by any

Borrower, the Guarantor or any of its ERISA Affiliates to which any Borrower, the Guarantor or any of their ERISA Affiliates has made or was required to make any contributions within any of the preceding five years.

“Prime Rate” shall mean on any day the per annum rate published or announced by the Lender from time to time as its prime rate, which may not be the Lender’s lowest rate.

“Prior Revolving Credit Loans” is defined in the recitals hereto.

“Prior Term Loan” is defined in the recitals hereto.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and the Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

“Revolving Credit Commitment” is defined in Section 2.1.

“Revolving Credit Loan” is defined in Section 2.1.

“Revolving Credit Note” is defined in Section 2.2.

“St. Paul” is defined in the recitals hereto.

“SCC” shall mean Security Capital Corporation, a Delaware corporation.

“Second Amendment” is defined in the recitals hereto.

“Second Restated Notes” is defined in the recitals hereto.

“Second Restated Revolving Credit Note” is defined in the recitals hereto.

“Second Restated Term Note” is defined in the recitals hereto.

“Sixth Amendment” is defined in the recitals hereto.

“State” shall mean the State of Ohio.

“Stock Pledge Agreement” and “Stock Pledge Agreements” are defined in Section 5.4(b).

“Subordinated Indebtedness” shall mean all Indebtedness of the Borrowers that is subordinated to all Indebtedness now or hereafter owed by the Borrowers to the Lender on specific terms and conditions satisfactory to, and approved in writing by, the Lender.

“Subordinated Lender” is defined in the recitals hereto.

“Subordinated Note” is defined in the recitals hereto.

“Subordinated Note Purchase Agreement” shall mean the Senior Subordinated Note Purchase Agreement dated as of December 21, 2000 among the Guarantor, as borrower, the Original Borrowers, as guarantors, and the Subordinated Lender, as purchaser.

“Subsidiary” of a corporation shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is directly or indirectly owned by such corporation or by such corporation and any of its Subsidiaries taken together.

“Tax Agreement Payments” shall mean payments made by the Borrowers, the Guarantor or their respective Subsidiaries to SCC pursuant to the Tax Allocation Agreement; provided, however, that in no event shall the amount of such payments by the Borrowers, the Guarantor and their respective Subsidiaries under such agreement with respect to any Fiscal Year exceed the aggregate dollar amount of income taxes that such entities would have paid with respect to such Fiscal Year had they filed consolidated income tax returns, including no other Person (for avoidance of doubt, in calculating such amount the amount of any Tax Agreement Payments shall be excluded (i.e., shall not be considered an expense)).

“Tax Allocation Agreement” means the Tax Allocation Agreement dated December 21, 2000 among SCC, the Guarantor and the Borrowers, as amended from time to time with the prior written consent of the Lender.

“Term Loan” is defined in Section 3.1.

“Term Note” is defined in Section 3.2.

“Third Amendment” is defined in the recitals hereto.

“Total Debt Service” means all principal payments, interest payments (after taking into account hedging arrangements and including, without limitation, the interest component of capitalized leases), letter of credit fees and reimbursements, capital lease payments and repayments of the Anthem Indebtedness (all without duplication) due and payable during the relevant fiscal period for which such calculation is being made.

“Transaction Documents” is defined in Section 9.21.

“Trigon” is defined in the recitals hereto.

“Trigon Stock Purchase Agreement” is defined in the recitals hereto.

“2003 Merger” is defined in Section 8.19.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as adopted in the State, as amended from time to time.

“Unused Commitment” is defined in Section 5.1.

“Variable Rate Loan(s)” is defined in Section 5.1.

“Variable Rate Portion” is defined in Section 3.2(b).

“Variable Term Rate” is defined in Section 3.2(b).

“Wagner Life Insurance Policy” shall mean a life insurance policy issued by a life insurance company reasonably acceptable to the Lender and any supplemental contracts issued in connection therewith, which policy shall have an unencumbered face value of not less than $3,000,000 upon the life of Jonathan R. Wagner.